As filed with the Securities and Exchange Commission on April 17, 2023
File No. 333-261580

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY
(Exact Name of Registrant)

Nebraska	6300	470221457
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1221 N Street, Suite 200,
Lincoln, Nebraska 68508
(800) 525-9287
(Address and Phone Number of Registrant’s Principal Executive Office)

ERIK BRAUN
LINCOLN BENEFIT LIFE COMPANY
1221 N Street, Suite 200
Lincoln, NE 68508
1-800-525-9287
(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Everlake Distributors, L.L.C., formerly Allstate Distributors, L.L.C., serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. Everlake Distributors, L.L.C. is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. Everlake Distributors, L.L.C. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by Everlake Distributors, L.L.C. are described in the notes to the insurer financial statements, under the heading “Broker-Dealer Agreements.” The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

Market Value Adjusted Fixed Account under Certain Variable Annuity Contracts Issued by Lincoln Benefit Life Company
Lincoln Benefit Life Company
Street Address: 5801 SW 6th Ave., Topeka, KS 66606-00001
Mailing Address: P.O. Box 758561, Topeka, KS 66675-8561
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated May 1, 2023

Lincoln Benefit Life Company (“LBL” or the “Company”) issues the market value adjusted Fixed Account Options (the "Guaranteed Maturity Fixed Account Options”) described in this prospectus. The Guaranteed Maturity Fixed Account Options are available only under the following variable annuity contracts that we offer: The LBL Consultant I Variable Annuities ("Consultant I"), the LBL Consultant II Variable Annuities ("Consultant II") and the LBL Premier Planner Variable Annuities ("Premier Planner" and collectively with Consultant I and Consultant II, the "Contracts," and each a "Contract"). None of those Contracts currently is offered for new sales. However, under outstanding Contracts you may be able to make additional purchase payments, and allocate additional purchase payments or amounts of Contract Value to the Guaranteed Maturity Fixed Account Option.

This prospectus is not your contract, although this prospectus provides a description of the material features of the Guaranteed Maturity Fixed Account Option under your Contract. The description of the Guaranteed Maturity Fixed Account Options' material features are current as of the date of this prospectus. If certain material provisions of the Guaranteed Maturity Fixed Account Options are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.

The principal underwriter for all of the Contracts is Everlake Distributors, L.L.C., formerly Allstate Distributors, L.L.C. Everlake Distributors, L.L.C. is a registered broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority. Everlake Distributors, L.L.C. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

Please read and keep this Prospectus for future reference. You should carefully read this prospectus in conjunction with any applicable supplements before taking any action involving the Guaranteed Maturity Fixed Account Option. This Prospectus supersedes all prior prospectuses. Also, this Prospectus must be read along with the appropriate variable annuity contract prospectus. This Prospectus is in addition to the appropriate variable annuity contract prospectus. All information in the appropriate variable annuity contract prospectus continues to apply unless addressed by this Prospectus.

IMPORTANT NOTICES
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed on the accuracy or the adequacy of this prospectus. Anyone who tell you otherwise is committing a federal crime.

The contracts of which the Guaranteed Maturity Fixed Account Option is a part may have been distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the contracts and the Guaranteed Maturity Fixed Account Option are not deposits or obligations of, or guaranteed by such institutions or any federal regulatory agency. Investment in the Guaranteed Maturity Fixed Account Option involves investment risks, including possible loss of principal. See "Risks Related to the Guaranteed Maturity Fixed Account Option."

This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

The Contracts and the Guaranteed Maturity Fixed Account Option are not FDIC insured.
The Guaranteed Maturity Fixed Account Option may not be available in all states.

Summary: This section tells you about Lincoln Benefit Life Company and describes the Guaranteed Maturity Fixed Account Options, including expense detail and risks related to investing in the contracts.

Who is Lincoln Benefit Life Company?

Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation (“HoldCo”), which is a wholly-owned subsidiary of LBL HoldCo, Inc., a Delaware corporation (“HoldCo Parent”). HoldCo Parent is a wholly-owned subsidiary of Guaranty Income Life Insurance Company (“GILICO”), an Iowa-domiciled insurance company.

We are authorized to conduct life insurance and annuity business in the District of Columbia, U.S. Virgin Islands and all states except New York. We intend to offer the Guaranteed Maturity Fixed Account Option under variable annuity contracts in those jurisdictions in which we are licensed.

The Contracts offer several investment alternatives, which, depending on the Contract, generally include various variable sub-accounts ("Sub-Accounts") of Lincoln Benefit Life Variable Annuity Account ("Variable Account"), and Fixed Account Options such as the Guaranteed Maturity Fixed Account Options described in this prospectus.

The Variable Account and the Sub-Accounts are segregated asset accounts of the Company. The assets of each Sub-Account of the Variable Account are invested in the shares of an underlying mutual fund ("Portfolios"). Values allocated under your Contract to the Variable Account and the amount of Variable Annuity payments under your Contract will rise and fall with the values of shares of the Portfolios and are also reduced by applicable Contract charges. You bear the risk of investment performance of the Portfolios. Please refer to the appropriate variable annuity contract and variable annuity contract prospectus for more information regarding the investment options available under your Contract, the Variable Account and the Sub-Accounts, and any applicable contract charges.

This prospectus describes the Guaranteed Maturity Fixed Account Options available under the Contracts. The Guaranteed Maturity Fixed Account Options is part of our General Account. Our General Account consists of general assets other than those in segregated asset accounts, such as the Variable Account and Sub-Accounts. We have sole discretion to invest the assets of the General Account, subject to applicable law. Any money you allocate to the Guaranteed Maturity Fixed Account Options does not entitle you to share in the investment experience of the General Account. Contract Values allocated to the Guaranteed Maturity Fixed Account Options are subject to the Company's financial strength and claims-paying ability. The Guaranteed Maturity Fixed Account Options involves risks. See "Risks Related to the Guaranteed Maturity Fixed Account Options." See also “Appendix II: Information with Respect to the Registrant” below for additional information about the Company, including its financial statements.

Important Terms
LBL (or the Company) – Lincoln Benefit Life Company, the issuer of the variable annuity contracts under which the Guaranteed Maturity Fixed Account Option is available.

Contracts – The LBL Consultant I Variable Annuity, the LBL Consultant II Variable Annuity and the LBL Premier Planner Variable Annuity variable annuity contracts issued by LBL under which the Guaranteed Maturity Fixed Account Option is available.

Contract Value - During the accumulation phase, the sum of the value of your interest in the variable sub-accounts you have selected, plus your value in the fixed account option(s) offered by your Contract, including the Guaranteed Maturity Fixed Account Option.

Guarantee Period - A period of years during which we guarantee payments and transfers to your Contract earn interest at a specified rate.

Income Plan - A series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date.

Market Value Adjustment - A calculation we apply to reflect changes in interest rates from the time you first allocate money to an Guaranteed Maturity Fixed Account Option to the time the money is taken out of that Guaranteed Maturity Fixed Account Option under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.

Guaranteed Maturity Fixed Account Option or Guaranteed Maturity Fixed Account Options - A Market Value Adjusted Fixed Account Option or Guarantee Periods available under the Contracts.

Payout Start Date - The day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 99th birthday, or the 10th Contract Anniversary, if later.

Settlement Value - The amount payable on a full withdrawal of Contract Value.

Treasury Rate - the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available, then we will use an alternate source for such information in our discretion.

Expenses
There is no charge that applies specifically to the Guaranteed Maturity Fixed Account Option. However, certain charges under certain base variable annuity contracts and riders added to the base contract are based on (i) the Contract Value, which includes the value held in the Guaranteed Maturity Fixed Account Option, or (ii) net premiums, including premiums allocated to the Guaranteed Maturity Fixed Account Option. With respect to the Consultant I and Premier Planner, these may include Withdrawal charges. Please refer to the appropriate variable annuity contract for more information as to these charges.

Description of the Guaranteed Maturity Fixed Account Options
Guaranteed Maturity Fixed Account Option. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-457-7617.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1.take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or
2.allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or
3.instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or
4.withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge (except with respect to the Consultant II Contract), but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.
Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

Market Value Adjustment. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the risk associated with changes in interest rates on amounts allocated to the Guaranteed Maturity Fixed Account Option. If interest rates have increased since the establishment of a Guarantee Period, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes and income tax withholdings could reduce the amount you receive upon a full withdrawal from a Guarantee Period to an amount less than the purchase payment use to establish that Guarantee

Period. See “Risks Related to the Guaranteed Maturity Fixed Account Option.”

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1.For Consultant I and Premier Planner, when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, and for Consultant II, when you withdraw funds from the Guaranteed Maturity Fixed Account Option;
2.when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;
3.when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;
4.when you annuitize your Contract; and
5.when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:
1.it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;
2.you make a withdrawal to satisfy the IRS’ required minimum distribution rules for this Contract; or
3.it is a transfer that is part of a Dollar Cost Averaging program.
The formula for calculating Market Value Adjustments is set forth in Appendix I to this prospectus, which also contains additional examples of the application of the Market Value Adjustment as it applies to each of the Contracts. This formula primarily compares:
1.the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and
2.the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.
Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix I to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

Distribution of the Contracts

The Guaranteed Maturity Fixed Account Option is available only under certain variable annuity contracts issued by LBL, as identified above. Information about the arrangements for distributing the variable annuity contracts is included under “Distribution” in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus. All of that information applies, regardless of whether you choose to allocate Contract Value to the Guaranteed Maturity Fixed Account Option, and there is no additional plan of distribution or sales compensation with respect to the Guaranteed Maturity Fixed Account Option. Also as described in the appropriate variable annuity contract prospectus, the principal underwriter and distributor for all of the Contracts is Everlake Distributors, LLC ("Everlake Distributors"), formerly known as Allstate Distributors, L.L.C., a wholly-owned subsidiary of Everlake Life, formerly known as Allstate Life. Everlake Distributors is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act") and is a member of FINRA. The underwriting agreement with Everlake Distributors provides that we will reimburse Everlake Distributors for any liability to Contract owners arising out of services rendered or Contracts issued.

Risks Related to the MVA Fixed Account

Reliance on the Company's Financial Strength and Claims-Paying Ability. The Company's general obligations such as insurance and annuity obligations and any guaranteed benefits under the Contracts (including Guarantee Periods) are supported by our General Account and are subject to the Company's claims-paying ability. The Guaranteed Maturity Fixed Account Options is part of our General Account. Our General Account consists of our general assets other than those in segregated asset accounts. An Owner should look to the financial strength of the Company for its claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. For more information about the Company, including our financial statements and risks related to the Company and its industry, see Appendix II.

Withdrawals and transfers may be subject to Market Value Adjustment. Withdrawals and transfers from Guaranteed Maturity Fixed Account Options may be subject to a Market Value Adjustment as set forth in the applicable Contract's prospectus. A Market Value Adjustment may also apply to amounts in the Guaranteed Maturity Fixed Account Options if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Guaranteed Maturity Fixed Account Options expires. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. See also "Market Value Adjustment Risk" below.

Market Value Adjustment Risk. A Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase from the first day of a Guarantee Period, the Market Value Adjustment could reduce the value of your investment to an amount that is less than the amount you invested in a Guarantee Period. Your losses could be significant.

Declared Interest Rate Risk. We may declare new interest rates for new Guarantee Periods. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your representative or Lincoln Benefit at 1-800-457-7617.

Additional Information

Experts

The consolidated financial statements of Lincoln Benefit Life Company at December 31, 2022, 2021, and for each of the three years then ended December 31, 2022, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Legal Matters

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Everlake Life Insurance Company ("ELIC"), formerly Allstate Life. ELIC entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with Zinnia, formerly SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby Zinnia provides certain business process outsourcing services with respect to the Contracts. Zinnia may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2022, consisted of the following: Donnelley Financial Solutions, formerly an RR Donnelley company (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; O'Neil Digital Solutions, LLC (printing services) located at 3100 E Plano Pkwy Plano, TX, 75074-7423; TierPoint, LLC (disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; Broadridge Customer Communications Central, LLC (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108; NTT Data, Inc. (offshore, onshore, and nearshore) information and technology infrastructure support; application development, and application maintenance and support and staff augmentation) located at 7950 Legacy Drive, Suite 900, Plano, TX 75024.

In administering the Contracts, the following services are provided, among others:
•maintenance of Contract Owner records;
•Contract Owner services;
•calculation of unit values;
•maintenance of the Variable Account; and
•preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758543, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

Reliance on Rule 12h-7

Rule 12h-7 under the Exchange Act exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The Guaranteed Maturity Fixed Account Options described in this prospectus fall within the exemption provided under Rule 12h-7. The Company will rely on the exemption provided under Rule 12h-7 and will not file reports under the Exchange Act.

Appendix I: Market Value Adjustment Examples

Consultant I Variable Annuities

Purchase Payment:	$40,000.00
Guarantee Period:	5 years
Guaranteed Interest Rate:	5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase Payment:	6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the “Summary of Expenses.” In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.
Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:
(a) the greater of:
• earnings not previously withdrawn; or
• 15% of your total Purchase Payments in the most recent seven years; plus
(b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% ×
$40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

.9 × (I - J) × N
where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the
Guarantee Period;
J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and
N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.
We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant
Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market
Value Adjustment.

Example of a Downward Market Value Adjustment:

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .065) × 4 = -.0180
The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:
$ - 648.00 = -.0180 × ($42,000.00 - $6,000.00)
A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:
$2,520.00 = 7% × (40,000.00 - $4,000.00)
As a result, the net amount payable to you would be:
$38,832.00 = $42,000.00-$648.00 - $2,520.00

Example of an Upward Market Value Adjustment:

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .055) × 4 = .0180
The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:
$648.00 = .0180 × ($42,000.00 - $6,000.00)
As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:
$2,520.00 = 7% × ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:
$40,128.00 = $42,000.00 + $648.00 - $2,520.00

Example of a Partial Withdrawal:

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.
For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and
Withdrawal Charge would be calculated as follows:
Let: AW = the total amount to be withdrawn from your Contract Value
MVA = Market Value Adjustment
WC = Withdrawal Charge
AW’ = amount subject to Market Value Adjustment and Withdrawal Charge
Then AW -$20,000.00 = WC - MVA
Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW’), which equals AW - $6,000.00. Then, AW =
AW’ + $6,000, and AW’ + $6,000.00 - $20,000.00 = WC - MVA.

MVA	=	-.018 x AW'
WC	=	.07 x AW'
WC - MVA	=	.088AW'
AW' - $14,000.00	=	.088AW'
AW'	=	$14,000.00 / (1 - .088) = $15,350.88
MVA	=	-.018 x $15,350.88 = - $276.32
WC	=	.07 x $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88
You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and
the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.
If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:
By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW'	=	amount that MVA & WC are applied to
	=	amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 = $14,000.00
MVA	=	-.018 x $14,000.00 = - $252.00
WC	=	.07 x $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00.
Your remaining Contract Value would be $22,000.00.
Example of Free Withdrawal Amount
Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed
Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 × .15 = $6,000.00).

Consultant II Variable Annuities

Purchase Payment:	$40,000.00
Guarantee Period:	5 years
Guaranteed Interest Rate:	5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase Payment:	6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the “Summary of Expenses.” In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.
Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The formula that we use to determine the amount of the Market Value Adjustment is:

.9 × (I - J) × N
where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the
Guarantee Period;
J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and
N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.
We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant
Guarantee Period.

Example of a Downward Market Value Adjustment:

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .065) × 4 = -.0180
The Market Value Adjustment is a reduction of $756.00 from the amount withdrawn:
$ - 756.00 = -.0180 × $42,000.00
As a result, the net amount payable to you would be:
$41,244.00 = $42,000.00-$756.00

Example of an Upward Market Value Adjustment:

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .055) × 4 = .0180 (1)
The Market Value Adjustment would increase the amount withdrawn by $756.00, as follows:
$756.00 = .0180 × $42,000.00

(1) Actual calculation utilizes ten decimal places.

Example of a Partial Withdrawal:

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.
For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, we would perform the following calculations:

Let:	A	=	the amount to be withdrawn from your Contract Value; and
	B	=	the amount of the applicable Market Value Adjustment
Then	A+B	=	$20,000.00

-.0180 x A = B
A = $20,000.00/(1-.0180) = $20,366.60

Accordingly, we would pay you $20,000.00 and subtract $20,366.60 from your Contract Value. The Market Value Adjustment would be a subtraction of $366.60.
If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, we would perform the following calculations:

Let:	A	=	the amount to be paid to you; and
	B	=	the amount of the applicable Market Value Adjustment
Then $20,000.00 + B = A

-.0180 X $20,000.00 = $-360.00 = B
and A = $20,000.00 - $360.00 = $19,640.00
Accordingly, we would pay you $19,640.00 and subtract $20,000.00 from your Contract Value. The Market Value Adjustment would be a subtraction of $360.00.

Premier Planner Variable Annuities

Purchase Payment:	$40,000.00
Credit Enhancement:	1,600.00
Guarantee Period:	5 years
Guaranteed Interest Rate:	5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase Payment:	6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the “Summary of Expenses.” In these examples, the withdrawal occurs one year after (in the second Contract Year) the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.
Assuming that the entire $40,000.00 Purchase Payment and $1,600.00 Credit Enhancement are allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $53,093.31. After one year, when the withdrawals occur in these examples, the Contract Value would be $43,680.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:
(a) the greater of:
• earnings not previously withdrawn; or
• 15% of your total Purchase Payments in the most recent seven years; plus
(b) an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent eight years ($6,000.00 = 15% ×
$40,000.00) is greater than the earnings not previously withdrawn ($3,680.00). (b) equals $0, because all of the Purchase Payments were made less than eight years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

.9 × (I - J) × N
where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the
Guarantee Period;
J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and
N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.
We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant
Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market
Value Adjustment.

Example of a Downward Market Value Adjustment:

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .065) × 4 = -.0180
The Market Value Adjustment is a reduction of $678.24 from the amount withdrawn:
$ - 678.24 = -.0180 × ($43,680.00 - $6,000.00)

A Withdrawal Charge of 7% (assuming the Withdrawal occurs at the start of the second Contract year) would be assessed against the Purchase Payments withdrawn that are less than eight years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00).

Therefore, the Withdrawal Charge would be:
$2,637.60 = 7% × (40,000.00 - $2,320.00)
As a result, the net amount payable to you would be:
$40,364.16 = $43,680.00-$678.24 - $2,637.60

Example of an Upward Market Value Adjustment:

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .055) × 4 = .0180
The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:
$678.24 = .0180 × ($43,680.00 - $6,000.00)
As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00). Therefore, the Withdrawal Charge would be:
$2,637.60 = 7% × ($40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:
$41,720.64 = $43,680.00 + $678.24 - $2,637.60

Example of a Partial Withdrawal:

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.
For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and
Withdrawal Charge would be calculated as follows:
Let: AW = the total amount to be withdrawn from your Contract Value
MVA = Market Value Adjustment
WC = Withdrawal Charge
AW’ = amount subject to Market Value Adjustment and Withdrawal Charge
Then AW - $20,000.00 = WC - MVA
Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW’), which equals AW - $6,000.00. Then, AW = AW’ + $6,000, and AW’ + $6,000.00 - $20,000.00 = WC - MVA.

MVA	=	-.018 x AW'
WC	=	.07 x AW'
WC - MVA	=	.088AW'
AW' - $14,000.00	=	.088AW'
AW'	=	$14,000.00 / (1 - .088) = $15,350.88
MVA	=	-.018 x $15,350.88 = - $276.32
WC	=	.07 x $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88
You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and
the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.
If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:
By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW'	=	amount that MVA & WC are applied to
	=	amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 = $14,000.00
MVA	=	-.018 x $14,000.00 = - $252.00
WC	=	.07 x $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00.
Your remaining Contract Value would be $22,000.00.
Example of Free Withdrawal Amount
Assume that in the foregoing example, after four years $10,565.06 in earnings; including the Credit Enhancement had been credited and that the Contract Value in the Fixed Account equaled $50,565.06. In this example, if no prior withdrawals have been made, you could withdraw up to $10,565.06 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $10,565.06, because the interest credited ($10,565.06) is greater than 15% of the Total Purchase Payments in the most recent eight years ($40,000.00 × .15 = $6,000.00).

APPENDIX II. INFORMATION ABOUT LINCOLN BENEFIT LIFE COMPANY

Risk Factors Associated with Lincoln Benefit Life and its Industry
LINCOLN BENEFIT LIFE RISK FACTORS
This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially and adversely affect the Company’s financial condition.
Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our financial condition depends in part on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts. The prices and expected future profitability of our life insurance, deferred annuity and long-term care products are based in part upon assumptions related to persistency. Economic and market dislocations may occur and future consumer persistency behaviors could vary materially from the past. The effect of persistency on profitability varies for different products. For example, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions, which could negatively impact the Company’s financial condition and cash flow. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by actual results differing from assumptions by changes in estimates, and by changes resulting from implementing new systems and procedures that facilitate the calculation of more precise estimates. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business, which in turn could adversely affect our financial condition.

Changes in reserve estimates may adversely affect our operating results.
We establish and hold reserves to pay future policy benefits and claims. The reserve for policy benefits is computed on a prescribed basis. Our reserves do not represent an exact calculation of liability, but rather are actuarial or statistical estimates based on data and models that include many assumptions and projections, which are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of these reserves and the underlying assumptions. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits, claims and expenses or whether the assets supporting our policy liabilities, together with future premiums, will grow to the level assumed prior to the payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could materially and adversely affect our cash flow, results of operations and financial condition.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products and may adversely impact investment income.
We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads.
Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of creditworthiness and/or risk tolerance. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of changes in interest rates, adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities in our investment portfolio. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period, which in turn could materially and adversely affect our cash flow, results of operations and financial condition.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium or investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields.
Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. This process may lead to a flow of cash out of our business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business. Additionally, an increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.
Certain of our products include guaranteed benefits. These guarantees are designed to protect contractholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income. We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations.
Furthermore, we are subject to the risk that changes in contractholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, cash flow, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.
To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business, which could materially and adversely effect our financial condition, cash flow and results of operations.

Changes in tax laws and the interpretations thereof may decrease the profitability of our products and could adversely affect the Company.
The U.S. Congress has, from time to time, considered legislation that could increase or adversely impact the manner of taxing the products the Company sells and of calculating the amount of taxes paid by life insurance companies or other corporations, including the Company.
The attractiveness to the Company’s customers of many of the Company’s products may be due, in part, to favorable tax treatment. Current U.S. federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by the holders of life insurance and annuity products. Taxes, if any, are payable generally on income attributable to a distribution under the contract for the year in which the distribution is made. Congress has, from time to time, considered legislation that could have the effect of reducing or eliminating the benefit of such income tax deferral of taxation or otherwise affect the taxation of life insurance or annuity products. As a result, demand for certain of the Company’s life insurance and annuity products that offer income tax deferral could be negatively impacted. To the extent that legislation is enacted in the future to reduce the tax deferred status of life insurance or annuity products, limit the exclusion of death benefits from income, or reduce the taxation of competing products, all life insurance companies, including ours, could be adversely affected. Likewise, reductions in individual tax rates could reduce the attractiveness of tax deferral to the Company’s potential customers.
The Company’s taxes could increase as a result of changes in laws or regulations or in the interpretation of applicable tax laws and regulations. Furthermore, the value of deferred tax assets could be affected by the Company’s future earnings levels. There is a risk that the current administration could change rates or laws and negatively impact the Company’s earnings.
Regulations defining fiduciary could cause some changes to the manner in which we deliver products and services, as well as changes in the nature and amount of compensation and fees.
The Department of Labor, the Securities and Exchange Commission and the National Association of Insurance Commissioners (“NAIC”) have announced proposals to develop fiduciary standards that would apply to recommendations made by certain financial advisors. Furthermore, several states have either issued their own fiduciary rules or are considering doing so and those rules may extend to certain types of products (e.g. insurance and annuities, financial planning, etc.) or may broadly cover all recommendations made by financial advisors.
Additionally, self-regulatory bodies such as the Certified Financial Planner Board are developing a fiduciary standard that would apply to their members, such as financial advisors who hold a Certified Financial Planner designation.

Depending on the span and substance of any fiduciary rules and regulations and timing of their applicability, the scope of any implementation should not materially impact the way we compensate our advisors, particularly with respect to our closed block annuity business. However, compliance with prohibited transactions exemptions, when fully phased in, would likely require additional supervision with the possibility of overlapping or competing requirements from other regulators and increase litigation risk, all of which could adversely impact our business, results of operations and/or financial condition.

The Company is dependent on the performance of others.
The Company relies on third parties to provide various services that are important to our business operations. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities, including but not limited to the administration of our contractholders’ activities or the management of our invested assets on a day-to-day basis. If a third party fails to perform its obligations or acts inappropriately with respect to the Company or its products, it could materially adversely affect the Company’s financial condition, results of operations and cash flows. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company, including due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.
Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with statutory accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below our expectations.

We may be unable to retain our highly qualified employees.
Our business depends on our ability to attract, motivate and retain highly skilled and often highly specialized technical, actuarial, managerial and executive personnel, and there is no assurance that we will be able to do so. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations and internal controls could be materially adversely affected if we are unsuccessful in recruiting and retaining highly qualified employees.

Risks Relating to Investments
The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.
In determining fair values, we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly, which could materially and adversely affect our cash flows.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.
Our investment portfolio is and may in the future be concentrated in a certain industry, collateral type, group of related industries, geographic sector or risk type. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Debt securities by Industry” and “— Commercial Mortgage Loans.” Any such current or future concentrations could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of other-than-temporary-impairments of our investments is subjective and could materially impact our operating results and financial condition.
The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Defaults or deteriorating credit of securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.
Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future, and could materially adversely affect our cash flow, results of operations and financial condition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Commercial Mortgage Loans.”

Our investment strategies may not adequately protect against adverse developments in the financial markets.
While our investment management strategies are designed to protect asset value even in challenging market conditions, the Company cannot guarantee that such strategies would be successful, especially if there are unexpected developments in the financial markets. Slowing of global growth, tightening monetary policy in the
U.S. and increasing political uncertainty remain key challenges for markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include corporate bonds, privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Uncertainty relating to the potential phasing out of LIBOR after 2021 may adversely affect the value of the Company’s investment portfolio, the value of embedded derivatives and the Company’s ability to issue funding agreements.

Regulators and law enforcement agencies in the UK and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (“BBA”) in connection with the calculation of the daily London InterBank Offered Rate (“LIBOR”) may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the UK Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR quotes after 2021. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including those held in the Company’s investment portfolio or used in the valuation of certain embedded derivatives. However, for U.S. dollar LIBOR, it now appears that the relevant date may be deferred to June 30, 2023 for the most common tenors (overnight and one, three, six and 12 months). An extension to 2023 would mean that many legacy U.S. dollar LIBOR contracts would terminate before related LIBOR rates cease to be published. However, regulators have emphasized that despite any continued publication of U.S. dollar LIBOR through June 30, 2023, no new contracts using U.S. dollar LIBOR should be entered into after December 31, 2021. Although the foregoing may provide some sense of timing, there is no assurance that LIBOR, of any particular currency and tenor, will continue to be published until any particular date.

Following the discontinuation of LIBOR, many of the Company’s investments may reset to an alternative rate. Such reset could adversely affect the Company’s current asset liability strategies. The establishment of alternative reference rates or implementation of any other potential changes relating to LIBOR phase-out may adversely affect the Company’s reserves, net investment income and cost of capital. The Company is continuing to evaluate the potential impact of the potential LIBOR transition and the establishment of an alternative rate, and the Company cannot predict what impact any such changes may have on the Company’s business, results of operations and financial condition.

Risks Relating to the Insurance Industry
Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.
Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business.
Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over
U.S.fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could also adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our contractholders may choose to defer paying insurance premium or stop paying insurance premiums altogether. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.
Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.
We are involved in various legal actions in the ordinary course of business, the results of which we cannot predict with certainty. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations and books and record examinations from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations, could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments. The Company may incur substantial defense costs, settlements or judgments in any such future claims or actions, which could adversely affect the Company’s business and results of operations.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.
As an insurance company, we are subject to extensive laws and regulations.

The extent of regulation varies, but generally the Company is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things, standards of minimum capital requirements and solvency, including risk-based capital measurements, restrictions on certain transactions, licensing status, reserving, payment of policy benefits, etc. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, sometimes lead to additional expense for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.

Regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company.
Failure of the Company to maintain its licenses in each jurisdiction could have a material adverse effect on our results of operations or financial condition.

As an insurance company with separate accounts that are regulated as investment companies, we are also subject to laws and regulations administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Failure to comply with these laws and regulations could result in material fines or other penalties, as well as unexpected costs in remedying any such failure. In addition, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue. Further, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue, result in material fines or penalties or increased costs, which could in turn negatively impact our financial condition, cash flow and results of operations.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.
Over the last decade, the federal government enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

As the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. Regulatory reforms and legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business.

The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.
Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for contractholder or policyholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.

Reinsurance may be unavailable at current levels and prices.
Market conditions beyond our control impact the availability and cost of the reinsurance we secure to lessen our risk with respect to the contracts and policies we have issued. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. We review retention limits for continued appropriateness and they may be changed in the future.
Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs or, ultimately, reinsurers unwilling to offer coverage. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.
The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. While we aim to avoid overexposure by entering into reinsurance agreements with varied counterparties, the liabilities for certain products, including the Contracts, are reinsured exclusively to one or a small group of reinsurers. Our inability to collect a material recovery from one or more reinsurers could have a material adverse effect on our operating results, financial condition and cash flows.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.
In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, satisfy statutory capital requirements and meet liquidity needs may be limited. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the capital markets.

A downgrade or a potential downgrade in our financial strength or credit rating could result in a loss of business and materially affect our financial condition and results of operations.
Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder obligations and can be important to maintaining public confidence in our products and our competitive position.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including certain members in the insurance industry, NRSROs continue to implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these reforms may also increase our minimum capital requirements.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

The occurrence of a catastrophe, including the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.
Any catastrophic event, such as the continued threat of terrorism within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by the continued threat of terrorism. Additionally, a terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.
Climate change may adversely affect our results of operations and financial condition.

Global climate change could have an impact on our investment portfolio resulting in realized or unrealized losses which could have a material financial impact on the Company. Additionally, there could be social and/or regulatory impacts in response to climate change which could have a material financial impact on the Company.

Changes in accounting standards issued by standard-setting bodies may adversely affect our results of operations and financial condition.
Our financial statements are subject to the application of statutory accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.
Any changes in the method of calculating reserves for our life insurance and annuity products under statutory accounting principles may result in increased or decreased reserve requirements. The NAIC has announced focused industry inquiries on certain matters that could have an impact on the Company’s financial condition and results of operations. Such inquiries concern, for example, insurer use of captive reinsurance companies, variable annuity reserves and capital treatment, reinsurance, cybersecurity practices and risk-based capital calculations. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency requirements and regulations. It has adopted principles-based reserving methodologies for life insurance and annuity reserves, but additional formulas and/or guidance relevant to the new standard are being developed. The NAIC is also considering changes to accounting regulations, governance practices of insurers and other items. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on reserve and capital requirements, financial condition or results of operations.

For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 to the financial statements.
The Company depends on the performance of its third-party service providers, and their failure to perform in a satisfactory manner could adversely affect the Company’s business.

A number of elements of the Company’s operations are managed on an outsourced basis, in particular with two counterparties. These arrangements create performance risks for the Company’s business and, to a lesser extent, create the risk that the Company’s operating expenses will increase. Failure in or poor performance by any of the aforementioned third-party service providers, including, for example, if the third party fails to meet contractual requirements, fails to comply with applicable laws and regulations, suffers a cyber-attack or other security breach, fails to provide the Company or its policyholders with timely and accurate information or fails to maintain adequate internal controls, could have a material adverse effect on the Company’s business, results of operations and financial condition. If the Company elects to replace any of these third-party service providers due to such failures or poor performance, the Company may incur costs in connection with finding, retaining and operationalizing suitable replacement providers.

With respect to third-party service providers who perform policy administration services, failures in, or poor performance by, these third-party administrators could result in an increase in customer complaints and regulatory intervention. Poor performance by third-party administrators may also have a negative impact on the Company’s wholesaler, agent and distribution partner relationships. If any of these third-party administrators or their employees are found to have made material misrepresentations to the Insurance Subsidiaries’ policyholders and customers, violated applicable insurance, privacy or other laws and regulations or otherwise engaged in misconduct, the Insurance Subsidiaries could be held liable for their actions, which could adversely affect the Company’s reputation and business prospects, may lead to regulatory sanctions or litigation and could result in financial harm. The precautions taken to prevent and detect this activity may not be effective in all cases. Although the Insurance Subsidiaries employ controls and procedures designed to monitor vendors and to prevent the Company’s or them from taking excessive or inappropriate risks, employees of the Company’s vendors may take such risks regardless of such controls and procedures. Any such failures or poor performance by the Company’s third-party service providers could adversely affect the Company’s business, operating results and financial condition.
Controls and disaster recovery plans surrounding the Company’s information technology (“IT”) could fail or security could be compromised, which could damage the Company’s business and adversely affect the Company’s financial condition and results of operations.

The Company’s business is highly dependent upon the effective operation of the Company’s IT and that of third-party providers. The Company relies on IT throughout its business for a variety of functions, including processing claims, transactions and applications, providing information to policyholders and distributors, performing actuarial analyses and maintaining financial records. Despite the implementation of security policies, procedures, automation and backup plans designed to prevent or limit the effect of any infiltration, failure or disruption, the Company’s IT may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors, disruptions or breaches as a result of natural disasters, man-made disasters, human error, criminal activity, or other events beyond the Company’s control. The failure of controls and/or disaster recovery plans surrounding the Company’s IT for any reason could cause significant interruptions to the Company’s operations, which could result in an adverse effect on the Company’s business, financial condition or results of operations. The Company plans to continue to make significant investments in IT to support the growth of its business.

The Company also retains confidential and proprietary information on its computer systems and those of its third-party providers. The Company and its third-party providers rely on sophisticated technologies to maintain the security of such information. Such computer systems may be subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. While, to date, the Company is not aware of having experienced a material data breach, administrative, physical and technical controls and other preventive actions taken to reduce the risk of cyber-incidents and protect the Company’s data and technology may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches. In some cases, such physical and electronic break-ins, cyber-attacks or other security breaches may not be immediately detected. This may impede or interrupt the Company’s business operations, could result in regulatory fines and enforcement, class action lawsuits or reputational harm, and could adversely affect the Company’s business, financial condition and results of operations. In addition, the availability and cost of insurance for operational and other risks relating to the Company’s business and systems may change and any such change may affect the Company’s results of operations.

In the event of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyberattack or war, unanticipated problems with the Company’s disaster recovery systems could have a material adverse impact on the Company’s ability to conduct business and on the Company’s results of operations and financial position, particularly if those problems affect the Company’s computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. In addition, in the event that a significant number of the Company’s managers, or employees were unavailable following a disaster, the Company’s ability to effectively conduct business could be severely compromised. These interruptions also may interfere with the Company’s suppliers’ ability to provide goods and services and the Company’s employees’ ability to perform their job responsibilities.
Any failure to protect the confidentiality of client information could adversely affect the Company’s reputation and have a material adverse effect on the Company’s business, financial condition and results of operations.

Pursuant to U.S. federal and state laws, and laws of other jurisdictions in which the Company operates, various government agencies have established rules protecting the privacy and security of personal information, including personally identifiable policyholder information. In addition, most U.S. states and a number of jurisdictions outside the United States, have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information, including personally identifiable policyholder information. Further, the Gramm-Leach-Bliley Act of 1999, or the (“GLB Act”), imposes privacy requirements on financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records, and limits the ability to share and reuse such information. Additionally, The NAIC has adopted the Insurance Data Security Model Law which established the standards for data security and investigation and notification of a breach of data security for insurance companies, and an increasing number of states require that affected persons be notified if a security breach results in the disclosure of their personally identifiable information. Any compromise of the security of our computer systems that results in the inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses. Many regulators have indicated an intention to take more aggressive enforcement actions regarding cybersecurity and data privacy matters, and private litigation resulting from such matters is increasing and resulting in progressively larger judgments and settlements.

Many of the Company’s employees have access to, and routinely process, personal information of clients through a variety of media, including IT systems. The Company relies on various internal processes and controls to protect the confidentiality of client information that is accessible to, or in the possession of, the Company and its employees. It is possible that an employee could, intentionally or unintentionally, disclose or misappropriate confidential client information, including personally identifiable policyholder information, or the Company’s data could be the subject of a cybersecurity attack. If the Company fails to maintain adequate internal controls or if the Company’s employees fail to comply with the Company’s policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of client information, including personally identifiable policyholder information, could occur. Such internal control inadequacies or non-compliance could materially damage the Company’s reputation or lead to civil or criminal penalties, which, in turn, could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company’s third-party service providers, including third parties to whom the Company outsources certain of its functions, are also subject to the risks outlined above, any one of which could result in damage to the company’s reputation, or the Company incurring substantial costs or other negative consequences to the Company. If the Company or any of the Company’s third-party service providers fail to protect the confidentiality of client information, it could have a material adverse effect on the Company’s business, financial condition and results of operations.

The technology the Company licenses may subject it to claims of infringement or invalidity from third parties.
The Company’s reliance on technology subjects it to the risk that other parties may assert, rightly or wrongly, that its intellectual property rights are invalid or violate the rights of those parties, as well as the risk that the Company’s intellectual property rights will be infringed upon by third parties. In general, defending intellectual property rights in litigation is expensive. The Company’s involvement in litigation of this type would likely have a material and adverse effect on its business and results of operation. In addition, any outcome that invalidates its intellectual property rights or otherwise diminishes the competitive advantages obtained, at least in part, through the use of those rights could have a material and adverse effect on the Company’s overall success. The magnitude of this risk to the Company’s business generally rises if and as it become more successful in employing and relying on the technology. Any such claims would be complex and costly, and adverse outcomes could undermine the competitive advantages that the Company seeks to gain.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.
We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed.
Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations. Any such unforeseen risk, as well as the implementation of any additional risk management policies and procedures may result in material costs to the Company, which could materially adversely affect the Company’s financial condition, cash flow and results of operations.

The effectiveness of our actuarial and other financial models may adversely affect our financial results, capitalization and financial condition.
Actuarial and other financial models are used primarily to determine reserve levels for our in-force block and to provide information to key internal stakeholders for planning, asset / liability management, and risk / stress testing analysis purposes. The models are subject to extensive internal controls which promote repeatability and sustainability, and are also subject to continual review regarding effectiveness, logic, assumptions and underlying product mechanics and refinements may be implemented based on these reviews. Refinements are subject to a rigorous change management process and are agreed upon with key internal stakeholders prior to implementation. While models are continually improving as a result of these refinements, there are still inherent limitations. First, no assurances can be given that all necessary refinements will be identified and/or implemented in our actuarial models. Also, due to the nature of the underlying risks and the uncertainty associated with prospective modeling techniques and the application of such techniques, these models may not accurately capture the evolution of the in-force block, as we cannot determine precisely the actual experience, policyholder behavior and investment income. Variations in any of the foregoing from estimates in our models may result in the need to post additional reserves, which could have a material adverse effect on the Company’s financial condition including by adversely affecting the Company’s capital adequacy ratios utilized by NRSROs to assign credit ratings.

Description of Business
Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation, which is a wholly-owned subsidiary of LBL HoldCo, Inc. (“HoldCo Parent”). HoldCo Parent is a wholly-owned subsidiary of Kuvare US Holdings, Inc. ("KUS"). Prior to December 31, 2022, HoldCo Parent was a wholly-owned subsidiary of Guaranty Income Life Insurance Company ("GILICO"). KUS is the ultimate parent of GILICO and HoldCo Parent. Prior to December 31, 2019, HoldCo Parent was a subsidiary of RL LP and RL (Parallel) Partnership.

Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate, through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased soliciting and selling new policies through the Allstate exclusive agency channel.

In 2015, the administration of our retained deferred annuity and life business was outsourced to unaffiliated third-party service providers, Zinnia, formerly SE2, LLC, and Alliance–One Services, Inc. Everlake Life Insurance Company ("Everlake"), formerly known as Allstate Life Insurance Company (“ALIC”), continues to reinsure and administer business sold through the Allstate exclusive agency channel and certain life, immediate and payout annuity contracts. LifeCare Assurance Company administers the Company’s long-term care business.

Lincoln Benefit’s variable annuity business is reinsured by Everlake under an existing reinsurance agreement between Lincoln Benefit and Everlake, formerly known as ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. The Company was not a direct party to this agreement and its reinsurance agreement with Everlake remains unchanged.

In our reports, we occasionally refer to statutory financial information. All domestic U.S. insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

Description of Property
Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Legal Proceedings
Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Financial Statements and Notes to Financial Statements Lincoln Benefit Life Company
(A Wholly-Owned subsidiary of LBL HoldCo II, Inc.) Index
December 31, 2022

FINANCIAL STATEMENTS - STATUTORY-BASIS

Lincoln Benefit Life Company
(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Years ended December 31, 2022 and 2021
With Reports of Independent Auditors

Report of Independent Auditors
The Board of Directors
Lincoln Benefit Life Company
Opinion

We have audited the statutory-basis financial statements of Lincoln Benefit Life Company (the Company), which comprise the statements of admitted assets, liabilities, and capital stock and surplus as of December 31, 2022 and 2021, and the related statements of operations, changes in capital stock and surplus and cash flows for each of the three years in the period ended December 31, 2022, and the related notes to the financial statements (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, on the basis of accounting described in Note 1.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company at December 31, 2022 and 2021, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2022.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Nebraska Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between these statutory accounting practices described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Nebraska Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are issued.

A member firm of Ernst & Young Global Limited

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Chicago, Illinois
April 17, 2023

A member firm of Ernst & Young Global Limited

LINCOLN BENEFIT LIFE COMPANY STATEMENTS OF ADMITTED ASSETS, LIABILITIES, AND CAPITAL STOCK AND SURPLUS - STATUTORY-BASIS DECEMBER 31, 2022 AND 2021 ($’S IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2022	December 31, 2021

Admitted Assets
Bonds	$8,340,362	$8,068,303
Preferred stocks	238,139	305,949
Common stocks	61,749	60,918
Mortgage loans	710,991	840,699
Contract loans	31,920	34,539
Other investments	335,417	282,075
Receivables for securities	16,359	2,554
Cash, cash equivalents and short-term investments	575,999	372,907

Total cash and invested assets	10,310,936	9,967,944

Due and accrued investment income	78,393	74,243
Current income tax recoverable	32,283	40,565
Net deferred tax asset	32,900	33,495
Deferred premium and other assets, net	216,830	135,745
Separate account assets	1,370,352	1,815,358
Total Admitted Assets	$12,041,694	$12,067,350

Liabilities, Capital Stock and Surplus
Reserves for policy benefits	4,697,579	4,878,228
Reinsurance payable	24,293	16,591
Interest maintenance reserve	109,913	141,196
Asset valuation reserve	68,154	85,076
Funds held under coinsurance	4,343,118	4,327,204
Other liabilities	80,819	128,987
Repurchase liability	939,661	237,887
Separate account liabilities	1,370,352	1,815,358
Total Liabilities	$11,633,889	$11,630,527

Capital Stock and Surplus
Common capital stock, $100 par value,
30,000 shares authorized and 25,000 shares outstanding	2,500	2,500
Surplus note	60,000	—
Gross paid in and contributed surplus	320,739	320,739
Unassigned funds	24,566	113,584
Total Capital Stock and Surplus	$407,805	$436,823

Total Liabilities, Capital Stock and Surplus	$12,041,694	$12,067,350

See Notes to the Statutory-Basis Financial Statements

LINCOLN BENEFIT LIFE COMPANY STATEMENTS OF OPERATIONS - STATUTORY-BASIS FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020 ($'S IN THOUSANDS)

	2022	2021	2020

Revenue
Premiums	$29,331	$(156,446)	$277,662
Net investment income	390,941	377,490	425,548
Commissions and expense allowance	58,001	56,155	74,255
Reserve adjustments on reinsurance ceded	(31,472)	(87,188)	(77,318)
Other income	8,014	2,768	7,493
Total revenue	454,815	192,779	707,640

Benefits and expenses
Benefit payments to policyholders and beneficiaries	$372,910	$378,774	$428,029
Net change to policy benefit reserves	(217,367)	(401,180)	(5,119)
Net transfers from separate accounts	(16,696)	(75,251)	(45,228)
Commissions and operating expenses	264,522	262,769	307,230
Total benefits and expenses	403,369	165,112	684,912
Gain from operations before dividends and taxes	51,446	27,667	22,728
Policyholder dividends	29	28	30
Gain from operations before taxes	51,417	27,639	22,698
Income tax benefit	(12,868)	(15,223)	(24,822)
Net gain from operations	64,285	42,862	47,520
Net realized capital gains (losses)	(2,585)	13,657	(2,301)

Net income	$61,700	$56,519	$45,219

See Notes to the Statutory-Basis Financial Statements

LINCOLN BENEFIT LIFE COMPANY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS - STATUTORY-BASIS FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020 ($'S IN THOUSANDS)

				Additional		Total
			Surplus	Paid-In	Unassigned	Capital Stock
	Common Capital Stock		Notes	Capital	Funds	and Surplus
Balance, December 31, 2019	25,000	$2,500	$—	$196,779	$153,331	$352,610
Change in paid-in capital	—	—	—	58,960	—	58,960
Net income	—	—	—	—	45,219	45,219
Change in net unrealized capital gains (losses)	—	—	—	—	(71,678)	(71,678)
Change in net deferred income tax	—	—	—	—	27,044	27,044
Change in nonadmitted assets	—	—	—	—	(35,296)	(35,296)
Change in unauthorized reinsurance	—	—	—	—	1,077	1,077
Change in asset valuation reserve	—	—	—	—	(10,319)	(10,319)
Change in ceding commission	—	—	—	—	48,666	48,666
Balance, December 31, 2020	25,000	$2,500	$—	$255,739	$158,044	$416,283
Change in paid-in capital	—	—	—	65,000	—	65,000
Net income	—	—	—	—	56,519	56,519
Change in net unrealized capital gains (losses)	—	—	—	—	(60,311)	(60,311)
Change in net deferred income tax	—	—	—	—	12,432	12,432
Change in nonadmitted assets	—	—	—	—	(19,805)	(19,805)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	—	3,530	3,530
Change in reserve on account of change in valuation basis, (increase) or decrease	—	—	—	—	5,766	5,766
Change in asset valuation reserve	—	—	—	—	(22,464)	(22,464)
Change in ceding commission	—	—	—	—	(20,128)	(20,128)
Balance, December 31, 2021	25,000	$2,500	$—	$320,739	$113,584	$436,823
Net income	—	—	—	—	61,700	61,700
Change in net unrealized capital gains (losses)	—	—	—	—	(132,691)	(132,691)
Change in net deferred income tax	—	—	—	—	17,523	17,523
Change in nonadmitted assets	—	—	—	—	14,782	14,782
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	—	(847)	(847)
Change in asset valuation reserve	—	—	—	—	16,922	16,922
Change in surplus note	—	—	60,000	—	—	60,000
Dividends to stockholders	—	—	—	—	(43,000)	(43,000)
Change in ceding commission	—	—	—	—	(23,407)	(23,407)
Balance, December 31, 2022	25,000	$2,500	$60,000	$320,739	$24,566	$407,805

See Notes to the Statutory-Basis Financial Statements

LINCOLN BENEFIT LIFE COMPANY STATEMENTS OF CASH FLOWS - STATUTORY-BASIS FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020 ($'S IN THOUSANDS)

	2022	2021	2020

Cash flows from operating activities:
Premiums and other income received	$99,639	$119,031	$686,775
Investment income received	376,724	349,304	316,851
Benefit payments to policyholders and beneficiaries, including net transfers to separate accounts	(331,339)	(394,387)	(470,295)
Commissions, expenses and taxes paid	(238,920)	(292,818)	(249,078)
Net Cash (Used in) Provided by Operating Activities	(93,896)	(218,870)	284,253

Cash flows from investing activities:
Proceeds from investments sold, matured, repaid or received
Bonds	$949,493	$2,692,020	$3,263,486
Mortgage loans	207,886	230,722	124,885
Repurchase agreement	701,736	237,925	—
Other investments	26,785	50,826	23,217
Subtotal proceeds from investments	1,885,900	3,211,493	3,411,588

Cost of investments acquired:
Bonds	1,280,319	2,556,186	4,859,995
Stocks	21,568	229,605	227,274
Mortgage loans	78,695	351,123	124,568
Other investments	106,238	97,126	152,638
Subtotal investments acquired	1,486,820	3,234,040	5,364,475

Net (Decrease) Increase in Contract Loans	(2,467)	(910)	2,170
Net Cash Provided (Used in) by Investing Activities	401,547	(21,637)	(1,955,057)

Cash flows from financing and miscellaneous sources:
Net inflows on deposit-type contracts	$(30)	$12,882	$904,797
Surplus note	60,000	—	—
Dividend to stockholders	(43,000)	—	—
Funds held under coinsurance	15,914	62,766	965,642
Other cash (applied) provided	(137,443)	(25,017)	112,337
Net Cash (Used in) Provided by Financing and Miscellaneous Sources	(104,559)	50,631	1,982,776

Net Increase (Decrease) in Cash and Short-term Investments	203,092	(189,876)	311,972

Cash, Cash Equivalents and Short-term Investments, Beginning of year	$372,907	$562,783	$250,811

Cash, Cash Equivalents and Short-term Investments, End of Year	$575,999	$372,907	$562,783

Supplemental disclosures of cash flow information for non-cash transactions:
Change of intercompany note payable and receivable	$—	$36,325	$252,675
Bonds, policy loans and other non-cash assets remitted for reinsurance premium settlement	37,549	200,426	321,394
IMR cession	—	5,000	81,743
Surplus note commitment	—	35,000	—
Assets contributed from parent	—	15,000	—
Capital contribution payable	33,276	50,162	—
Investment transfers due to reclassification	14,211	—	—

See Notes to the Statutory-Basis Financial Statements

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly-owned subsidiary of LBL HoldCo II, Inc. (“HoldCo”), which in turn is a wholly-owned subsidiary of LBL HoldCo, Inc. (“Holdings”).

On December 31, 2019, Guaranty Income Life Insurance Company (“GILICO”), an Iowa-domiciled insurance company, completed the acquisition (the “Transaction”) of Holdings and its subsidiaries (including the Company). On December 31, 2022, GILICO, also a subsidiary of Kuvare US Holdings (KUS), transferred its ownership of Holdings and its subsidiaries to KUS, the ultimate parent of both. This has been recorded as a return of capital by GILICO as approved by the Iowa Department of Insurance.

Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, became a wholly-owned subsidiary of Lincoln Benefit on April 1, 2014.

The Company is authorized to sell life insurance and retirement products in all states as well as, in the District of Columbia, the U.S. Virgin Islands and Guam with the exception of New York. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased. Sales through the Allstate Sales channel ceased in 2017.

Allstate Life Insurance Company (“ALIC”), now known as Everlake Life Insurance Company ("Everlake"), continues to administer and reinsure all life insurance business written by Lincoln Benefit through the Allstate Sales channel, all immediate annuities written by Lincoln Benefit prior to April 1, 2014, certain term life policies written by Lincoln Benefit, and Lincoln Benefit’s variable annuity business.

BASIS OF PRESENTATION

The accompanying statutory financial statements of the Company are presented on the basis of accounting principles prescribed or permitted by the Nebraska Department of Insurance (“NE DOI” or the “Department”). The NE DOI requires insurance companies domiciled in the State of Nebraska to prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”). Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. There are no deviations from NAIC SAP in the Company’s statutory financial statements as presented for December 31, 2022, 2021 or 2020.

DIFFERENCES BETWEEN NAIC SAP AND U.S. GAAP
Accounting principles and procedures of the NAIC as prescribed or permitted by the Department comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“U.S. GAAP”). NAIC SAP differs from U.S. GAAP in several respects, which causes differences in reported assets, liabilities, stockholder’s equity (statutory capital and surplus), net income, and cash flows. The principal differences between NAIC SAP and U.S. GAAP include:
•Investments in bonds are generally carried at amortized cost; under U.S. GAAP, investments in bonds, other than those classified as held-to-maturity, are carried at fair value. For bonds held as available-for-sale, changes in fair value are recorded in accumulated other comprehensive income.
•The changes in the unrealized gains or losses on certain investments are recorded as increases or decreases in statutory surplus; under U.S. GAAP, such unrealized gains and losses are recorded as a component of comprehensive income.
•Investments in insurance subsidiaries are generally carried on a statutory equity basis with equity in the earnings of subsidiaries reflected in unassigned surplus; under U.S. GAAP, subsidiaries are consolidated and results of operations are included in net income.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
•Minority ownership interests in partnerships are generally carried on an equity method basis with changes in equity reflected in unassigned surplus; under U.S. GAAP, minority ownership interests in partnerships are subject to lower thresholds and are generally carried at cost. Larger ownership interests are carried on an equity method basis with changes in equity reflected in net income. Controlling interests may be considered affiliated and require consolidation.
•Derivative instruments used as economic hedges are recorded at fair value and the changes in fair value are recorded as unrealized gains and losses in statutory surplus. Under U.S. GAAP, these derivatives are recorded at fair value and changes in fair value are recorded in net income.
•Embedded derivatives are carried consistently with the host instruments. Under U.S. GAAP, the embedded derivatives that are not clearly and closely related to the host are generally bifurcated and accounted for like any other freestanding derivative.
•Interest Maintenance Reserve (“IMR”) represents the deferral of interest-related realized gains and losses, net of tax, on primarily fixed maturity investments which are amortized into income over the remaining life of the investment sold. No such reserve is required under U.S. GAAP.
•Asset Valuation Reserve (“AVR”) represents a contingency reserve for credit related risk on most invested assets of the Company and is charged to statutory surplus. No such reserve is required under U.S. GAAP, but mortgage loans are recorded net of allowances for estimated uncollectible amounts.
•Certain assets, principally prepaid expenses, agents’ balances, and certain deferred tax assets have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Under U.S. GAAP, such amounts are carried with an appropriate valuation allowance, when necessary.
•Intangible assets such as present value of future profits and other adjustments, resulting from the Company’s acquisitions, are not recorded for statutory purposes. Intangible assets such as goodwill are recorded for statutory purposes with limitations and amortized. Under U.S. GAAP, the present value of future profits is recorded and amortized and goodwill is recorded at cost and tested for impairment using a fair value methodology at least annually.
•A provision is established for unsecured reinsurance recoverable balances from unauthorized reinsurers. The change in this provision is credited or charged to unassigned statutory surplus. Under U.S. GAAP, a provision is established for uncollectible reinsurance balances with any changes to this provision reflected in earnings for the period.
•Aggregate reserves for a majority of life insurance and fixed annuity contracts are based on statutory mortality and interest requirements without consideration for anticipated withdrawals. Variable annuity contracts are reserved for using a prescribed principles-based approach. Under U.S. GAAP reserves for term life and fixed annuities are based on the present value of future benefits less the present value of future net premiums based on mortality, morbidity and other assumptions, which were appropriate at the time the policies were issued or acquired. Reserves for universal life and deferred annuities are recognized by establishing a liability equal to the current account value of the policyholders’ contracts, with an additional reserve for certain guaranteed benefits.
•Reserves are reported net of ceded reinsurance; under U.S. GAAP, reserves relating to business in which the ceding company is not legally relieved of its liability are reported gross with an offsetting reinsurance receivable.
•Certain annuity contracts which do not pass through all investment gains to the contract holders are maintained in the separate accounts, whereas U.S. GAAP reports these contracts in the general account of the Company.
•Policy acquisition costs are expensed as incurred; under U.S. GAAP, these costs are related to the successful acquisition of new and renewal insurance policies and investment contracts which are deferred and recognized over either the expected premium paying period or the expected gross profits.
•The cumulative effect of changes in accounting principles are recorded as increases or decreases in statutory surplus; under U.S. GAAP, cumulative effects of changes in accounting principles generally affect equity and net income.
•Premiums of universal life and deferred annuity contracts including policy charges are recorded as revenue when due. Under U.S. GAAP, policy charges are recorded as revenue when due, and the premiums are recorded as policyholder account balances.
•Federal income taxes are provided for in the Company’s estimated current and deferred taxes. Income taxes incurred include current year estimates of Federal income taxes due or refundable, based on tax returns for the current year and all prior years

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
to the extent not previously provided. Deferred taxes are provided for differences between the statutory financial statement basis and the tax basis of assets and liabilities. Changes in deferred tax assets ("DTAs") and deferred tax liabilities ("DTLs") are recognized as a separate component of gains and losses in statutory unassigned surplus, while under U.S. GAAP, these changes are included in income tax expense or benefit. Under U.S. GAAP and NAIC SAP, gross deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the assets will not be realized. The remaining adjusted gross deferred tax asset not meeting certain criteria outlined in Statement of Statutory Accounting Principle (“SSAP”) No. 101, “Income Taxes” (“SSAP No. 101”), are not admitted.
•The Statutory Statements of Cash Flows differ in certain respects from the presentation required by U.S. GAAP, including the presentation of the changes in cash and short-term investments instead of cash and cash equivalents. Short-term investments include securities with maturities of one year or less at the time of acquisition. For statutory purposes, there is no reconciliation between net income and cash from operations.
•NAIC SAP does not require the presentation of a Statement of Comprehensive Income; under U.S. GAAP such a statement is required.
The effects on the Company’s financial statements attributable to the differences between NAIC SAP and U.S. GAAP are unknown and are presumed to be material.

USE OF ESTIMATES

The preparation of financial statements in conformity with statutory accounting principles prescribed or permitted by the State of Nebraska requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. The most significant estimates are those used in determining the fair value of financial instruments, allowance for loan losses, aggregate reserves for life policies and contracts, deferred income taxes, provision for income taxes and other-than-temporary impairments (“OTTI”) of investments.

FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into transactions involving various types of financial instruments, including cash equivalents, short-term investments, debt and equity securities and mortgage loans. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuations. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimize losses.

SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Company in preparing the accompanying statutory-based financial statements:

INVESTMENTS

Cash, cash equivalents and short-term investments

Cash, cash equivalents and short-term investments are highly liquid securities. The Company’s cash equivalents primarily include cash, commercial paper and certain money market investments which have an original term to maturity of less than three months. Short-term investments include debt instruments with a term to maturity exceeding three months, but less than one year on the date of acquisition. Cash equivalents and short-term investments are carried at estimated fair value or amortized cost, which approximates fair value.

Bonds

Investments in debt securities including bonds, mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) are stated at amortized cost using the interest method. Where the NAIC rating has fallen to 6 and the fair value has fallen below

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
amortized cost, they are stated at fair value. The ratings for certain residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) were determined by comparing the insurer’s carrying value divided by remaining par value to price ranges modeled by a third-party vendor chosen by the NAIC that correspond to each NAIC designation. Comparisons were initially made to the model based on amortized cost. Where the resulting rating was a NAIC 6 per the model, further comparison based on fair value was required which, in some cases, resulted in a higher final NAIC rating.

Amortization of the premium or discount from the purchase of these securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for single-class and multi-class MBS and ABS are estimated by management using inputs obtained from third-party specialists and based on management's knowledge of the current market. For prepayment-sensitive securities such as interest-only and principal-only strips, inverse floaters and credit-sensitive MBS and ABS securities, which represent beneficial interests in securitized financial assets that are not of high credit quality or that have been credit impaired, the effective yield is recalculated on a prospective basis. For all other MBS and ABS, the effective yield is recalculated on a retrospective basis. If the collection of all contractual cash flows is not probable, an OTTI may be indicated. The process of analyzing securities for an OTTI adjustment is further described in Note 3.

Common Stocks

The Company holds unaffiliated common stock. Common stock is held at fair value, while shares of Federal Home Loan Bank of Chicago (“FHLB”) stock are reported at cost, which approximates fair value.

Preferred Stocks

The Company holds unaffiliated redeemable and non-redeemable preferred stock. Preferred stocks are reported at amortized cost based on credit rating as prescribed in Statement of Statutory Accounting Principle (“SSAP”) No. 32, “Preferred Stock”. Effective January 2021, the NAIC revised SSAP No. 32 to SSAP No. 32R in order to update guidance for perpetual preferred stocks. For reporting entities that maintain an Asset Valuation Reserve ("AVR"), perpetual preferred stocks are valued at fair value, not to exceed any currently effective call price. This limitation results only when the call is 1) currently exercisable by the issuer, or 2) the issuer has announced that the instruments will be redeemed/called. Previously, these securities were carried based on NAIC credit rating with designations of NAIC 1 to NAIC 3 carried at amortized cost and NAIC 4 to NAIC 6 carried at the lower of amortized cost or fair value.

Investments in Subsidiaries

Investments in insurance subsidiaries are carried based on the underlying statutory equity of the subsidiary. The Company’s investment in Lancaster Re is fully nonadmitted as of December 31, 2022 and 2021. The Company’s book/carrying values and nonadmitted value of its investment in Lancaster Re were $141.8 million and $174.5 million as of December 31, 2022 and 2021, respectively.

Mortgage Loans

Mortgage loans are stated at unpaid principal balances, net of provisions for estimated losses. Mortgage loans acquired at a premium or discount are stated at amortized cost using the effective interest rate method, net of provisions for estimated losses. Purchases and sales of mortgage loans are recognized or derecognized in the Company’s Statutory Statements of Admitted Assets, Liabilities and Capital Stock on the loan’s settlement date, which is the date that the Company cash settles the purchase or sale of the loan. Transaction costs on mortgage loans are capitalized on initial recognition and are recognized in the Company’s Statutory Statements of Operations using the effective interest rate method. Mortgage loans, which primarily include commercial first lien mortgages, are diversified by property type and geographic area throughout the United States. Mortgage loans are collateralized by the related properties and generally are no more than 75% of the property’s value at the time that the original loan is made. The Company regularly assesses the value of the collateral.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
A mortgage loan is considered impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. When a mortgage loan is classified as impaired, allowances for credit losses are established to adjust the carrying value of the loan to its net recoverable amount.

The allowance for credit losses are estimated using the present value of expected cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, if the loan is collateral dependent. A specific allowance for loan loss is established for an impaired loan if the present value of expected cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral less cost to sell, is less than the recorded amount of the loan. The full extent of impairment in the mortgage portfolio cannot be assessed solely by reviewing these loans individually. A general allowance for loan loss is established based on an assessment of past loss experience on groups of loans with similar characteristics and current economic conditions. While management believes that it uses the best information available to establish the loan loss allowances, future adjustments may become necessary if economic conditions differ from the assumptions used in calculating them.

It is the Company's policy to cease to carry accrued interest on commercial mortgage loans in default if deemed uncollectible or over 180 days past due. The Company held no investments in non-accrual status as of December 31, 2022 or 2021. Interest income is recognized on impaired mortgage loans upon receipt.

Changes in allowances for losses are recorded as changes in unrealized gains and losses to surplus. Once the conditions causing impairment improve and future payments are reasonably assured, the mortgages are no longer classified as impaired and the Company resumes accrual of income. However, if the original terms of the contract have been changed resulting in the Company providing an economic concession to the borrower at below market rates, then the mortgage is reclassified as restructured.

If the conditions causing impairment do not improve and future payments remain unassured, the Company typically derecognizes the asset through disposition or foreclosure. Uncollectible collateral-dependent loans are written off through realized losses for any difference between the carrying value and amount received for the underlying property at the time of disposition or foreclosure.

Contract Loans

Contract loans are carried at the amount of outstanding principal balance. Contract loans are collateralized by the related insurance policy and do not exceed the net cash surrender value of such policy.

Other Investments

Other investments include investments in surplus notes, interests in limited partnerships, derivatives and collateral loans. Investments in surplus notes that are rated NAIC 1 or NAIC 2 are carried at amortized cost. Investments in limited partnerships that lack a controlling ownership interest are reported under the equity method. Collateral loans are reported at outstanding balance with a corresponding non-admitted asset for any amounts which are in excess of the fair value of the pledged collateral.

The Company did not report any Low Income House Tax Credit (LIHTC) investments as of December 31, 2022 and 2021.

Derivatives

Derivative instruments used in hedging transactions that meet the criteria of a highly effective hedge are valued and reported consistently with the hedged items. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are valued at fair value with the changes in fair value recorded as unrealized gains and losses in statutory surplus. Realized investment gains and losses from derivatives that qualify for hedge accounting are reduced by amounts transferred to IMR.

Derivative financial instruments acquired by the Company were used to economically hedge the risks with certain assets and liabilities arising from potential adverse impacts from changes in risk-free interest rates and equity markets related to the Company’s equity indexed annuity and life contracts. The Company does not use derivatives for speculative purposes. Derivatives may include index option contracts and futures and interest rate swaps and are included in Other Investments on the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus. The notional amounts specified in the contracts are

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

The Company did not report any derivatives as accounting hedges as of December 31, 2022 and 2021.

ASSET VALUATION RESERVE AND INTEREST MAINTENANCE RESERVE

The AVR is established as a liability based upon a formula prescribed by the NAIC to offset potential credit-related investment losses on all invested assets, with changes in the AVR charged or credited directly to surplus. The IMR is established as a liability to capture realized gains and losses, net of income tax, on the sale of fixed income investments, principally bonds and mortgage loans, resulting from changes in the general level of interest rates, and is amortized into income over the remaining years to expected maturity of the assets sold. Should the deferral of realized losses, net of income tax, result in a debit balance IMR, that amount is presented as an asset and nonadmitted.

INVESTMENT INCOME DUE AND ACCRUED

Accrued investment income consists primarily of interest and dividends. Interest is recognized on an accrual basis and dividends are recorded as earned on the ex-dividend date. Due and accrued income is not recorded on: (a) bonds in default, (b) bonds delinquent more than 90 days or where collection of interest is improbable and (c) mortgage loans in default if deemed uncollectible or over 180 days past due. As of December 31, 2022 and 2021, the Company had $0.0 million and $0.1 million, respectively, of nonadmitted investment income due and accrued.

POLICY AND CONTRACT RESERVES

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method, except variable annuities which use the Commissioners’ Annuity Reserve Valuation Method for Variable Annuities. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year.
Policy reserves on life contracts are based on statutory mortality and valuation interest rates using the Commissioner’s Reserve Valuation Method without consideration of withdrawals. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year.
Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amount required by law.
Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates and mortality. Morbidity and lapse assumptions are based on Company experience.
Liability for deposit-type contracts represents contracts without significant mortality or morbidity risk. Payments received from sales of deposit-type contracts are recognized by providing a liability equal to the current value of the policyholders’ contracts. Interest rates credited to these contracts are based on the applicable terms of the respective contract.

LIABILITY FOR POLICY AND CONTRACT CLAIMS

Liabilities for unpaid claims consist of the estimated amount payable for claims reported but not yet settled and an estimate of claims incurred but not reported. The amounts reported are based upon actual pending claim amounts and historical experience, adjusted for trends and current circumstances. Revisions of these estimates are included in the Company’s Statutory Statements of Operations in the year such adjustments are determined to be required.

INCOME TAXES

The Company accounts for current and deferred income taxes and recognizes reserves for income tax contingencies in accordance with SSAP No. 101. Under the applicable asset and liability method for recording deferred income taxes, deferred taxes are recognized when assets and liabilities have different values for financial statement and tax reporting purposes, using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in the period that includes the enactment date. Valuation allowances on DTAs are estimated based on the

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
Company’s assessment of the realizability of such amounts. Refer to Note 13 of the Company’s financial statements for further discussion of the Company’s income taxes.

REINSURANCE

Policy and contract liabilities ceded have been reported as a reduction of the related reserves. Premiums, commissions, expense reimbursement, claims, and claim adjustment expenses related to reinsured business are accounted for on a basis consistent with that used in accounting for the original policies issued and with the terms of the reinsurance contracts and are reported net of amounts ceded to other companies.

A liability has been provided for unsecured policy reserves on reinsurance ceded to companies not authorized to assume business in the state of domicile and is included in funds held under reinsurance treaties with unauthorized companies. Changes in this liability are reported directly in unassigned surplus.

EXPERIENCE REFUNDS

Experience refunds are calculated in accordance with the applicable reinsurance agreements. Experience refunds are primarily determined by claims experience on the ceded blocks, in addition to numerous factors that include profitability of the Company during the period covered by the refund and capitalization levels of the Company. Experience refunds are recorded directly in the Company’s Statutory Statements of Operations.

GUARANTY ASSOCIATION ASSESSMENTS

The Company is required by law to participate in the guaranty associations of the various states in which it is licensed to do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business. Certain guaranty fund assessments paid by the Company are recoverable through premium tax credits over time.

RECOGNITION OF REVENUE AND RELATED EXPENSES

Scheduled life, accident and health insurance premiums and annuity considerations are recognized as revenue when due. Premiums for universal life and single premium contracts are recognized as revenue when collected. Benefits, surrenders and withdrawals are expensed as incurred. All acquisition costs and maintenance expenses are charged to the Company’s Statutory Statements of Operations as incurred.

OTHER INCOME

Other income primarily consists of various insurance policy charges. In 2021, other income also includes IMR ceded as part of the Company’s reinsurance program described in Note 8.

SEPARATE ACCOUNTS

The Company has established unitized Separate Accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in the variable Separate Accounts include individual and group life and annuity contracts.

Net investment income, capital gains and losses, and changes in mutual fund asset values on the variable Separate Accounts are allocated to policyholders and therefore do not affect the operating results of the Company. Assets held in the variable Separate Accounts are carried at fair value. The investment risk of such securities is retained by the contractholder. The Company earns separate account fees for providing administrative services and bearing the mortality risks related to contracts for which funds are invested in variable Separate Accounts.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The activity of the variable Separate Accounts is not reflected in the Company’s financial statements except for the following:
•The fees that the Company receives, which are assessed periodically and recognized as revenue when assessed.

•The activity related to the guaranteed minimum death benefit, guaranteed minimum accumulation benefit and guaranteed minimum withdrawal benefit with offsetting transfers to/from the variable Separate Accounts are reflected in the Company’s financial statements.

•Premiums and withdrawals with offsetting transfers to/from the variable Separate Accounts are reflected in the Statutory Company’s Statement of Operations.

•Transfers from the variable Separate Accounts due and accrued, which include accrued expense allowances receivable from the variable Separate Accounts.

•The dividends-received-deduction (“DRD”), which is included in the Company’s income tax expense, is calculated based upon the variable Separate Accounts’ assets held in connection with variable contracts.

The results of variable annuity contracts and certain variable life policies are reinsured to Everlake, formerly ALIC, pursuant to a modified coinsurance agreement.

NONADMITTED ASSETS

Certain assets are designated as “nonadmitted” under NAIC SAP. Such assets, principally related to amounts advanced to or due from financial representatives, prepaid expenses, aged reinsurance recoverables, deferred tax assets in excess of statutory limits and the Company’s investment in Lancaster Re are excluded from assets and deducted from surplus in the Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus as of December 31, 2022 and 2021.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

ACCOUNTING PRONOUNCEMENTS

Effective December 2021, the NAIC revised SSAP No. 43R that 1) on Modeled RMBS/CMBS tranches that do not have expected losses will be assigned an NAIC 1 Designation and a NAIC 1.A. Designation Category and 2) financial modeling for "legacy" RMBS/CMBS securities, should continue to utilize the insurer's carrying value for said modeling. For non-legacy RMBS/CMBS (those that closed after December 31, 2012) the NAIC designation and NAIC designation category assigned by the NAIC Securities Valuation Office must be used. The impact of this revision did not have a significant impact on the financial statements as of December 31, 2021.

On March 15, 2021, the NAIC adopted, as final, the exposed revisions to SSAP No. 43R, “Loan-Backed and Structures Securities” to incorporate minor scope modifications to reflect recent changes to the Freddie Mac Structured Agency Credit Risk (STACR) and Fannie Mae Connecticut Avenue Securities (CAS) programs. The edits allow credit risk transfer securities from Freddie Mac and Fannie Mae to remain in scope of SSAP No. 43R when a REMIC structure is used. The adoption of these revisions did not have a significant impact on the financial statements of the Company.

Effective January 2021 with early adoption permitted, the NAIC revised SSAP No. 32, “Preferred Stocks” to SSAP No. 32R in order to update guidance for perpetual preferred stocks. For reporting entities that maintain an Asset Valuation Reserve (“AVR”), perpetual preferred stocks are valued at fair value, not to exceed any currently effective call price. Previously, these securities were carried based on NAIC credit rating with designations of NAIC 1 to NAIC 3 carried at amortized cost and NAIC 4 to NAIC 6 carried at the lower of amortized cost or fair value. The adoption of this revision resulted in a $4.5 million unrealized gain recorded as of December 31, 2021.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
Effective January 2021 with early adoption permitted, the NAIC revised SSAP No. 26R, “Bonds” related to perpetual bonds which are now reported at fair value, not to exceed any currently effective call price. For perpetual bonds with an effective call option, any applicable premium is amortized utilizing the yield-to-worst method. The adoption of these revisions did not have an impact on the financial statements of the Company.

Effective January 2020 with early adoption permitted, the NAIC revised SSAP No. 100R, “Fair Value”, as a result of the issuance of ASU 2018-13, “Changes to the Disclosure Requirements for Fair Value Measurement”. This ASU was issued in August 2018 as part of a FASB project to improve the effectiveness of U.S. GAAP disclosures. The adoption of these revisions did not have a significant impact on the financial statements of the Company and disclosures in Note 12.

2.RELATED PARTY TRANSACTIONS

The Company has significant transactions with affiliates. Intercompany revenues and expenses recognized under these agreements may not necessarily be indicative of costs that would be incurred if the Company operated on a stand-alone basis and if these transactions were with unrelated parties. Below is a summary of significant transactions with affiliates.

Capital Contributions and Dividends

During 2022, 2021 and 2020, the Company received capital contributions in the amount of $0.0 million, $65.0 million and $55.0 million, respectively, from GILICO.

The Company did not pay any extraordinary dividends in 2022, 2021 or 2020.

The Company paid $43.0 million in ordinary dividends to its former parent, GILICO, on December 30, 2022. The Company paid no ordinary dividends in 2021 or 2020.

For the year ended December 31, 2022, the Company contributed $47.1 million to Lancaster Re, of which, $33.3 million was recorded as a contribution payable as of December 31, 2022. For the year ended December 31, 2021, the Company contributed $76.2 million to Lancaster Re, of which, $50.2 million was recorded as a contribution payable as of December 31, 2021. In 2020, the Company contributed $82.0 million to Lancaster Re.
Reinsurance Related Agreements

As more fully described in Note 8, the Company is party to various reinsurance transactions with affiliates.

Effective April 1, 2020, the Company entered into a stop loss agreement with Kuvare Life Re Ltd., a Bermuda affiliate, to cover excess losses associated with life policies reinsured with Lancaster Re. The Company had a net payable of $0.0 million and $0.3 million at December 31, 2022 and December 31, 2021, respectively.

Effective October 1, 2020, amended on July 1, 2021 the Company entered into a coinsurance agreement with Kuvare Bermuda Re Ltd., resulting in the transfer of certain fixed annuity contracts. The Company ceded statutory reserves of $1,224.0 million for which amounts are collateralized with a funds withheld account. The Company amended the agreement effective July 1, 2021 to increase the quota share from 35% to 50% on certain annuities ceding an additional $200.4 million of reserves. The Company had a receivable of $0.3 million at December 31, 2022 and a payable of $4.7 million at December 31, 2021.

On December 31, 2019, the Company entered into a coinsurance agreement with GILICO, resulting in the transfer of certain life and annuity contracts. The Company ceded statutory reserves of $1,253.9 million in return for a ceding commission of $27.0 million, which was recorded in the Statutory Statements of Operations. The Company had a net receivable of $14.7 million and $9.5 million from GILICO under terms of the coinsurance agreement at December 31, 2022 and December 31, 2021, respectively.

Effective April 1, 2014, amended and restated on April 1, 2020, the Company entered into an indemnity reinsurance agreement on a combination coinsurance and coinsurance funds withheld basis with Lancaster Re, resulting in the transfer of XXX and AXXX reserves associated with certain term and universal life policies. In April 2014, the Company ceded statutory reserves of $2,773.2 million in return for a ceding commission, which was deferred net of tax into unassigned surplus in accordance with NAIC SAP.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
Amortization of $16.7 million, $16.0 million and $16.3 million was recorded during the years ended December 31, 2022, 2021 and 2020, resulting in an unamortized balance in surplus at December 31, 2022, 2021 and 2020 of $181.5 million, $198.2 million and $214.2 million, respectively. The deferred ceding commission is amortized into income over the period under which earnings emerge from the business reinsured. The Company had a net reinsurance receivable from Lancaster Re of $14.0 million and $24.7 million at December 31, 2022 and 2021, respectively.

There is no reported risk-based capital or primary security shortfall associated with these agreements.
Administrative Service Agreements and Other
The Company and HoldCo have entered into a Services Agreement to provide certain administrative and other services to each other. Total expenses incurred under this agreement to HoldCo were $11.9 million, $9.7 million and $8.7 million for the years ended December 31, 2022, 2021 and 2020, respectively.

The Company and Lancaster Re have entered into a Services Agreement to provide certain administrative and other services to Lancaster Re. The Company and Lancaster Re also entered into an Investment Services Agreement pursuant to which the Company will provide investment management services with respect to assets of Lancaster Re. The Investment Services Agreement does not apply to the Funds Withheld Account held at Lincoln Benefit. Assets may be added to or withdrawn from the accounts at any time by Lancaster Re. Management and administrative fees are payable quarterly and totaled approximately $1.4 million for the year ended December 31, 2022 and $1.3 million for the years ended December 31, 2021 and 2020, respectively.

Effective December 31, 2019, the Company entered into a Cost Sharing and Services Agreement with Kuvare US Holdings, Inc. (“Kuvare”) and Kuvare Insurance Services LP (“KIS”) whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement. Total expenses incurred under this agreement to the Company were $8.6 million, $6.4 million and $5.1 million for the year ended December 31, 2022, 2021 and 2020, respectively.

On December 31, 2019, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. Total expenses incurred under this agreement to the Company were $25.2 million, $24.5 million and $23.7 million for the year ended December 31, 2022, 2021 and 2020, respectively.

The Company and Lancaster Re have entered into a Tax Allocation Agreement. Refer to Note 13 for more information related to this agreement.

Effective April 1, 2014, the Company entered into a Fee Letter (the “Fee Letter”) with Lanis LLC ("Lanis") pursuant to which the Company will pay Lanis the risk spread due on the Credit-Linked Note issued by Lanis to Lancaster Re. The fee letter also provided reimbursement in cash for any risk spread fees paid by the Company.

Effective November 4, 2016, the Company entered into an intercompany note receivable and note payable agreement with Lancaster Re in equal amounts (initially $100 million, and up to $1.0 billion). The consideration for each note is offset, and interest is paid quarterly based on rates defined in the agreement. The gross amounts as of December 31, 2022 and 2021 were $500.0 million, respectively.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

The maturities of the outstanding intercompany note receivable and payable as of December 31, 2022 and 2021 were as follows:

($'s thousands)	December 31, 2022	December 31, 2021

2022	—	164,825
2023	99,925	91,925
2024	60,000	60,000
2025	103,000	159,250
2026	12,000	—
2027	122,825	—
2028	4,000	4,000
2029	50,650	—
2031	20,000	20,000
2032	27,600	—
Total	$500,000	$500,000

Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2022 were $18.0 million and $5.2 million, respectively. Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2021 were $20.0 million and $4.1 million, respectively. Interest expense incurred on the note payable and interest income earned on the note receivable for the year ended December 31, 2020 were $5.9 million and $3.9 million, respectively.

Effective September 30, 2022, the Company established a revolving intercompany note of an amount not to exceed $250.0 million with an affiliated entity, Kuvare Bermuda Re Ltd ("KBR"). As of December 31, 2022, the Company had reported a $41.2 million receivable. Interest will be accrued from the date of each draw at a rate equal to Term Secured Overnight Financing Rate ("SOFR") Reference rate, plus 375 basis points.

Amounts Due To or From Affiliates

The Company reported the following receivables/(payables) to affiliates as of December 31, 2022 and 2021 excluding amounts related to taxes (see Note 13) and reinsurance agreements:

($'s in thousands)	December 31, 2022	December 31, 2021

HoldCo	$(107)	$(2,711)
Lancaster Re	(2,688)	(3,406)
United Life Insurance Company	3	5
Guaranty Income Life Insurance Company	—	14
Kuvare	(10,548)	(7,749)

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

3.INVESTMENTS
The statement value and fair value of the Company’s debt securities as of December 31, 2022 and 2021 were as follows:

December 31, 2022
($'s in thousands)	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. governments	$179,218	$1	$(58,788)	$120,431
All other governments	20,815	—	(5,960)	14,855
U.S. political subdivisions	56,489	—	(10,742)	45,747
Special revenue	1,405,421	29	(324,096)	1,081,354
Industrial and miscellaneous	6,550,655	1,546	(1,074,594)	5,477,607
Hybrids	127,764	—	(24,392)	103,372
Total bonds	$8,340,362	$1,576	$(1,498,572)	$6,843,366

December 31, 2021
($'s in thousands)	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. governments	$185,440	$1,744	$(5,930)	$181,254
All other governments	23,403	319	(404)	23,318
U.S. states, territories and possessions	4,676	384	—	5,060
U.S. political subdivisions	58,694	3,053	(94)	61,653
Special revenue	1,236,462	52,864	(13,283)	1,276,043
Industrial and miscellaneous	6,448,291	427,283	(47,801)	6,827,773
Hybrids	111,337	5,589	(1,044)	115,882
Total bonds	$8,068,303	$491,236	$(68,556)	$8,490,983

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The statement value and estimated fair value as of December 31, 2022 by maturity periods for debt securities, other than ABS and MBS were as shown below:

December 31, 2022

($'s in thousands)	Statement Value	Fair Value

Due in one year or less	$—	$—
Due after one through five years	849,769	784,873
Due after five through ten years	728,779	618,861
Due after ten years	4,287,676	3,262,958
Total before asset and mortgage-backed securities	5,866,224	4,666,692
Asset and mortgage-backed securities	2,474,138	2,176,674
Total bonds	$8,340,362	$6,843,366

Actual maturities may differ from contractual maturities on ABS and MBS because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties; accordingly, the contractual maturities for those securities are not shown.

Proceeds from sales of investments in debt securities for the years ended December 31, 2022, 2021 and 2020 were $0.6 billion, $2.0 billion and $2.9 billion, respectively; gross gains for the years ended December 31, 2022, 2021 and 2020 were $21.3 million, $140.4 million and $232.0 million, respectively, and gross losses for the years ended December 31, 2022, 2021 and 2020 were $39.4 million, $18.8 million and $16.1 million, respectively. Investment grade debt securities were 96.5% and 96.1% of the Company’s total debt securities as of December 31, 2022 and 2021, respectively.

The Company held the following 5GI securities at December 31, 2022 and December 31, 2021:

($'s in thousands, except # of securities)	Number of 5GI Securities		Aggregate BACV		Aggregate Fair Value
	2022	2021	2022	2021	2022	2021
Bonds - AC	—	—	$—	$—	$—	$—
LB&SS - AC	—	—	—	—	—	—
Preferred Stock - AC	1	2	15,721	20,475	15,721	21,114
Preferred Stock - FV	—	—	—	—	—	—
Total	1	2	15,721	20,475	15,721	21,114

5GI securities are securities that have an NAIC 5 designation while "GI" refers to General Interrogatory and distinguishes NAIC 5GI securities from an NAIC 5 Designation.

For securities sold, redeemed or otherwise disposed as a result of a callable feature (including make whole call provisions), the number of CUSIPs and amount of investment income for the years ended December 31, 2022, 2021 and 2020 were as follows:

($'s in thousands, except # of securities)
	December 31, 2022		December 31, 2021		December 31, 2020
Type	General Account	Separate Account	General Account	Separate Account	General Account	Separate Account
Number of CUSIPs	6	—	15	—	19	—
Aggregate Amount of Investment Income	$1,602	$—	$1,803	$—	$8,057	$—

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
Pricing

Non-U.S. government fixed income holdings are valued on the basis of the quotes provided by pricing services, which are subject to pricing validation reviews and a pricing vendor challenge process. Valuations provided by vendors are generally based on the actual trade information as substantially all of the Company’s non-U.S. government holdings are traded in a transparent and liquid market.

Corporate debt securities mainly include investment grade positions, which are priced on the basis of quotes provided by third-party pricing vendors and first utilize valuation inputs from actively traded securities, such as bid prices, bid spreads to Treasury securities, Treasury curves, and same or comparable issuer curves and spreads. Issuer spreads are determined from actual quotes and traded prices and incorporate considerations of credit/default, sector composition, liquidity and call features. Where market data is not available valuations are developed based on the modeling techniques that utilize observable inputs and option adjusted spreads and incorporate considerations of the security’s seniority, maturity and the issuer’s corporate structure.

Values of RMBS, CMBS and ABS are obtained from third-party pricing vendors and through quoted prices, some of which may be based on the prices of comparable securities with similar structural and collateral features. Pricing inputs for ABS which are primarily comprised of debt securitized by credit card; student loan and auto receivables; focus on capturing collateral quality and performance, payment patterns, and delinquencies. Values of certain ABS for which there are no significant observable inputs are developed using benchmarks to similar transactions or indices.

For both CMBS and RMBS, cash flows are derived based on the transaction-specific information which incorporates priority in the capital structure and are generally adjusted to reflect benchmark yields, market prepayment data, collateral performance (default rates and loss severity) for specific vintage and geography, credit enhancements, and ratings. For certain RMBS and CMBS with low levels of market liquidity, judgments may be required to determine comparable securities based on the loan type and deal-specific performance. CMBS terms may also incorporate lock-out periods that restrict borrowers from prepaying the loans or provide disincentives to prepay and therefore reduce prepayment risk of these securities, as compared to RMBS. The factors specifically considered in valuation of CMBS include borrower-specific statistics in a specific region, such as debt service coverage and loan-to-value ratios, as well as the type of commercial property.

Other-than-temporary impairments (OTTI)

The Company recognizes and measures OTTI for ABS and MBS in accordance with SSAP No. 43R, “Loan-Backed and Structured Securities”. In accordance with SSAP No. 43R, if the fair value of a structured security is less than its amortized cost basis at the balance sheet date, the Company assesses whether the impairment is an OTTI. When an OTTI has occurred, the amount of OTTI recognized in earnings is the difference between the amortized cost basis of the security and the present value of its expected future cash flows discounted at the effective interest rate implicit in the security.

If the Company intends to sell the structured security, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis, an OTTI is considered to have occurred. The amount of the OTTI recognized in earnings is the difference between the amortized cost basis and the fair value of the security.

If the Company does not intend to sell the structured security, or it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the Company performs cash flow testing to determine if the present value of its expected future cash flows discounted at the effective interest rate implicit in the security is less than its amortized cost basis.

Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. Losses incurred on the respective portfolios are based on loss models using assumptions about key systemic risks such as unemployment rates and housing prices and loan specific information such as delinquency rates and loan-to-value ratios.

If the fair value of a debt security, other than those subject to SSAP No. 43R, is less than its amortized cost basis at the balance sheet date, the Company assesses whether the impairment is an OTTI. When an OTTI has occurred, the amount of OTTI recognized in earnings is the difference between the amortized cost basis of the security and its fair value.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
If the Company intends to sell the debt security, or it is more likely that it will be required to sell the security before recovery of its amortized cost basis, an OTTI is considered to have occurred. If the Company does not intend to sell the debt security, or it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis, the Company employs a portfolio monitoring process to identify securities that are OTTI.

The Company has an Investment Committee comprised of investment and finance professionals which meets at least quarterly to review individual issues or issuers that may be of concern. In determining whether a security is OTTI, the Investment Committee considers the factors described below. The process involves a quarterly screening of all securities where fair value is less than the amortized cost basis. Discrete credit events, such as a ratings downgrade, are also used to identify securities that may be OTTI. The securities identified are then evaluated based on issuer-specific facts and circumstances, such as the issuer’s ability to meet current and future interest and principal payments, an evaluation of the issuer’s financial position and its near-term recovery prospects, difficulties being experienced by an issuer’s parent or affiliate, and management’s assessment of the outlook for the issuer’s sector.

As a supplement to the qualitative assessment, independent screenings are performed to help identify securities that should be carefully scrutinized for inclusion on the watchlist and in the proper category. These include things like market value to book value ratio, highest unrealized losses, length of time at an unrealized loss and stress test results for structured securities. In making these evaluations, the Credit Committee exercises considerable judgment. Based on this evaluation, issues or issuers are considered for inclusion on one of the Company’s following watchlists: Monitor, Concern, High Concern, or Default.

“Monitor List”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require monitoring on a quarterly basis. The likelihood of future non‐repayment is considered not probable. For loan‐backed and structured securities, a principal loss would be projected under a significant stress model scenario. No OTTI charge is recorded in the Company’s Statutory Statements of Operations for unrealized loss on securities related to these issuers.

“Concern List”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require monitoring on a quarterly basis. The likelihood of future non‐repayment is considered above average but not probable. For loan‐backed and structured securities, a principal loss would be projected under a stress model scenario. No OTTI charge is recorded in the Company’s Statutory Statements of Operations for unrealized loss on securities related to these issuers.

“High Concern”- Management has concluded that the Company’s amortized cost will be recovered through timely collection of all contractually specified cash flows, but that changes in issuer-specific facts and circumstances require continued monitoring. A security is moved from the Concern List to the High Concern List when changes in issuer-specific facts and circumstances increase the possibility that a security may become impaired. The likelihood of future non‐repayment is considered probable. For loan‐backed and structured securities, a principal loss would be projected under a base case model scenario. No OTTI charge is recorded in the Company’s Statutory Statements of Operations for unrealized loss on securities related to these issuers.

“Default List”- A security that is not current with respect to principal and interest or was issued by a company that has entered bankruptcy subsequent to acquisition or experienced a significant credit downgrade. Management has concluded the amortized cost basis of the security may not be recovered due to expected delays or shortfalls in the contractually specified cash flows. For these investments, the amount of OTTI recognized in the Company’s Statutory Statements of Operations is the difference between the amortized cost basis of the security and its fair value or present value of discounted cash flows dependent on the degree of impairment.

Should it be determined that a security is other than temporarily impaired, the Company records a loss through an appropriate adjustment in carrying value. During the year ended December 31, 2022, the Company incurred $0.1 million of OTTI. See Footnote 5 for additional discussion surrounding OTTI. As of December 31, 2021 and 2020, the Company did not incur any OTTI.

There are inherent risks and uncertainties in management’s evaluation of securities for OTTI. These risks and uncertainties include factors both external and internal to the Company, such as general economic conditions, an issuer’s financial condition or

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
near-term recovery prospects, market interest rates, unforeseen events which affect one or more issuers or industry sectors, and portfolio management parameters, including asset mix, interest rate risk, portfolio diversification, duration matching, and greater than expected liquidity needs. All of these factors could impact management’s evaluation of securities for OTTI.
The gross unrealized losses and fair value of investments aggregated by investment category, number of securities and length of time that securities have been in an unrealized loss position at December 31, 2022 and 2021 were as follows:

December 31, 2022	Less than 12 months			12 months or more			Total
($'s in thousands, except # of securities)	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses

U.S. governments	19	$53,201	$(10,252)	5	$67,189	$(48,536)	24	$120,390	$(58,788)
All other governments	3	12,360	(4,455)	1	2,495	(1,505)	4	14,855	(5,960)
U.S. political subdivisions	14	40,760	(8,034)	4	4,988	(2,708)	18	45,748	(10,742)
Special revenue	226	709,208	(138,431)	115	369,334	(185,665)	341	1,078,542	(324,096)
Industrial and miscellaneous	870	4,320,179	(721,353)	499	1,057,629	(353,241)	1,369	5,377,808	(1,074,594)
Hybrids	23	73,798	(17,388)	9	29,573	(7,004)	32	103,371	(24,392)
Total bonds	1,155	$5,209,506	$(899,913)	633	$1,531,208	$(598,659)	1,788	$6,740,714	$(1,498,572)

Total preferred stocks	3	$12,935	$(1,070)	1	$2,490	$(10)	4	$15,425	$(1,080)
Total bonds and stocks	1,158	$5,222,441	$(900,983)	634	$1,533,698	$(598,669)	1,792	$6,756,139	$(1,499,652)

December 31, 2021	Less than 12 months			12 months or more			Total
($'s in thousands, except # of securities)	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses	#	Fair Value	Unrealized Losses

U.S. governments	10	$117,613	$(5,930)	2	$2	$—	12	$117,615	$(5,930)
All other governments	1	3,596	(404)	—	—	—	1	3,596	(404)
U.S. political subdivisions	4	7,607	(94)	—	—	—	4	7,607	(94)
Special revenue	115	554,998	(10,969)	13	34,909	(2,314)	128	589,907	(13,283)
Industrial and miscellaneous	504	1,625,710	(35,348)	91	236,784	(12,453)	595	1,862,494	(47,801)
Hybrids	6	7,996	(88)	2	17,507	(956)	8	25,503	(1,044)
Total bonds	640	$2,317,520	$(52,833)	108	$289,202	$(15,723)	748	$2,606,722	$(68,556)

Repurchase Agreements

In 2021, the Company entered into repurchase agreements. Repurchase agreements are accounted for as secured borrowings within the liabilities section of the financial statements. In a repurchase agreement, the company receives cash and incurs a liability to return those funds, plus interest, at a specified future date. These agreements are normally short term in nature and assets are restricted as collateral. All transactions are documented under Master Repurchase Agreements (MRA) or Global MRA and are accounted for in the Company's books and records.

In order to mitigate the credit risk and replacement risk associated with such agreements, repurchase transactions are diversified across multiple counterparties. Each counterparty is approved through a formal credit process, monitored daily, and reviewed periodically via Goldman Sachs Asset Management (GSAM) Counterparty Risk Committee.

Repurchase transactions are generally collateralized by Treasuries, Agency Debentures, Agency MBS, IG Corporates and Municipals with a haircut at or below 5% in favor of the counterparties. The securities posted as collateral are priced daily and if the need arises margin is moved the same day to maintain a proper collateralization. The holdings of the investment portfolio are monitored closely to ensure adequate excess of eligible collateral for the margining process.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

These repurchase agreements are Tri-party between Lincoln Benefit, GSAM, and bank counterparties. The following table describes the maximum and ending balance for each maturity time frame:

($'s in thousands)	Unaudited First Quarter	Unaudited Second Quarter	Unaudited Third Quarter	Fourth Quarter
At December 31, 2022
Maximum Amount
Open – No Maturity	$—	$—	$—	$—
Overnight	—	—	—	—
2 Days to 1 Week	—	—	—	—
> 1 Week to 1 Month	—	—	—	—
> 1 Month to 3 Months	—	—	—	—
> 3 Months to 1 Year	769,787	946,177	989,336	998,702
> 1 Year	—	—	—	—

Ending Balance
Open – No Maturity	$—	$—	$—	$—
Overnight	—	—	—	—
2 Days to 1 Week	—	—	—	—
> 1 Week to 1 Month	—	—	—	—
> 1 Month to 3 Months	—	—	—	—
> 3 Months to 1 Year	769,787	946,177	903,556	936,958
> 1 Year	—	—	—	—
Total Ending Balance	$769,787	$946,177	$903,556	$936,958

($'s in thousands)	Unaudited First Quarter	Unaudited Second Quarter	Unaudited Third Quarter	Fourth Quarter
At December 31, 2021
Maximum Amount
Open – No Maturity	$—	$—	$—	$—
Overnight	—	—	—	—
2 Days to 1 Week	—	—	—	—
> 1 Week to 1 Month	—	—	—	—
> 1 Month to 3 Months	—	—	—	—
> 3 Months to 1 Year	49,569	129,407	156,946	244,987
> 1 Year	—	—	—	—

Ending Balance
Open – No Maturity	$—	$—	$—	$—
Overnight	—	—	—	—
2 Days to 1 Week	—	—	—	—
> 1 Week to 1 Month	—	—	—	—
> 1 Month to 3 Months	—	—	—	—
> 3 Months to 1 Year	47,561	129,407	143,409	237,887
> 1 Year	—	—	—	—
Total Ending Balance	$47,561	$129,407	$143,409	$237,887

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

The following table details the securities "sold" under repurchase agreements:

($'s in thousands)	Unaudited First Quarter	Unaudited Second Quarter	Unaudited Third Quarter	Fourth Quarter
At December 31, 2022
Maximum Amount:
Book Adjusted Carry Value	XXX	XXX	XXX	XXX
Non-admitted	XXX	XXX	XXX	XXX
Fair Value	$814,195	$994,776	$1,036,908	$1,031,553

Ending Balance:
Book Adjusted Carry Value	XXX	XXX	XXX	XXX
Non-admitted	XXX	XXX	XXX	XXX
Fair Value	$814,195	$994,776	$919,077	$973,200

($'s in thousands)	Unaudited First Quarter	Unaudited Second Quarter	Unaudited Third Quarter	Fourth Quarter
At December 31, 2021
Maximum Amount:
Book Adjusted Carry Value	XXX	XXX	XXX	XXX
Non-admitted	XXX	XXX	XXX	XXX
Fair Value	$52,883	$132,451	$144,311	$241,940

Ending Balance:
Book Adjusted Carry Value	XXX	XXX	XXX	XXX
Non-admitted	XXX	XXX	XXX	XXX
Fair Value	$49,275	$132,451	$144,311	$241,940

The following table details the type and designation for securities "sold" under repurchase agreements:

	NAIC 1	NAIC 2	NAIC 3	Total
At December 31, 2022
Bonds – Book Adjusted Carry Value	$591,907	$634,288	$10,621	$1,236,816
Bonds – FV	$449,362	$514,145	$9,693	$973,200

	NAIC 1	NAIC 2	Total
At December 31, 2021
Bonds – Book Adjusted Carry Value	$145,117	$92,391	$237,508
Bonds – FV	$149,695	$92,245	$241,940

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

4. MORTGAGE LOANS

The Company invests in first lien commercial mortgage loans throughout the United States. Investments are diversified by property type and geographic area. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management’s judgment, the mortgage loans’ values are impaired, appropriate losses are recorded.
The geographical distribution of the statement value of the mortgage loans portfolio as of December 31, 2022 and 2021 was as follows:

($'s in thousands)	December 31, 2022	December 31, 2021

Arizona	$33,312	$34,253
California	66,557	77,960
Colorado	10,000	51,009
Florida	22,652	23,228
Georgia	106,914	106,405
Hawaii	—	218
Illinois	39,500	54,114
Massachusetts	14,086	14,604
Minnesota	37,262	37,560
Nevada	7,272	13,860
New Jersey	54,056	52,676
New York	73,896	89,807
North Carolina	187,519	178,920
Ohio	—	—
Pennsylvania	20,710	71,060
South Carolina	22,914	23,325
Texas	14,341	11,700
Total mortgage loans	$710,991	$840,699

Outstanding commitments on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaled $49.2 million and $66.2 million at December 31, 2022 and 2021, respectively.

During 2022, the maximum and minimum lending rates were 9.03% and 4.75%, respectively. The maximum and minimum lending rates for commercial mortgage loans during 2021 were 10.48% and 2.54%, respectively. During the years ended December 31, 2022 and 2021, the Company did not reduce interest rates on any outstanding mortgage loans. Mortgage loans are collateralized by the related properties and did not exceed 57% and 73% of the properties’ value at the time the original loan was made in 2022 and 2021, respectively.

A loan is considered impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. The allowance for credit losses is estimated using the present value of expected cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, if the loan is collateral dependent. A specific allowance for loan loss is established for an impaired loan if the present value of expected cash flows discounted at the loan’s effective interest rate, or the fair value of the loan collateral, less cost to sell, is less than the recorded amount of the loan. During the years ended December 31, 2022, 2021 or 2020, no loans were impaired or past due.

A general allowance for loan loss is established based on an assessment of past loss experience on groups of loans with similar characteristics and current economic conditions. While management believes that it uses the best information available to establish the allowances, future adjustments may become necessary if economic conditions differ from the assumptions used in calculating them. There was no general allowance for loan loss at December 31, 2022 or 2021.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
As of December 31, 2022, and 2021, the Company held no restructured loans. Should the Company hold any troubled debt, the Company may modify the terms of a loan by adjusting the interest rate, extending the maturity date, or both.

The Company accrues interest income on impaired loans to the extent it is deemed collectible, assuming it is delinquent less than 180 days and the loan continues to perform under its original or restructured contractual terms. Interest income is recognized on impaired mortgage loans upon receipt.

The credit quality indicator for the Company’s mortgage loans is a risk-rated measure based on the borrowers’ ability to pay and the value of the underlying collateral. The commercial mortgage loan risk rating is related to an increasing likelihood of loss, with lower quality ratings representing the category in which losses may be expected. It is used in measuring relative risk for the Asset Valuation Reserve calculation. The statement value of the Company’s mortgage loans, net of allowances for credit losses, by credit quality indicator as of December 31, 2022 and 2021 was as follows:

($'s in thousands)	December 31, 2022	December 31, 2021

CM1 - Highest Quality	$296,272	$414,497
CM2 - High Quality	128,164	196,696
CM3 - Medium Quality	74,036	62,386
CM4 - Low Medium Quality	25,000	—
Total commercial mortgage loans	$523,472	$673,579

Residential mortgage loans	187,519	167,120
Total mortgage loans	$710,991	$840,699

5.     INVESTMENT GAINS AND LOSSES
Realized capital gains and losses on debt securities, mortgages and derivatives which relate to changes in levels of interest rates are charged or credited to the IMR, net of tax, and amortized into income over the remaining contractual life of the security sold. Realized gains and losses from the remaining investments are reported, net of tax, on the Statutory Statements of Operations, but are not included in the computation of net gain from operations. Realized capital gains and losses are recognized on a specific identification basis.

Net realized gains and losses recognized through the Statutory Statements of Operations for the years ended December 31, 2022, 2021 and 2020 were comprised of the following:

($'s in thousands)	2022	2021	2020

Debt securities	$(20,402)	$125,693	$218,768
Mortgage loans	—	62	1,032
Cash, cash equivalents and short-term investments	—	29	27
Derivative instruments	(6,093)	6,928	9,573
Other invested assets	—	701	825
Subtotal	(26,495)	133,413	230,225
Capital gains tax (benefit) expense	(6,217)	20,979	58,265
Net realized (losses) gains	(20,278)	112,434	171,960
Losses (Gains) transferred to IMR (net of taxes)	17,693	(98,777)	(174,261)
Total	$(2,585)	$13,657	$(2,301)

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

Realized capital gains and losses for 2022 included the following related to OTTI:

($'s in thousands)
(1)	(2)	(3)	(4)	(5)	(6)	(7)
CUSIP	Book/Adjusted Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date of Financial Statement Where Reported
00037U-AF-7	$149	$17	$131	$17	$17	12/31/22
Total			$131

Realized capital gains and losses for 2021 and 2020 did not include any OTTI.
Changes in unrealized gains and losses from investments are reported as a component of Capital and Surplus, net of deferred income taxes, and were as follows for the years ended December 31, 2022, 2021 and 2020:

($'s in thousands)	2022	2021	2020

Common stock	$(741)	$377	$40
Common stocks of affiliates	(79,783)	(69,665)	(70,778)
Preferred stock	(51,358)	4,510	—
Derivative instruments	(1,511)	(1,029)	(2,745)
Other invested assets	702	5,496	1,805
Total	$(132,691)	$(60,311)	$(71,678)

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
6.NET INVESTMENT INCOME

Net investment income for the years ended December 31, 2022, 2021 and 2020 consisted of:

($'s in thousands)	2022	2021	2020

Debt securities	$354,952	$321,509	$284,535
Equity securities	16,635	12,839	2,890
Mortgage loans	38,141	36,954	28,384
Contract loans	1,589	1,702	1,738
Cash, cash equivalents and short-term investments	14,097	2,541	2,500
Other invested assets	23,562	13,570	8,785
Gross investment income	448,976	389,115	328,832
Interest expenses	40,993	19,974	5,880
Third party administration costs	30,557	30,939	30,400
Other investment expenses	74	(268)	502
Net investment income before IMR amortization	377,352	338,470	292,050
IMR amortization	13,589	39,020	133,498
Total net investment income	$390,941	$377,490	$425,548

The Company’s policy is to exclude investment income due and accrued with amounts that are over 90 days past due for investments other than mortgage loans and over 180 days past due for mortgage loans or where the collection of interest is uncertain. Investment income due and accrued of $0.0 million and $0.1 million was excluded from surplus at December 31, 2022 and December 31, 2021, respectively.
7.    DERIVATIVES

Derivative financial instruments utilized by the Company included index options, futures contracts and interest rate swaps. The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

Market risk is the risk that the Company will incur losses due to adverse changes in market prices or rates. Market risk exists for all of the derivatives that the Company holds. To limit this risk, the Company's senior management has established risk control limits.

Counterparty credit risk relates to the Company's potential loss if counterparties concurrently fail to perform under the contractual terms of the contracts. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. The derivatives are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. At December 31, 2022, the Company had $0.6 million in cash collateral from counterparties related to organized exchanges. At December 31, 2021, the Company had $0.1 million in cash collateral from counterparties related to organized exchanges.

The Company uses derivatives to economically hedge the risks with certain assets and liabilities arising from potential adverse impacts from changes in risk-free interest rates and equity markets. The Company does not use derivatives for speculative purposes.

The paragraphs below describe the derivatives the Company uses, including the objectives, cash requirements and accounting policies.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

Futures

The Company utilizes equity index futures contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Futures contracts provide returns based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in annuity and life contracts. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash.

Options

The Company also uses equity index options. Index option contracts provide returns at specified or optional dates based on a specified index applied to the option's notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company pays/receives cash equal to the premium of purchased/written options when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. The change in the fair value of option contracts is reported as change in surplus, with an adjustment to derivatives. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract with the gain or loss on settlement reported in realized gain or loss. If the options are not exercised and the contracts expire, then no additional cash is exchanged and the remaining book value is offset to realized gain or loss.
The Company did not report any derivatives as accounting hedges as of December 31, 2022 or 2021.

All derivative transactions are covered under standardized contractual agreements with counterparties, all of which include credit-related contingent features. Certain counterparty relationships also may include supplementary agreements with tailored terms, such as additional triggers for early terminations, acceptable practices related to cross-transaction netting, and minimum thresholds for determining collateral. Credit-related triggers include failure to pay or deliver on an obligation past certain grace periods, bankruptcy or the downgrade of credit ratings to below a stipulated level. These triggers apply to both the Company and its counterparty.

Derivatives are carried in accordance with SSAP No. 86, “Derivatives.” The Company’s underlying notional or principal amounts and gross fair values as of December 31, 2022 and 2021 were as follows:

	December 31, 2022				December 31, 2021
	Notional		Gross Fair Value		Notional		Gross Fair Value

($'s in thousands)	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities

Options	$11,063	$11,188	$499	$12	$84,000	$78,355	$9,088	$4,441

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
8.    REINSURANCE

Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurer insolvencies, the Company regularly evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. Management believes that any liability arising from this contingency is unlikely. Everlake represents over 40% of the Company’s ceded reserves as of December 31, 2022 and December 31, 2021, respectively.

The Company has agreements with several unrelated companies, which provide for reinsurance of portions of the net-amount-at-risk under certain policies. These amounts are reinsured on either a yearly renewable term, coinsurance or modified coinsurance basis. The Company’s modified coinsurance reserves (general account only) were $136.8 million and $224.0 million as of December 31, 2022 and 2021, respectively.

The existing reinsurance agreements are subject to risk transfer as defined under SSAP No. 61R Life, Deposit-Type and Accident and Health Reinsurance and supplemented by A-791 Life and Health Reinsurance Agreements.  The Company has not entered into any reinsurance contracts that would limit the reinsurer’s assumption of significant risk or contain provisions that delay recording or reimbursement of losses.  All contracts settle quarterly, at a minimum.  There is one modified coinsurance – monthly renewable term agreement with Hannover covering certain life and annuity business that provides protection over excess losses effectuated through an experience refund mechanism. Reinsurance accounting has been applied with a credit recorded for reserves.  In establishing the reserve credit, the Company has considered all underlying business assumptions including contract terms that could limit the assumed liability by the reinsurer. While there is sufficient risk transfer for SAP, the likelihood of GAAP net risk transfer is small enough to merit the differential accounting treatment with GAAP reporting this treaty under deposit accounting and is in the process of being recaptured.

On December 10, 2020, the Company recorded the receipt of an initial ceding commission of $82.3 million (before taxes of $17.3 million) as a result of an indemnity reinsurance agreement between the Company and COUNTRY Life Insurance Company, a life insurance company domiciled in Illinois. This amount was deferred in surplus in accordance with statutory accounting principles as defined in Account Practices and Procedures Manual Appendix A-791, paragraph 3 which limits the first year of recognition to the effective tax rate or 21%, resulting in an unamortized balance of $65.0 million in surplus at December 31, 2020. Amortization of $6.7 million and $4.1 million was recorded in 2022 and 2021, respectively, resulting in an unamortized balance in surplus of $54.2 million and $60.9 million at December 31, 2022 and December 31, 2021, respectively. The deferred ceding commission is amortized over the period under which earnings emerge from the business reinsured.

The effects of reinsurance were as follows for the years ended December 31, 2022, 2021 and 2020:

($'s in thousands)	2022	2021	2020

Insurance and other individual policy benefits and claims*:
Direct	$1,324,960	$1,405,473	$1,358,482
Assumed	53,702	53,608	9,981
Ceded	(1,239,533)	(1,298,319)	(1,189,042)
Net policy benefits and claims	$139,129	$160,762	$179,421

*Excludes surrender benefits

($'s in thousands)	2022	2021	2020
Premiums and annuity considerations:
Direct	$1,057,444	$1,263,057	$1,107,254
Assumed	38,722	42,987	1,462,753
Ceded - affiliated	(38,330)	(225,024)	(1,193,599)
Ceded - other non-affiliated	(1,028,505)	(1,237,466)	(1,098,747)
Net premiums and annuity considerations	$29,331	$(156,446)	$277,661

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

The Company did not write off any uncollectible reinsurance balances due for the years ended December 31, 2022 or December 31, 2021. The Company wrote off uncollectible reinsurance balances of $2.0 million for the the year ended December 31, 2020.

On March 6, 2019, Scottish Re was put into receivership by the Delaware Department of Insurance (the “Receiver”). The Receiver filed a petition for approval of a rehabilitation plan on June 30, 2020. Following opposition from several interest parties, on June 30, 2022, the Receiver filed a motion for approval of the Modified Plan of the Rehabilitation of Scottish Re (U.S.) Inc. Our reserve credit with respect to Scottish Re treaties was approximately $2.6 million and $2.5 million as of December 31, 2022 and December 31, 2021, respectively. The Company has not established an allowance or written off any amounts with respect to these treaties since commencement of the receivership, but management continues to monitor court proceedings, including the review of the recent Motion for Approval of the Modified Plan of Rehabilitation. The Company has been offsetting due premium against outstanding claim recoverables. The Company received $2.0 million in May 2022 when the Court approved an order for partial payment to the cedents. The Company has recorded a non-admitted asset of $6.8 million and $7.4 million as of December 31, 2022 and December 31, 2021, respectively.

For the years ended December 31, 2022, 2021 and 2020, the Company had the following experience as a result of the commutation/recapture of ceded reinsurance:

($'s in thousands)	2022	2021	2020
(1) Claims incurred	$15,400	$17,813	$2,317
(2) Claims adjustment expenses incurred	—	—	—
(3) Premiums earned	(14,141)	(15,233)	(6,400)
(4) Other	—	—	—
Reserve Adjustment on Reinsurance Ceded	(1,335)	(2,517)	13,661
Commission and expense allowance	$49	$579	$56
	$(27)	$642	$9,635

(5) Company
Hannover Life Reassurance Company of America	$(27)	$(29)	$(32)
RGA Reinsurance Company	—	—	9,667
SCOR SE	—	671	—
	$(27)	$642	$9,635

9.RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS

The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of published mortality tables and prescribed interest rates and methodologies) which produce reserves at least as great as those required by law and contract provisions.

Deduction of deferred fractional premiums upon death of the insured and return of any portion of the final premium for the period beyond the date of death are not applicable to the business of the Company. Surrender values are not promised in excess of reserves legally computed.

For traditional life contracts, the cost of additional mortality for each policy is assumed to equal the additional premium charged for that policy period and is reserved accordingly. Additional premiums are collected for policies issued on substandard lives. Reserves are held in a manner consistent with traditional policies. For interest-sensitive policies, substandard mortality is reflected in the cost of insurance charges.

As of December 31, 2022, 2021 and 2020, the Company had $3,934.7 million, $4,123.5 million and $4,351.1 million of direct insurance in force for which gross premiums were less than the net premiums according to the standard of valuation required by the State of Nebraska, respectively. Deficiency reserves above base contract reserves as of December 31, 2022 and 2021 totaled $70.5 million and $72.9 million, respectively.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

The Tabular Interest has been determined by formula as described in the NAIC instructions, except for some business for which the Tabular Interest is determined from basic policy data for reserving. The Tabular less Actual Reserve Released has been determined by formula as described in the NAIC instructions. The Tabular Cost has been determined by formula as described in the NAIC instructions, except for universal life products which use cost of insurance and some business which uses basic policy data for reserving. The Tabular Interest on funds not involving life contingencies was determined from the interest credited to the deposits, except for certain guaranteed interest contracts for which Tabular Interest on funds is determined by formula as described in the instructions.

There were no additional reserves recorded for the year ended December 31, 2022 or December 31, 2021.

The Company recorded no premium deficiency reserves related to accident and health contracts for the years ended December 31, 2022 and 2021.

There were no other reserve changes in 2022.

Other reserve changes in 2021 were as follows:

2021			Ordinary				Group
Item	Total	Industrial Life	Life Insurance	Individual Annuities	Supplementary Contracts	Credit Life Group and Individual	Life Insurance	Annuities
DA MVAA Change in Reserve Methodology	$(5,766)	$—		$(2,901)	$—	$—	$—	$(2,866)

3106999 Total	$(5,766)	$—	$—	$(2,901)	$—	$—	$—	$(2,866)

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The withdrawal characteristics of general account and separate account life reserves and deposits as of December 31, 2022 and 2021 were as follows:

	December 31, 2022
	($'s in thousands)
A.	General Account			Account Value	Cash Value	Reserve
	(1)	Subject to discretionary withdrawal, surrender values or policy loans:
		a.	Term policies with cash value	$—	$19,292	$55,987
		b.	Universal life	814,348	814,299	820,601
		c.	Universal life with secondary guarantees	3,693,229	3,184,409	6,863,409
		d.	Indexed universal life	65,741	57,664	61,813
		e.	Indexed universal life with secondary guarantees	706,529	521,371	600,190
		f.	Indexed life	—	—	—
		g.	Other permanent cash value life insurance	—	50,641	64,661
		h.	Variable life	—	—	—
		i.	Variable universal life	108,322	107,243	116,375
		j.	Miscellaneous reserves	—	—	62,880
	(2)	Not subject to discretionary withdrawal or no cash values
		a.	Term policies without cash value	XXX	XXX	3,111,033
		b.	Accidental death benefits	XXX	XXX	134
		c.	Disability - active lives	XXX	XXX	799
		d.	Disability - disabled lives	XXX	XXX	26,314
		e.	Miscellaneous reserves	XXX	XXX	56,194
	(3)	Total (gross: direct + assumed)		5,388,169	4,754,919	11,840,390
	(4)	Reinsurance ceded		5,118,401	4,486,943	11,559,840
	(5)	Total (net) (3 minus 4)		$269,768	$267,976	$280,550

B.	Separate Account with Guarantees			Account Value	Cash Value	Reserve
	(1)	Subject to discretionary withdrawal, surrender values or policy loans:
		a.	Term policies with cash value	$—	$—	$—
		b.	Universal life	—	—	—
		c.	Universal life with secondary guarantees	—	—	—
		d.	Indexed universal life	—	—	—
		e.	Indexed universal life with secondary guarantees	—	—	—
		f.	Indexed life	—	—	—
		g.	Other permanent cash value life insurance	—	—	—
		h.	Variable life	—	—	—
		i.	Variable universal life	—	—	—
		j.	Miscellaneous reserves	—	—	—
	(2)	Not subject to discretionary withdrawal or no cash values
		a.	Term policies without cash value	XXX	XXX	—
		b.	Accidental death benefits	XXX	XXX	—
		c.	Disability - active lives	XXX	XXX	—
		d.	Disability - disabled lives	XXX	XXX	—
		e.	Miscellaneous reserves	XXX	XXX	—
	(3)	Total (gross: direct + assumed)		—	—	—
	(4)	Reinsurance ceded		—	—	—
	(5)	Total (net) (3 minus 4)		$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

C.	Separate Account Nonguaranteed			Account Value	Cash Value	Reserve
	(1)	Subject to discretionary withdrawal, surrender values or policy loans:
		a.	Term policies with cash value	$—	$—	$—
		b.	Universal life	—	—	—
		c.	Universal life with secondary guarantees	—	—	—
		d.	Indexed universal life	—	—	—
		e.	Indexed universal life with secondary guarantees	—	—	—
		f.	Indexed life	—	—	—
		g.	Other permanent cash value life insurance	—	—	—
		h.	Variable life	—	—	—
		i.	Variable universal life	999,255	998,447	999,083
		j.	Miscellaneous reserves	—	—	—
	(2)	Not subject to discretionary withdrawal or no cash values
		a.	Term policies without cash value	XXX	XXX	—
		b.	Accidental death benefits	XXX	XXX	—
		c.	Disability - active lives	XXX	XXX	—
		d.	Disability - disabled lives	XXX	XXX	—
		e.	Miscellaneous reserves	XXX	XXX	—
	(3)	Total (gross: direct + assumed)		999,255	998,447	999,083
	(4)	Reinsurance ceded		—	—	—
	(5)	Total (net) (3 minus 4)		$999,255	$998,447	$999,083

D.				Amount
	Life and Accident and Health Annual Statement:
	1.	Exhibit 5, Life Insurance Section, Total (net)		$278,539
	2	Exhibit 5, Accidental Death Benefits Section, Total (net)		2
	3	Exhibit 5, Disability - Active Lives Section, Total (net)		—
	4	Exhibit 5, Disability - Disabled Lives Section, Total (net)		471
	5	Exhibit 5, Miscellaneous Reserves Section, Total (net)		1,538
	6	Subtotal		280,550

	Separate Accounts Annual Statement:
	7	Exhibit 3,line 0199999, Column 2		999,083
	8	Exhibit 3,line 0499999, Column 2		—
	9	Exhibit 3,line 0599999, Column 2		—
	10	Subtotal (Lines 7 through 9)		999,083
	11	Combined Total (Lines 6 plus 10)		$1,279,633

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

December 31, 2021
($'s in thousands)
A.	General Account			Account Value	Cash Value	Reserve
	(1)	Subject to discretionary withdrawal, surrender values or policy loans:
		a.	Term policies with cash value	$—	$17,397	$54,763
		b.	Universal life	851,706	851,619	860,016
		c.	Universal life with secondary guarantees	3,728,318	3,119,469	6,746,883
		d.	Indexed universal life	65,573	56,422	60,888
		e.	Indexed universal life with secondary guarantees	680,367	472,510	559,558
		f.	Indexed life	—	—	—
		g.	Other permanent cash value life insurance	—	45,700	60,218
		h.	Variable life	—	—	—
		i.	Variable universal life	108,205	107,088	117,413
		j.	Miscellaneous reserves	—	—	72,387
	(2)	Not subject to discretionary withdrawal or no cash values
		a.	Term policies without cash value	XXX	XXX	3,286,376
		b.	Accidental death benefits	XXX	XXX	141
		c.	Disability - active lives	XXX	XXX	866
		d.	Disability - disabled lives	XXX	XXX	27,372
		e.	Miscellaneous reserves	XXX	XXX	54,090
	(3)	Total (gross: direct + assumed)		5,434,169	4,670,205	11,900,971
	(4)	Reinsurance ceded		5,155,299	4,395,062	11,610,893
	(5)	Total (net) (3 minus 4)		$278,870	$275,143	$290,078

B.	Separate Account with Guarantees			Account Value	Cash Value	Reserve
	(1)	Subject to discretionary withdrawal, surrender values or policy loans:
		a.	Term policies with cash value	$—	$—	$—
		b.	Universal life	—	—	—
		c.	Universal life with secondary guarantees	—	—	—
		d.	Indexed universal life	—	—	—
		e.	Indexed universal life with secondary guarantees	—	—	—
		f.	Indexed life	—	—	—
		g.	Other permanent cash value life insurance	—	—	—
		h.	Variable life	—	—	—
		i.	Variable universal life	—	—	—
		j.	Miscellaneous reserves	—	—	—
	(2)	Not subject to discretionary withdrawal or no cash values
		a.	Term policies without cash value	XXX	XXX	—
		b.	Accidental death benefits	XXX	XXX	—
		c.	Disability - active lives	XXX	XXX	—
		d.	Disability - disabled lives	XXX	XXX	—
		e.	Miscellaneous reserves	XXX	XXX	—
	(3)	Total (gross: direct + assumed)		—	—	—
	(4)	Reinsurance ceded		—	—	—
	(5)	Total (net) (3 minus 4)		$—	$—	$—

C.	Separate Account Nonguaranteed			Account Value	Cash Value	Reserve
	(1)	Subject to discretionary withdrawal, surrender values or policy loans:
		a.	Term policies with cash value	$—	$—	$—
		b.	Universal life	—	—	—
		c.	Universal life with secondary guarantees	—	—	—
		d.	Indexed universal life	—	—	—
		e.	Indexed universal life with secondary guarantees	—	—	—
		f.	Indexed life	—	—	—
		g.	Other permanent cash value life insurance	—	—	—
		h.	Variable life	—	—	—
		i.	Variable universal life	1,301,107	1,286,676	1,297,569
		j.	Miscellaneous reserves	—	—	—
	(2)	Not subject to discretionary withdrawal or no cash values
		a.	Term policies without cash value	XXX	XXX	—
		b.	Accidental death benefits	XXX	XXX	—
		c.	Disability - active lives	XXX	XXX	—
		d.	Disability - disabled lives	XXX	XXX	—
		e.	Miscellaneous reserves	XXX	XXX	—
	(3)	Total (gross: direct + assumed)		1,301,107	1,286,676	1,297,569
	(4)	Reinsurance ceded		—	—	—
	(5)	Total (net) (3 minus 4)		$1,301,107	$1,286,676	$1,297,569

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

D.			Amount
	Life and Accident and Health Annual Statement:
	1.	Exhibit 5, Life Insurance Section, Total (net)	$287,992
	2	Exhibit 5, Accidental Death Benefits Section, Total (net)	3
	3	Exhibit 5, Disability - Active Lives Section, Total (net)	1
	4	Exhibit 5, Disability - Disabled Lives Section, Total (net)	481
	5	Exhibit 5, Miscellaneous Reserves Section, Total (net)	1,601
	6	Subtotal	290,078

	Separate Accounts Annual Statement:
	7	Exhibit 3,line 0199999, Column 2	1,297,569
	8	Exhibit 3,line 0499999, Column 2	—
	9	Exhibit 3,line 0599999, Column 2	—
	10	Subtotal (Lines 7 through 9)	1,297,569
	11	Combined Total (Lines 6 plus 10)	$1,587,647

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
10.WITHDRAWAL CHARACTERISTICS OF ANNUITY RESERVES AND DEPOSIT LIABILITIES

The withdrawal characteristics of general account and separate account annuity reserves and deposits as of December 31, 2022 and 2021 were as follows:

December 31, 2022
($'s in thousands)
				General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
A.		INDIVIDUAL ANNUITIES:

	1.	Subject to discretionary withdrawal:
		a.	With market value adjustment	$191,028	$32,509	$—	$223,537	4.7%
		b.	At book value less current surrender charge of 5% or more	47,185	—	—	47,185	1.0%
		c.	At fair value	17,968	—	342,853	360,821	7.5%
		d.	Total with market value adjustment or at fair value (Total of a through c)	256,181	32,509	342,853	631,543	13.2%
		e.	At book value without adjustment (minimal or no charge or adjustment)	3,805,303	—	—	3,805,303	79.8%
	2.	Not subject to discretionary withdrawal		329,636	—	3,859	333,495	7.0%
	3.	Total (gross: direct + assumed)		4,391,120	32,509	346,712	4,770,341	100.0%
	4.	Reinsurance ceded		2,074,698	32,509	—	2,107,207
	5.	Total (net) (line 3 minus 4)		$2,316,422	$—	$346,712	$2,663,134
	6.	Amount included in A.1.b. above that will move to A.1.e.
		for the first time within the year after the statement date		$24,430	$—	$—	$24,430

				General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
B.		GROUP ANNUITIES:

	1.	Subject to discretionary withdrawal:
		a.	With market value adjustment	$176,998	$89	$—	$177,087	63.9%
		b.	At book value less current surrender charge of 5% or more	129	—	—	129	0.0%
		c.	At fair value	—	—	23,728	23,728	8.6%
		d.	Total with market value adjustment or at fair value (Total of a through c)	177,127	89	23,728	200,944	72.5%
		e.	At book value without adjustment (minimal or no charge or adjustment)	47,665	—	—	47,665	17.2%
	2.	Not subject to discretionary withdrawal		28,451	—	71	28,522	10.3%
	3.	Total (gross: direct + assumed)		253,243	89	23,799	277,131	100.0%
	4.	Reinsurance ceded		49,928	89	—	50,017
	5.	Total (net) (line 3 minus 4)		$203,315	$—	$23,799	$227,114
	6.	Amount included in B.1.b. above that will move to B.1.e.
		for the first time within the year after the statement date		$10	$—	$—	$10

				General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
C.		DEPOSIT TYPE CONTRACTS

	1.	Subject to discretionary withdrawal:
		a.	With market value adjustment	$—	$—	$—	$—	0.0%
		b.	At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
		c.	At fair value	1,069	—	—	1,069	0.1%
		d.	Total with market value adjustment or at fair value (Total of a through c)	1,069	—	—	1,069	0.1%
		e.	At book value without adjustment (minimal or no charge or adjustment)	58,886	—	—	58,886	4.0%
	2.	Not subject to discretionary withdrawal		1,406,331	—	—	1,406,331	95.9%
	3.	Total (gross: direct + assumed)		1,466,286	—	—	1,466,286	100.0%
	4.	Reinsurance ceded		78,164	—	—	78,164
	5.	Total (net) (line 3 minus 4)		$1,388,122	$—	$—	$1,388,122
	6.	Amount included in C.1.b. above that will move to C.1.e.
		for the first time within the year after the statement date		$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

D.			Amount
	Life and Accident and Health Annual Statement:
	1.	Exhibit 5, Annuities Section, Total (net)	$2,519,738
	2.	Exhibit 5, Supplementary Contracts With Life Contingencies (net)	—
	3.	Exhibit 7, Deposit-Type contracts, Line 14, Column 1	1,388,122
	4.	Subtotal	3,907,860

	Separate Accounts Annual Statement:
	5.	Exhibit 3,line 0299999, Column 2	370,511
	6.	Exhibit 3,line 0399999, Column 2	—
	7.	Policyholder dividend and coupon accumulations	—
	8.	Policyholder premiums	—
	9.	Guaranteed interest contracts	—
	10.	Other contract deposit funds	—
	11.	Subtotal	370,511
	12.	Combined Total	$4,278,371

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

December 31, 2021
($'s in thousands)
				General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
A.		INDIVIDUAL ANNUITIES:

	1.	Subject to discretionary withdrawal:
		a.	With market value adjustment	$207,771	$35,521	$—	$243,292	4.7%
		b.	At book value less current surrender charge of 5% or more	92,614	—	—	92,614	1.8%
		c.	At fair value	19,910	—	477,984	497,894	9.6%
		d.	Total with market value adjustment or at fair value (Total of a through c)	320,295	35,521	477,984	833,800	16.1%
		e.	At book value without adjustment (minimal or no charge or adjustment)	3,978,368	—	—	3,978,368	76.8%
	2	Not subject to discretionary withdrawal		365,399	—	4,868	370,267	7.1%
	3	Total (gross: direct + assumed)		4,664,062	35,521	482,852	5,182,435	100.0%
	4	Reinsurance ceded		2,143,065	35,521	—	2,178,586
	5	Total (net) (line 3 minus 4)		$2,520,997	$—	$482,852	$3,003,849
	6	Amount included in A.1.b. above that will move to A.1.e.
		for the first time within the year after the statement date		$31,541	$—	$—	$31,541

				General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
B.		GROUP ANNUITIES:

	1.	Subject to discretionary withdrawal:
		a.	With market value adjustment	$194,029	$124	$—	$194,153	63.1%
		b.	At book value less current surrender charge of 5% or more	280	—	—	280	0.1%
		c.	At fair value	—	—	30,755	30,755	10.0%
		d.	Total with market value adjustment or at fair value (Total of a through c)	194,309	124	30,755	225,188	73.1%
		e.	At book value without adjustment (minimal or no charge or adjustment)	50,054	—	—	50,054	16.3%
	2	Not subject to discretionary withdrawal		32,574	—	104	32,678	10.6%
	3	Total (gross: direct + assumed)		276,937	124	30,859	307,920	100.0%
	4	Reinsurance ceded		54,496	124	—	54,620
	5	Total (net) (line 3 minus 4)		$222,441	$—	$30,859	$253,300
	6	Amount included in B.1.b. above that will move to B.1.e.
		for the first time within the year after the statement date		$16,494	$124	$—	$16,618

				General Account	Separate Accounts with Guarantees	Separate Accounts Nonguaranteed	Total	% of Total
C.		DEPOSIT TYPE CONTRACTS

	1.	Subject to discretionary withdrawal:
		a.	With market value adjustment	$—	$—	$—	$—	0.0%
		b.	At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
		c.	At fair value	1,470	—	—	1,470	0.1%
		d.	Total with market value adjustment or at fair value (Total of a through c)	1,470	—	—	1,470	0.1%
		e.	At book value without adjustment (minimal or no charge or adjustment)	66,697	—	—	66,697	4.5%
	2	Not subject to discretionary withdrawal		1,411,523	—	—	1,411,523	95.4%
	3	Total (gross: direct + assumed)		1,479,690	—	—	1,479,690	100.0%
	4	Reinsurance ceded		91,539	—	—	91,539
	5	Total (net) (line 3 minus 4)		$1,388,151	$—	$—	$1,388,151
	6	Amount included in C.1.b. above that will move to C.1.e.
		for the first time within the year after the statement date		$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

D.			Amount
	Life and Accident and Health Annual Statement:
	1.	Exhibit 5, Annuities Section, Total (net)	$2,743,438
	2	Exhibit 5, Supplementary Contracts With Life Contingencies (net)	—
	3	Exhibit 7, Deposit-Type contracts, Line 14, Column 1	1,388,151
	4	Subtotal	4,131,589

	Separate Accounts Annual Statement:
	5	Exhibit 3,line 0299999, Column 2	513,711
	6	Exhibit 3,line 0399999, Column 2	—
	7	Policyholder dividend and coupon accumulations	—
	8	Policyholder premiums	—
	9	Guaranteed interest contracts	—
	10	Other contract deposit funds	—
	11	Subtotal	513,711
	12	Combined Total	$4,645,300

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
11.     SEPARATE ACCOUNTS

The Company continues to have variable life policies and variable annuity contracts in-force, however, it stopped issuing new business on these products in 2017 and 2006, respectively. The assets and liabilities of variable life policies and variable annuity contracts are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contract holder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts registered with the Securities and Exchange Commission (“SEC”). The results of the Separate Accounts related to variable annuity and certain variable life business are reinsured to Everlake, formerly ALIC, pursuant to a modified coinsurance agreement. Other variable life business has been separately reinsured to GILICO pursuant to a modified coinsurance agreement and certain variable life mortality risks have been reinsured to another counterparty pursuant to a Monthly Renewable Term (“MRT”) agreement.

The Separate Accounts allow the contract holder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contract holder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contract holders of the variable annuity and variable life products bear the investment risk that Separate Accounts’ funds may not meet their stated investment objectives.

The assets legally insulated and not legally insulated from the general account as of December 31, 2022 and 2021 were attributed to the following products/transactions:

($'s in thousands)	December 31, 2022		December 31, 2021
Product/transaction	Legally insulated assets	Separate Account Assets (Not legally insulated)	Legally insulated assets	Separate Account Assets (Not legally insulated)
Variable annuity contracts	$371,086	$—	$514,305	$—
Variable life policies	999,266	—	1,301,054	—
Total	$1,370,352	$—	$1,815,358	$—

Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $0.9 million, $1.1 million and $1.0 million for the years ended December 31, 2022, 2021 and 2020, respectively. All such guarantees and the related risk charges are reinsured to Everlake, formerly ALIC. The risk charges related to variable life products are not explicit, but rather embedded within the cost of insurance.

The amounts paid by the General Account for Separate Account guarantees for the years ended December 31, 2022, 2021 and 2020 were $1.4 million, $1.1 million and $1.6 million, respectively. Certain of these guarantees and the related risk charges are reinsured to Everlake.

The Company did not have securities lending transactions within the Separate Accounts at December 31, 2022 or 2021.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
An analysis of the Separate Account reserves as of December 31, 2022 was as follows:

	($'s in thousands)		Index	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More than 4%	Non-Guaranteed Separate Accounts	Total

1	Premiums, considerations or deposits for the year ended 12/31/22		$—	$—	$—	$58,328	$58,328

	Reserves at 12/31/22
2	For accounts with assets at:
	a.	Fair value	—	—	—	1,369,594	1,369,594
	b.	Amortized cost	—	—	—	—	—
	c.	Total Reserves	$—	$—	$—	$1,369,594	$1,369,594

3	By withdrawal characteristics:
	a.	Subject to discretionary withdrawal	$—	$—	$—	$—	$—
	b.	With market value adjustment	—	—	—	—	—
	c.	At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
	d.	At fair value	—	—	—	1,365,664	1,365,664
	e.	At book Value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—
	f.	Subtotal	—	—	—	1,365,664	1,365,664
	g.	Not subject to discretionary withdrawal	—	—	—	3,930	3,930
	h.	Total Reserves	$—	$—	$—	$1,369,594	$1,369,594

4	Reserves for Asset Default Risk in Lieu of AVR		$—	$—	$—	$—	$—

An analysis of the Separate Account reserves as of December 31, 2021 was as follows:

	($'s in thousands)		Index	Nonindexed Guarantee Less Than/Equal to 4%	Nonindexed Guarantee More than 4%	Non-Guaranteed Separate Accounts	Total

1	Premiums, considerations or deposits for the year ended 12/31/21		$—	$—	$—	$62,397	$62,397

	Reserves at 12/31/21
2	For accounts with assets at:
	a.	Fair value	—	—	—	1,811,280	1,811,280
	b.	Amortized cost	—	—	—	—	—
	c.	Total Reserves	$—	$—	$—	$1,811,280	$1,811,280

3	By withdrawal characteristics:
	a.	Subject to discretionary withdrawal	$—	$—	$—	$—	$—
	b.	With market value adjustment	—	—	—	—	—
	c.	At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
	d.	At fair value	—	—	—	1,806,307	1,806,307
	e.	At book Value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—
	f.	Subtotal	—	—	—	1,806,307	1,806,307
	g.	Not subject to discretionary withdrawal	—	—	—	4,973	4,973
	h.	Total Reserves	$—	$—	$—	$1,811,280	$1,811,280

4	Reserves for Asset Default Risk in Lieu of AVR		$—	$—	$—	$—	$—

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The reconciliation of Net Transfers from Separate Accounts (from) to the Statement of Operations of the Separate Account Statement to the Statutory Statement of Operations of the Company for the years ended December 31, 2022, 2021 and 2020 was as follows:

($'s in thousands)	2022	2021	2020

Transfers as reported in the Summary of Operations of the Separate Accounts Statements
Transfers to Separate Accounts	$58,328	$62,397	$64,370
Transfers from Separate Accounts	(75,024)	(137,648)	(109,598)
Net transfers to or (from) Separate Accounts	$(16,696)	$(75,251)	$(45,228)

12.FAIR VALUE OF FINANCIAL INSTRUMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs. The Company uses observable inputs incorporated into proprietary modeling for select private holdings deemed more representative of the characteristics of these securities. Assets and liabilities recorded on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1 Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2 Assets and liabilities whose values are based on the following:

(a) Quoted prices for similar assets or liabilities in active markets;
(b) Quoted prices for identical or similar assets or liabilities in markets that are not active; or
(c) Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3 Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as backtesting of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions. There were no significant changes made in valuation techniques during 2022 or 2021.

The Company may reclassify assets reported at fair value between levels of the SSAP No. 100 fair value hierarchy if appropriate based on changes in the quality of valuation inputs available during a reporting period. The policy governing when these transfers are recognized did not change during 2022 or 2021. The Company transferred $97.0 million into level 3 as of October 1, 2022 as a result of a transition to an internally derived pricing model, which incorporates certain data elements not readily observable in regards to the callability of the investments transferred. There were no transfers between Level 2 and Level 3 for assets measured at fair value during the period ended December 31, 2021.

The Company’s assets and liabilities by classification measured at fair value as of December 31, 2022 were as follows:

($'s in thousands)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total

Assets at fair value:
Options	$16	$—	$—	$—	$16
Separate account assets	1,370,352	—	—	—	1,370,352
Perpetual preferred stock	—	96,462	108,451	—	204,913
Total assets at fair value	$1,370,368	$96,462	$108,451	$—	$1,575,281

Liabilities at fair value:
Derivatives
Futures/Options	$502	$—	$—	$—	$502
	$502	$—	$—	$—	$502

Separate account liabilities	1,370,352	—	—	—	1,370,352
Total liabilities at fair value	$1,370,854	$—	$—	$—	$1,370,854

The Company’s assets and liabilities by classification measured at fair value as of December 31, 2021 were as follows:

($'s in thousands)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total

Assets at fair value:
Options	$9,088	$—	$—	$—	$9,088
Separate account assets	1,815,358	—	—	—	1,815,358
Perpetual preferred stock	—	249,919	—	—	249,919
Total assets at fair value	$1,824,446	$249,919	$—	$—	$2,074,365

Liabilities at fair value:
Derivatives
Futures/Options	$4,411	$—	$—	$—	$4,411
	$4,411	$—	$—	$—	$4,411

Separate account liabilities	1,815,358	—	—	—	1,815,358
Total liabilities at fair value	$1,819,769	$—	$—	$—	$1,819,769

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

Fair value measurements in level 3 of the fair value hierarchy were as follows as of December 31, 2022:

Description	Balance at 01/01/2022	Transfers into Level 3	Transfers out of Level 3	Total gains and losses included in Net Income	Total gains and losses included in Surplus	Purchases	Settlements/Sales/Distributions	Balance at 12/31/2022

Financial Instruments
Preferred Stock	—	97,046	—	—	11,405	—	—	108,451

Total Assets	$—	$97,046	$—	$—	$11,405	$—	$—	$108,451

The carrying amounts and estimated fair values of the Company’s financial instruments as of December 31, 2022 were as follows:

($'s in thousands)	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)

Assets at fair value:
Bonds	$6,843,366	$8,340,362	$75,341	$6,768,025	$—	$—	$—
Preferred stock	237,085	238,139	—	128,634	108,451	—	—
Common stock	60,496	61,749	—	—	—	24,820	35,676
Mortgage loans	649,070	710,991	—	—	649,070	—	—
Other invested assets	313,437	335,902	—	161,368	28,411	123,658	—
Policy loans	31,920	31,920	—	—	31,920	—	—
Derivative assets	(486)	(486)	(486)	—	—	—	—
Cash and short-term investments	575,999	575,999	383,572	192,427	—	—	—
Separate account assets	1,370,352	1,370,352	1,370,352	—	—	—	—

Liabilities at fair value:
Deposit type contracts	$1,345,308	$1,388,122	$—	$—	$1,345,308	$—	$—
Separate account liabilities	1,370,352	1,370,352	1,370,352	—	—	—	—

The carrying amounts and estimated fair values of the Company’s financial instruments as of December 31, 2021 was as follows:

($'s in thousands)	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)

Assets at fair value:
Bonds	$8,490,982	$8,068,303	$103,923	$8,387,059	$—	$—	$—
Preferred stock	307,968	305,949	—	290,468	17,500	—	—
Common stock	60,918	60,918	—	—	—	24,820	36,098
Mortgage loans	848,769	840,699	—	—	848,769	—	—
Other invested assets	287,030	277,398	—	182,906	62,848	41,276	—
Policy loans	34,539	34,539	—	—	34,539	—	—
Derivative assets	4,677	4,677	4,677	—	—	—	—
Cash and short-term investments	372,906	372,907	305,391	67,515	—	—	—
Separate account assets	1,815,358	1,815,358	1,815,358	—	—	—	—

Liabilities at fair value:
Deposit type contracts	$1,388,580	$1,388,151	$—	$—	$1,388,580	$—	$—
Separate account liabilities	1,815,358	1,815,358	1,815,358	—	—	—	—

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

The methods and assumptions that the Company uses in determining the estimated fair value of its financial instruments are summarized below:

Cash, cash equivalents and short-term investments – The Company believes that due to the short-term nature of certain assets, the carrying value approximates fair value. Cash, cash equivalents and short-term investments include money market instruments, highly liquid debt instruments and certain other investments. Certain money market instruments are valued using unadjusted quoted prices in active markets that are accessible for identical assets and are primarily classified as Level 1.

Bonds and preferred stock – The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. Typical inputs used by these pricing services include but are not limited to reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, market activity or other inputs observable in the market. The Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, pricing overrides may be used. Internally developed valuations are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities and redeemable preferred stock, which are comprised of investments in private placement securities are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made.

Common stocks – The Company’s investment in FHLB stock is not practicable to measure fair value due to the redemption provisions. It is reported in accordance with SSAP No. 30R and represents the price at which the FHLB will repurchase the stock. Reference “Other invested assets” below for discussion surrounding NAV.

Mortgage loans – The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Derivatives - The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Other invested assets – The Company’s other invested assets consist of investments in surplus notes as well as limited partnerships and collateral loans. Investments in surplus notes are 144A institutionally traded private placements. Pricing is readily available from multiple pricing sources and therefore these are reflected in Level 2. Collateral loans are shown as Level 3 based on discounted cash flows and value of underlying collateral which may utilize unobservable inputs. Limited partnerships are reported at NAV, where available, or Level 3 based on their reliance on unobservable inputs.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
Certain investments are measured at fair value using the NAV per share (or its equivalent) practical expedient and have not been classified in the fair value hierarchy. Invested assets using NAV as a practical expedient consist of certain limited partnership and collateral loan interests in real estate, common stock, hedge, insurance and other funds. All of these investments have individually varying investment strategies which also have a variety of redemption terms and conditions including certain fund interests that are restricted until maturity. The Company believes that using NAV as a practical expedient for these investments is a fair and close approximation of the investment’s liquidation value.

Contract loans - The fair value of contract loans is determined by estimating future policy loan cash flows and discounting the cash flows at the current loan coupon rate. As a result, the carrying value of the contract loans approximates the fair value.

Separate Accounts – Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Deposit Liabilities – Only the portion of deposit liabilities with defined or contractual maturities are reflected in the table above. The fair value is based upon the present value of the expected future cash flows.

13.     FEDERAL INCOME TAXES

The Company and Lancaster Re file a consolidated life insurance federal income tax return. The method of allocation among the companies is subject to a written agreement approved by the NE DOI and the Board of Directors (the “Tax Allocation Agreement”). The Company and Lancaster Re determine their respective income tax expense or benefit and related liability or recoverable as if they each filed separate company tax returns. Neither the Company nor Lancaster Re is required to make any payments with respect to utilization of any losses or other tax attributes that reduce the overall consolidated tax liability until such time the member with such losses or tax attributes could have otherwise used its losses or tax attributes on a separate company basis.  In this regard, any benefit of filing a consolidated tax return as compared to the sum of the tax liabilities computed on a separate entity basis shall reside at the Company until such time as payment is required under the Tax Allocation Agreement. The Company is also responsible for preparing the group's tax returns and controlling tax audits. Intercompany tax balances are settled on a quarterly basis and a final true up is made after the filing of the federal income tax return, as prescribed by the terms of the Tax Allocation Agreement.

The Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2022 or 2021. As of December 31, 2022, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

The application of SSAP No. 101 requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTAs to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, the Company considers many factors including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs and (7) any tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The components of the Company’s net DTAs and DTLs as of December 31, 2022 and 2021 were as follows:

($'s in thousands)		12/31/2022			12/31/2021			Change
		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
		Ordinary	Capital	(Col. 1 + 2) Total	Ordinary	Capital	(Col. 4 + 5) Total	(Col. 1 - 4) Ordinary	(Col. 2-5) Capital	(Col. 7 + 8) Total
a.	Gross Deferred Tax Assets	$115,286	$4,570	$119,856	$104,606	$486	$105,092	$10,680	$4,084	$14,764
b.	Statutory Valuation Allowance Adjustment	—	—	—	—	—	—	—	—	—
c.	Adjusted Gross Deferred Tax Assets (a - b)	115,286	4,570	119,856	104,606	486	105,092	10,680	4,084	14,764
d.	Deferred Tax Assets Nonadmitted	80,645	4,570	85,215	67,099	—	67,099	13,546	4,570	18,116
e.	Subtotal Net Admitted Deferred Tax Asset (c - d)	34,641	—	34,641	37,507	486	37,993	(2,866)	(486)	(3,352)
f.	Deferred Tax Liabilities	(1,741)	—	(1,741)	(4,012)	(486)	(4,498)	2,271	486	2,757
g.	Net Admitted Deferred Tax Asset/(Net Deferred Tax Liability) (e - f)	$32,900	$—	$32,900	$33,495	$—	$33,495	$(595)	$—	$(595)

The component amounts of the Company's net admitted DTAs by tax character as of December 31, 2022 and 2021 were as follows:

	($'s in thousands)	December 31, 2022			December 31, 2021			Change
		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
		Ordinary	Capital	(Col. 1 + 2) Total	Ordinary	Capital	(Col. 4 + 5) Total	(Col. 1 - 4) Ordinary	(Col. 2-5) Capital	(Col. 7 + 8) Total
	Admission Calculation Components SSAP No. 101
a.	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b.	Adjusted Gross Tax Assets Expected to Be Realized (Excluding the Amount of Deferred Tax Assets from a) above) After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 Below)	32,900	—	32,900	33,495	—	33,495	(595)	—	(595)
	1. Adjusted Gross Deferred Tax Assets Expected To Be Realized Following the Balance Sheet Date	32,900	—	32,900	33,495	—	33,495	(595)	—	(595)
	2. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	xxx	xxx	54,409	xxx	xxx	69,277	xxx	xxx	(14,868)
c.	Adjusted Gross Deferred Tax Assets (Excluding the Amount of Deferred Tax Assets from a) and b) above) Offset by Gross Deferred Tax Liabilities	1,741	—	1,741	4,012	486	4,498	(2,271)	(486)	(2,757)
d	Total Admitted under 11a) through 11c)	$34,641	$—	$34,641	$37,507	$486	$37,993	$(2,866)	$(486)	$(3,352)

The recovery period and threshold limitation information as of December 31, 2022 and December 31, 2021 were as follows:

($'s in thousands)	2022	2021

Ratio Percentage Used to Determine Recovery Period and Threshold Amount Limitation	715.7%	759.1%
Amount of Adjusted Capital and Surplus Used to Determine Recovery Period and Threshold Limitation in (b)2 above.	$444,103	$489,639

The impact of tax planning strategies, as used in the Company's SSAP No. 101 calculation, on adjusted gross and net admitted DTAs as of December 31, 2022 and 2021 were as follows:

($'s in thousands)	December 31, 2022		December 31, 2021		Change
	(1)	(2)	(3)	(4)	(5)	(6)
	Ordinary	Capital	Ordinary	Capital	(Col. 1 - 3) Ordinary	(Col. 2-4) Capital

Impact of Tax Planning Strategies
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
1. Adjusted Gross DTAs Amount	$115,286	$4,570	$104,606	$486	$10,680	$4,084
2. Percentage of Adjusted Gross DTAs by Tax Character Attributable to the Impact of Tax Planning Strategies	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3. Net admitted Adjusted Gross DTAs amount	$34,641	$543	$37,507	$486	$(2,866)	$57
4. Percentage of Net Admitted Adjusted Gross DTAs by Tax Character Admitted Because of the Impact of Tax Planning Strategies	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

The Company did not utilize tax planning strategies related to reinsurance.

The Company has an investment in Lancaster Re for which it has not recorded deferred taxes at this time. The amount of any deferred tax balance attributable to this investment has not yet been quantified. Aside from the Company’s investment in Lancaster Re, the Company has no temporary differences for which deferred taxes have not been established as of December 31, 2022 or 2021.

The Company's significant components of income taxes incurred for the years ended December 31, 2022, 2021 and 2020 were as follows:

($'s in thousands)	2022	2021	2020

Current Income Tax	$(12,868)	$(15,223)	$(24,822)
Federal income tax on net capital gains (losses)	(6,217)	20,979	58,264
Federal and foreign income taxes incurred (benefit)	$(19,085)	$5,756	$33,442

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The Company's significant components of the Company’s DTAs and DTLs as of December 31, 2022 and 2021 were as follows:

($'s in thousands)	December 31, 2022	December 31, 2021	Change

Deferred Tax Assets:
Ordinary:
Policyholder reserves	$7,290	$6,551	$739
Investments	—	—	—
Deferred acquisition costs	105,923	96,209	9,714
Receivables -- nonadmitted	1,676	1,721	(45)
Other (including items<5% of total ordinary tax assets)	397	125	272
Subtotal	115,286	104,606	10,680

Statutory valuation allowance adjustment	—	—	—
Nonadmitted	80,645	67,099	13,546
Admitted ordinary deferred tax assets	34,641	37,507	(2,866)
Capital:
Investments	4,570	486	4,084
Other (unrealized gains)	—	—	—
Subtotal	4,570	486	4,084
Statutory valuation allowance adjustment	—	—	—
Nonadmitted	4,570	—	4,570
Admitted capital deferred tax assets	—	486	(486)
Admitted deferred tax assets	34,641	37,993	(3,352)

Deferred Tax Liabilities
Ordinary
Investments	(187)	(2,590)	2,403
Deferred and uncollected premium	(1,481)	(1,847)	366
Other	(73)	(61)	(12)
Subtotal	(1,741)	(4,498)	2,757

Capital
Investments	—	—	—
Other (unrealized gains)	—	—	—
Subtotal	—	—	—

Deferred tax liabilities	(1,741)	(4,498)	2,757

Net deferred tax assets (liabilities)	$32,900	$33,495	$(595)

The change in net deferred income taxes was comprised of the following:

($'s in thousands)	December 31, 2022	December 31, 2021	Change

Total deferred tax assets	$119,856	$105,092	$14,764
Total deferred tax liabilities	(1,741)	(4,498)	2,757
Net deferred tax asset (liability)	$118,115	$100,594	17,521
Tax effect of unrealized gains (losses)			—
Change in net deferred income tax			$17,521
Tax effect of non-admitted assets			324
Change in net deferred income tax per rate reconciliation			$17,845

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate of 21% to income before income taxes for 2022, 2021 and 2020. The significant items causing this difference for

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
the years ended December 31, 2022, 2021 and 2020 were as follows:

($'s in thousands)	December 31, 2022		December 31, 2021		December 31, 2020
	Amount	Effective Tax Rate	Amount	Effective Tax Rate	Amount	Effective Tax Rate

Provision computed at statutory rate	$4,922	21.00%	$14,289	21.00%	$16,519	21.00%
IMR amortization	(2,854)	-12.18%	(8,194)	-12.04%	(28,035)	-35.64%
Transfer of IMR	(3,716)	-15.85%	20,743	30.49%	46,323	58.89%
Amortization of initial ceding commission	(4,915)	-20.97%	(4,227)	-6.21%	10,220	12.99%
Adjustment for tax allocation agreement	(17,347)	-74.01%	(18,883)	-27.75%	(14,687)	-18.67%
CARES Act (2018 & 2019 NOL Carryback)	—	0.00%	—	0.00%	(21,537)	-27.38%
Statutory unrealized losses	(9,838)	-24.79%	—	0.00%	—	0.00%
Provision to return	(1,747)	-7.45%	(10,491)	-15.42%	(284)	-0.36%
Other	(1,435)	-6.12%	(391)	-0.58%	(729)	-0.93%
Total income taxes	$(36,930)	-140.37%	$(7,155)	-10.51%	$7,790	9.90%

Current income taxes incurred	(19,085)		5,756		33,442
Change in net deferred income taxes	(17,845)		(12,911)		(25,652)
Total statutory income taxes	$(36,930)		$(7,155)		$7,790

For both years ended December 31, 2022 and 2021, the Company had no tax credit carryforwards and no net operating loss or capital loss carryforwards. The Company had approximately $57.5 million of income taxes paid in prior years available for recoupment in the event of future net capital losses at December 31, 2022. The Company did not have deposits admitted under Section 6603 of the Internal Revenue Code as of December 31, 2022. There was no alternative minimum tax credit as of December 31, 2022 or 2021. Additionally, the Company does not meet the threshold for being subjected to the Corporate Alternative Minimum Tax as enacted by the Inflation Reduction Act.

14. CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS

The Company had 30,000 common shares authorized and 25,000 shares issued and outstanding at December 31, 2022 and 2021. All shares had a par value of $100 per share.

The Company’s ability to pay dividends is subject to certain statutory restrictions. The State of Nebraska has enacted laws governing the payment of dividends to stockholders by domestic insurers. Pursuant to state statues, the maximum amount of dividends and other distributions that a domestic insurer may pay in any twelve-month period without the prior approval of the Nebraska Director of Insurance (the "NE DOI Director") is limited to the greater of: (i) 10% of its statutory surplus as of the preceding December 31; or (ii) the Company’s statutory net gain from operations for the preceding calendar year. See Note 2 for more information related to the payment of dividends.

The Company paid the following dividends to its former parent during 2022:

Date	Amount	Type of Dividend
December 30, 2022	43,000,000	Ordinary

The Company paid no ordinary or extraordinary dividends in 2021 or 2020.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022

In 2022, the Company had the following surplus notes or similar obligations outstanding:

Issue Date	Original Issue Amount	Holder is Related Party	Carrying Amount at December 31, 2021	Carrying Amount at December 31, 2022	Maturity Date	Current Year Interest	Life to Date Interest
December 31, 2022	$60,000	YES	$0	$60,000	December 31, 2052	$0	$0
	$60,000		$0	$60,000		$0	$—

The surplus note was received in cash and carries an annual interest rate of 7.75%. Surplus notes are subordinate in right to payment to policyholders, claimant and beneficiary claims, all prior claims of the Company as defined in the surplus notes, but senior to the claims of shareholders.

No principal or interest payments on the surplus note have been made since issuance. Payments of principal and interest for the surplus note must be approved in advance by the Nebraska department of insurance and subject to the Company's surplus exceeding minimum capital thresholds.
15.RISK-BASED CAPITAL

Life and health insurance companies are subject to certain Risk-based Capital (“RBC”) requirements as specified by the NAIC. The RBC requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting principles, taking into account the risk characteristics of its investments and products. The Company has exceeded the minimum RBC requirements at December 31, 2022.

16.COMMITMENTS AND CONTINGENT LIABILITIES

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.
The Company is currently being examined by certain states for compliance with unclaimed property laws, premium tax filings and market conduct. It is possible that these examinations may result in additional payments to states and to changes in the Company’s practices and procedures, which could impact benefit payments, operating expenses and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.
The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. As of December 31, 2022 and December 31, 2021, the Company accrued $4.2 million and $4.6 million, respectively, for guaranty fund assessments. As of December 31, 2022 and December 31, 2021, the Company had accrued $3.8 million and $4.2 million, respectively, for the related premium tax offset expected to be received. The period over which these assessments are expected to be paid varies. Premium tax offsets are realized on a straight-line basis over the period allowed by each individual state once the guaranty fund assessment has been paid. The Company did not recognize an impairment loss on the premium tax offsets in 2022, 2021 or 2020. The liabilities or assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were not material as of December 31, 2022 and 2021.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
Liabilities and assets, discounted and undiscounted, related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2022 ($’s in thousands):

	Guaranty fund assessment		Related assets
Name of Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$19	$12	$18	$11
Penn Treaty Network America Insurance Company	$172	$104	$27	$10
The discount rate applied as of December 31, 2022 was 4.25%.
The number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency in 2022 were as follows:

	Payables			Recoverables
Name of Insolvency	Number of jurisdictions	Range of years	Weighted average number of years	Number of jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	25	11-56	47	22	11-56	47
Penn Treaty Network America Insurance Company	6	39-52	50	4	39-52	47
Liabilities and assets, discounted and undiscounted, related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2021 ($’s in thousands):

	Guaranty fund assessment		Related assets
Name of Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$19	$12	$18	$11
Penn Treaty Network America Insurance Company	$176	$108	$30	$14
The discount rate applied as of December 31, 2021 was 4.25%.
The number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency in 2021 were as follows:

	Payables			Recoverables
Name of Insolvency	Number of jurisdictions	Range of years	Weighted average number of years	Number of jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	25	12-57	48	22	12-57	48
Penn Treaty Network America Insurance Company	6	40-53	51	4	40-53	48
Retained Assets

Effective April 1, 2014, the Company ceased offering Allstate Advantage Accounts (“Allstate Advantage”). Those retained asset accounts previously offered through the Allstate Advantage Account remain reinsured to Everlake, formerly ALIC. The Allstate Advantage accounts were offered to beneficiaries of certain life policies when the death benefit proceeds payable were $50,000 or greater, and for certain annuity contracts for proceeds of $10,000 or greater. The retained asset accounts are reported on a direct basis and fully reinsured. The Allstate Advantage accounts enabled beneficiaries to deposit benefit proceeds into an interest bearing checking account in the beneficiaries’ name at the Northern Trust Company. The beneficiaries may draw upon these funds at their discretion, including an immediate withdrawal of the funds in full. During 2022 and 2021, the Allstate Advantage accounts earned interest at an average interest rate of 0.25%. These accounts are not FDIC insured.

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The Company also offers to beneficiaries of certain life policies the option to deposit proceeds into a deposit fund, which continues to credit interest in accordance with the terms of the original contract. The interest rate credited to these deposit funds ranged from 2.0% to 4.0% in 2022 and 2021, respectively.

The Company had the following amount and number of assets retained in deposit funds as of December 31, 2022 and 2021:

($'s in thousands)	December 31, 2022		December 31, 2021
	Number	Balance	Number	Balance
a. Up to and including 12 months	3	$656	5	$1,190
b. 13 to 24 months	3	575	5	158
c. 25 to 36 months	5	166	8	4,643
d. 37 to 48 months	8	4,633	7	694
e. 49 to 60 months	6	601	10	320
f. Over 60 months	9	316	—	—
g. Total	34	$6,947	35	$7,005

The activity in the Company’s assets retained in deposit funds for the years ended December 31, 2022, 2021 and 2020 was as follows:

	2022		2021		2020
($'s in thousands)	Individual		Individual		Individual
	Number	Balance	Number	Balance	Number	Balance
Number/balance of retained asset accounts, beginning of year	35	$7,005	30	$6,868	29	$7,484
Number/amount of retained asset accounts issued/added during the year	5	1,008	6	1,365	4	176
Investment earnings credited to retained asset accounts during the year	N/A	247	N/A	270	N/A	242
Fees and other charges assessed to retained asset accounts during the year	N/A	—	N/A	—	N/A	—
Number/amount of retained asset accounts transferred to state
unclaimed property funds during the year	—	—	—	—	—	—
Number/amount of retained asset accounts closed/withdrawn during the year	(6)	(1,313)	(1)	(1,498)	(3)	(1,034)
Number/balance of retained asset accounts, end of year	34	$6,947	35	$7,005	30	$6,868
Leases

The Company leases office space under a non-cancellable operating lease agreement. The Company paid $0.2 million pursuant to this operating lease during each of the years ended December 31, 2022 and 2021.
The minimum aggregate rental commitments as of December 31, 2022 and 2021 were immaterial.
Unfunded commitments

The Company has commitments to provide additional capital contributions of $40.8 million and $53.2 million to joint ventures, partnerships and limited liability companies at December 31, 2022 and December 31, 2021, respectively. Refer to Footnote 4 for commitments to provide additional capital contributions related to mortgage loans.
Litigation and Other Matters

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements, and service agreements.  The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws.  The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The following were restricted assets (including pledged assets) as of December 31, 2022 ($’s in thousands):

Restricted Asset Category		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year					6 Total From Prior Year	7 Increase / (Decrease) (5 minus 6)	8 Total Nonadmitted Restricted	9 Total Admitted Restricted (5 minus 8)	Percentage
		1	2	3	4	5					10	11
		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)					Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
a.	Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
b.	Collateral held under security lending agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
c.	Subject to repurchase agreements	1,236,816	—	—	—	1,236,816	237,509	999,307	—	1,236,816	10.1%	10.3%
d.	Subject to reverse repurchase agreement	—	—	—	—	—	—	—	—	—	0.0%	0.0%
e.	Subject to dollar repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
f.	Subject to dollar reverse repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
g.	Placed under option contracts	—	—	—	—	—	—	—	—	—	0.0%	0.0%
h.	Letter stock or securities restricted as to sale -- excluding FHLB capital stock	—	—	—	—	—	—	—	—	—	0.0%	0.0%
i.	FHLB capital stock	35,676	—	—	—	35,676	36,098	(422)	—	35,676	0.3%	0.3%
j.	On deposit with states	7,736	—	—	—	7,736	7,738	(2)	—	7,736	0.1%	0.1%
k.	On deposit with other regulatory bodies	591	—	—	—	591	591	—	—	591	0.0%	0.0%
l.	Pledged as collateral to FHLB (including assets backing funding agreements)	1,850,093	—	—	—	1,850,093	1,460,158	389,935	—	1,850,093	15.1%	15.4%
m.	Pledged as collateral not captured in other categories	563	—	—	—	563	66	497	—	563	0.0%	0.0%
n.	Other restricted assets	—	—	—	—	—	—	—	—	—	0.0%	0.0%
o.	Total Restricted Assets	$3,131,475	$—	$—	$—	$3,131,475	$1,742,160	$1,389,315	$—	$3,131,475	25.6%	26.1%

	(a) subset of column 1						(c) Column 5 divided by Asset Page, Column 1, Line 28
	(b) subset of column 3						(d) Column 9 divided by Asset Page, Column 3, Line 28

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The following were assets pledged as collateral in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, were reported in the aggregate) as of December 31, 2022 ($’s in thousands):

Description of Assets	Gross (Admitted and Nonadmitted) Restricted							8	Percentage
	Current Year					6	7
	1	2	3	4	5	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	9	10
	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)				Gross (Admitted and Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivatives collateral	$563	$—	$—	$—	$563	$66	$497	$563	0.0%	0.0%

Total	$563	$—	$—	$—	$563	$66	$497	$563	0.0%	0.0%

(a) subset of column 1
(b) subset of column 3

The following were restricted assets (including pledged assets) as of December 31, 2021 ($’s in thousands):

Restricted Asset Category		Gross (Admitted & Nonadmitted) Restricted							Current Year
		Current Year					6 Total From Prior Year	7 Increase / (Decrease) (5 minus 6)	8 Total Nonadmitted Restricted	9 Total Admitted Restricted (5 minus 8)	Percentage
		1	2	3	4	5					10	11
		Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)					Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
a.	Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	0.0%	0.0%
b.	Collateral held under security lending agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
c.	Subject to repurchase agreements	237,509	—	—	—	237,509	—	237,509	—	237,509	1.9%	2.0%
d.	Subject to reverse repurchase agreement	—	—	—	—	—	—	—	—	—	0.0%	0.0%
e.	Subject to dollar repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
f.	Subject to dollar reverse repurchase agreements	—	—	—	—	—	—	—	—	—	0.0%	0.0%
g.	Placed under option contracts	—	—	—	—	—	—	—	—	—	0.0%	0.0%
h.	Letter stock or securities restricted as to sale -- excluding FHLB capital stock	—	—	—	—	—	—	—	—	—	0.0%	0.0%
i.	FHLB capital stock	36,098	—	—	—	36,098	35,988	110	—	36,098	0.3%	0.3%
j.	On deposit with states	7,738	—	—	—	7,738	7,740	(2)	—	7,738	0.1%	0.1%
k.	On deposit with other regulatory bodies	591	—	—	—	591	591	—	—	591	0.0%	0.0%
l.	Pledged as collateral to FHLB (including assets backing funding agreements)	1,460,158	—	—	—	1,460,158	1,429,652	30,506	—	1,460,158	11.9%	12.1%
m.	Pledged as collateral not captured in other categories	66	—	—	—	66	—	66	—	66	0.0%	0.0%
n.	Other restricted assets	—	—	—	—	—	—	—	—	—	0.0%	0.0%
o.	Total Restricted Assets	$1,742,160	$—	$—	$—	$1,742,160	$1,473,971	$268,189	$—	$1,742,160	14.2%	14.5%

	(a) subset of column 1						(c) Column 5 divided by Asset Page, Column 1, Line 28
	(b) subset of column 3						(d) Column 9 divided by Asset Page, Column 3, Line 28

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
The following were assets pledged as collateral in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, were reported in the aggregate) as of December 31, 2021 ($’s in thousands):

Description of Assets	Gross (Admitted and Nonadmitted) Restricted							8	Percentage
	Current Year					6	7
	1	2	3	4	5	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	9	10
	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)				Gross (Admitted and Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivatives collateral	$66	$—	$—	$—	$66	$—	$66	$66	0.0%	0.0%

Total	$66	$—	$—	$—	$66	$—	$66	$66	0.0%	0.0%

(a) subset of column 1
(b) subset of column 3

17.DIRECT PREMIUM WRITTEN/PRODUCED BY MANAGING GENERAL AGENTS/THIRD PARTY ADMINISTRATORS
The aggregate amount of direct premiums written/produced by managing general agents (“MGA”)/third party administrators (“TPA”) was $755.0 million, $796.0 million and $828.5 million for the years ended December 31, 2022, 2021 and 2020, which exceeded 5% of the Company’s surplus for each year. All direct premiums written/produced by MGA/TPA were ceded to Everlake, formerly ALIC, or other external reinsurers. Information for each MGA/TPA was as follows:

($'s in thousands)					2022	2021	2020
Name of MGA/TPA	FEIN Number	Exclusive Contract	Types of Business Written	Types of Authority Granted	Total Direct Premiums Written/Produced	Total Direct Premiums Written/Produced	Total Direct Premiums Written/Produced
Everlake Life Insurance Company	36-2554642	No	Individual life, group life,	U, C, CA, P, R	$698,600	$739,464	$771,907
3075 Sanders Road			variable life, variable annuities,
Northbrook, IL 60062			group annuities

LifeCare Assurance Company	86-0388413	No	Long-term care,	U, C, CA, P, R	56,384	56,494	56,598
6400 Canoga Avenue, Suite 100			home health care
Woodland Hills, CA 91365

					$754,984	$795,958	$828,505

* C – Claims payment
CA – Claims adjustment
R – Reinsurance ceding
P – Premium collection
U – Underwriting
18. PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums and annuity considerations, net of reinsurance, at December 31, 2022 and 2021 were as follows:

($'s in thousands)	December 31, 2022		December 31, 2021
	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$371	$339	$413	$376
Ordinary renewal	31,307	32,088	25,192	26,417
Group life	(44,310)	(44,211)	(36,804)	(36,818)
Total	$(12,632)	$(11,784)	$(11,199)	$(10,025)

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
19. FEDERAL HOME LOAN BANK AGREEMENTS

Through its FHLB membership, the Company has used proceeds received from the issuance of funding agreements to improve the risk profile on its retained deferred annuities and on its universal life secondary guarantee products which are ultimately reinsured with Lancaster Re.

The amount of FHLB capital stock held as of December 31, 2022 and 2021 was as follows:

($'s in thousands)	December 31, 2022	December 31, 2021
Membership Stock – Class B	$3,243	$493
Activity Stock	26,140	26,140
Excess Stock	6,293	9,465
Total	$35,676	$36,098

None of the Company’s membership stock held as of December 31, 2022 was eligible for redemption.

The Company reported aggregate funding agreements and deposit liabilities of $1,307.0 million as of December 31, 2022 and 2021, respectively. Related accrued interest expense amounted to $2.2 million and $0.8 million as of December 31, 2022 and 2021, respectively. These funding agreements are not subject to any prepayment obligations. The Company’s maximum aggregate borrowings from the FHLB at any time during the years ended December 31, 2022 and 2021 was $1,307.0 million, respectively. The Company has determined that the actual or estimated maximum borrowing capacity as of December 31, 2022 and 2021 based on FHLB of Chicago regulatory and or FHLB specific borrowing limits was $4,192.5 million and $4,186.7 million, respectively.

The carrying value and fair value of collateral pledged as of December 31, 2022 and 2021 were as follows ($’s in thousands):

	December 31, 2022	December 31, 2021
Carrying Value	$1,850,093	$1,460,158
Fair Value	1,495,701	1,506,613

The carrying value and fair value of the maximum amounts of collateral pledged during the years ended December 31, 2022 and 2021 were as follows ($’s in thousands):

	December 31, 2022	December 31, 2021
Carrying Value	$1,900,065	$1,489,157
Fair Value	1,619,603	1,576,922

LINCOLN BENEFIT LIFE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
DECEMBER 31, 2022
20. COMPANY OWNED LIFE INSURANCE

The Company reported $116.2 million related to Insurance Company Owned Life Insurance (ICOLI) related to certain key individuals throughout the Company.

(Amounts in thousands, except percentages)	Aggregate Cash Surrender Value	Percentage
Bonds	$3,655	3.15%
Stocks	—	—%
Mortgage Loans	—	—%
Real Estate	—	—%
Cash and Short-Term Investments	142	0.12%
Derivatives	—	—%
Other Invested Assets	112,372	96.73%

Amount of admitted balance that could be realized from an investment vehicle	$116,169	100.00%

21. SUBSEQUENT EVENTS

Effective December 31, 2022, the Company recorded a payable to its subsidiary, Lancaster Re, for a $33.3 million capital contribution. The payable is separately disclosed in the Statement of Liabilities with settlement occurring on February 24, 2023. The Nebraska DOI granted approval on December 23, 2022.

*****

Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
($ in thousands)	2022	2021	2020	2019	2018
Operating results
Net investment income	$390,941	$377,490	$425,548	$382,333	$402,362
Realized capital gains and (losses)	(2,585)	13,657	(2,301)	21,624	11,224
Total revenues	454,815	192,779	707,640	(1,098,131)	396,804
Net income	61,700	56,519	45,219	34,149	35,723
Financial position
Cash and invested assets	$10,310,936	$9,967,944	$9,757,436	$7,476,052	$8,987,423
Total admitted assets	12,041,694	12,067,350	11,631,872	9,172,932	10,462,538
Reserves for policy benefits	4,697,579	4,878,228	5,278,258	4,357,355	6,001,555
Separate Accounts	1,370,352	1,815,358	1,671,786	1,464,556	1,266,912
Total capital stock and surplus	407,805	436,823	416,283	352,610	379,930

Management’s Discussion and Analysis of Financial Condition and Results of Operations
OVERVIEW
The following discussion highlights significant factors influencing the financial position and results of operations of the Company. It should be read in conjunction with the financial statements and related notes contained herein.
The most important factors we monitor to evaluate the financial condition and performance of our Company include:
•    For operations: premiums, benefits paid, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).
•    For financial condition: risk-based capital ratios and stress testing of overall capital position.
APPLICATION OF CRITICAL ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles prescribed or permitted by the Nebraska Department of Insurance ("NE DOI") requires the application of accounting policies that often involve a significant degree of judgment. Certain differences exist between NAIC SAP and U.S. GAAP, which are presumed to be material. For a summary of such differences, see Note 1 in the Notes to Statutory Statements. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Statutory Financial Statements could change significantly.
Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:
•     Future policy benefits and other policyholder liabilities
 •    Investments — Impairments and Fair Value Measurements
•     Income Taxes
•    Reserves for Contingencies

Liability for Policy and Contract Reserves and Claims
Policy liabilities are established for future policy benefits on certain annuity, life, and long-term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract reserves are recorded in Net change to policy benefit reserves and changes in policy and contract claims are recorded in Benefit payments to policyholders and beneficiaries in the Statutory Statements of Operations.
Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method, except variable annuities which use the Commissioners’ Annuity Reserve Valuation Method for Variable Annuities. Policy reserves on life contracts are based on statutory mortality and valuation interest rates using the Commissioner’s Reserve Valuation Method without consideration of withdrawals. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and issue year. Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amount required by law. Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates and mortality. Morbidity assumptions are based on Company experience.
Liability for deposit-type contracts represents contracts without significant mortality or morbidity risk. Payments received from sales of deposit-type contracts are recognized by providing a liability equal to the current value of the policyholders’ contracts. Interest rates credited to these contracts are based on the applicable terms of the respective contract.
Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary with any adjustments reflected in current operations.
Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments
Our investment portfolio consists of public and private debt securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments where values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:
•    Valuation of investments, including derivatives;
•    Recognition of other-than-temporary impairments; and
•    Determination of the valuation allowance for losses on commercial mortgage and other loans.
We provide fair value for our investments, including debt securities, derivatives and embedded derivatives. Embedded derivatives are carried consistently with the host instruments. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of debt and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Note 12 in the Notes to Statutory Statements.
For our investments held at fair value, the impact of changes in fair value is recorded as an unrealized gain or loss within surplus. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of debt and equity securities, see Note 3 in the Notes to Statutory Statements.
Mortgage loans are carried at amortized cost using the effective interest rate method. Mortgage loans held by the Company are diversified by property type and geographic area throughout the U.S. Mortgage loans are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for losses representing potential credit losses embedded in the mortgage loans portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.
 Income Taxes
Income taxes represent the net amount of income taxes that the Company expects to pay or receive from various taxing jurisdictions in connection with its operations. The Company provides for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities.
Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. Deferred tax assets are limited to: (1) the amount of federal income taxes paid in prior years that can be recovered through capital loss carrybacks for existing temporary differences that reverse by the end of the subsequent calendar year; (2) the lesser of the amount of adjusted gross deferred tax assets expected to be realized within three years of the balance sheet date or 15% of capital and surplus, excluding any net deferred tax assets, electronic data equipment processing or operating software and any net positive goodwill, provided certain risk-based capital thresholds are met and (3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering the character (i.e., ordinary vs. capital) of the deferred tax assets and liabilities. The remaining deferred tax assets are nonadmitted.
Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.
Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the relevant statutory guidance. The Company accounts for current and deferred income taxes and recognizes reserves for income tax contingencies in accordance with SSAP No. 101R, “Income Taxes”. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies
A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under NAIC SAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is resolved.
OPERATIONS
Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased new policy issuances through the Allstate exclusive agency channel.

On November 1, 2021, Allstate Insurance Company completed its sale of ALIC to Everlake U.S. Holdings Company. As a result of the transaction, ALIC has changed its name to Everlake Life Insurance Company (Everlake).
LBL HoldCo II, Inc. and Everlake, formerly ALIC, entered into an Administration Services Agreement (“ASA”), pursuant to which Everlake continues to provide certain administrative services to the Company. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, Zinnia, formerly SE2, LLC, and Alliance–One Services, Inc. Everlake continues to administer business sold through the Allstate exclusive agency channel and business sold through this channel is fully reinsured with Everlake.

Financial Position
The Company’s total adjusted capital (“TAC”), as defined by the NAIC, decreased to $476.0 million as of December 31, 2022 from $521.9 million as of December 31, 2021.
The following table sets forth the calculation of the Company’s TAC:

($ in millions)	December 31, 2022	December 31, 2021
Capital and surplus	$407.8	$436.8
Asset valuation reserve	68.2	85.1
Total adjusted capital	$476.0	$521.9

TAC decreased $45.9 million year-over-year driven primarily by decrease of $16.9 million in AVR, $43.0 million dividend to GILICO as well as $132.7 million of unrealized losses related to preferred equities as well as the Company's subsidiary Lan Re. Decreases in TAC were partially offset by $60.0 million surplus note issued as well as net income of $61.7 million. See "Results of Operations" below for additional discussion surrounding the entity's performance.

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2022 and 2021:

($ in millions)	December 31, 2022	December 31, 2021
Admitted Assets
Cash and invested assets	$10,310.9	$9,967.9
Due and accrued investment income	78.4	74.2
Current income tax recoverable	32.3	40.6
Net deferred tax asset	32.9	33.5
Deferred premium and other assets, net	216.8	135.7
Separate account assets	1,370.4	1,815.4
Total Admitted Assets	$12,041.7	$12,067.3

Liabilities
Reserves for policy benefits	4,697.6	4,878.2
Reinsurance payable	24.3	16.6
Interest maintenance reserve	109.9	141.2
Asset valuation reserve	68.2	85.1
Funds held under coinsurance	4,343.1	4,327.2
Repurchase liability	939.7	237.9
Other liabilities	80.7	128.9
Separate account liabilities	1,370.4	1,815.4
Total Liabilities	$11,633.9	$11,630.5

Shareholder's Equity
Common stock	2.5	2.5
Surplus note	60.0	—
Gross paid in and contributed surplus	320.7	320.7
Unassigned funds	24.6	113.6
Total Capital Stock and Surplus	$407.8	$436.8
Total Liabilities, Capital Stock and Surplus	12,041.7	12,067.3

December 31, 2022 vs. December 31, 2021
Assets
Total admitted assets decreased by $25.6 million, from $12,067.3 million at December 31, 2021 to $12,041.7 million at December 31, 2022. See explanations below for main drivers of the increase in total admitted assets.
Significant variances are as follows:
Cash and invested assets increased by $343.0 million from $9,967.9 million at December 31, 2021 to $10,310.9 million at December 31, 2022. This increase is driven primarily by the Company's participation in repurchase agreements whereby the Company pledges certain securities in return for cash which is then reinvested (discussed in Repurchase liability below) which is partially offset by the runoff of the business. The significant components of this balance and related increase are described below:
The Company’s bond portfolio increased by $272.1 million from $8,068.3 million at December 31, 2021 to $8,340.4 million at December 31, 2022 as cash from participation in the repurchase agreements described above was invested. The bond portfolio is comprised of approximately 56% of publicly traded securities and approximately 44% in privately placed issuances.
Preferred stock decreased by $67.8 million from $305.9 million at December 31, 2021 to $238.1 million at December 31, 2022. The decrease is primarily related to increases in interest rates experienced throughout 2022. The 10 Yr Treasury rate increased from 1.52% at December 31, 2021 to 3.88% at December 31, 2022.

Mortgage loans decreased $129.7 million from $840.7 million at December 31, 2021 to $711.0 million at December 31, 2022. The decrease was driven primarily by maturities and payoffs on commercial loans ($211.3 million) exceeding new purchases partially offset by purchases of residential mortgage loans ($20.4 million) and mezzanine loans ($61.3 million).

Cash and short-term investments increased by $203.1 million from $372.9 million at December 31, 2021 to $576.0 million at December 31, 2022. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, the Company has been working to align the portfolio consistent with Kuvare’s Investment Strategy and the increase in cash and short-term investments is related to the timing of being able to reinvest these assets as well as the increase in the Company's repurchase agreement program.
Other invested assets increased by $58.5 million from $277.4 million at December 31, 2021 to $335.9 million at December 31, 2022. The increase was driven by $52.5 million increase in investment in partnerships.
Deferred premiums and other assets increased by $81.1 million from $135.7 million at December 31, 2021 to $216.8 million at December 31, 2022. This is mainly due to the Company's decision to invest in Insurance Company Owned Life Insurance (ICOLI) in certain key individuals in 2021 ($60.0 million) as well as an additional $60.0 million contributed during 2022. The Company reported $59.7 million related to ICOLI at December 31, 2021 compared to $116.2 million at December 31, 2022.

Current federal income tax recoverable decreased by $8.3 million from December 31, 2021 to December 31, 2022 driven primarily by estimated tax payments offset by refunds received as permitted by the CARES Act carryback of NOLs.
Separate Account assets and liabilities decreased by $445.0 million from $1,815.4 million at December 31, 2021 to $1,370.4 million at December 31, 2022. This decrease is primarily driven by equity market depreciation in 2022.
The assets of Separate Accounts are carried at fair value for NAIC SAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.
Lincoln Benefit’s variable annuity business and a material portion of the variable life business are reinsured by Everlake, formerly ALIC, and GILICO. As of December 31, 2022 and 2021, all assets of the Separate Accounts that support the variable annuity and variable life business are legally insulated.
Liabilities
Total liabilities increased by $3.4 million, from $11,630.5 million at December 31, 2021 to $11,633.9 million at December 31, 2022. The increase consists of the following components:
Reserves for policy benefits decreased by $180.6 million from $4,878.2 million at December 31, 2021 to $4,697.6 million at December 31, 2022. Such liabilities are established to meet the estimated future obligations of policies in-force. The decrease in reserves for policy benefits is mainly driven by continued runoff of the business.
Repurchase liability increased by $701.7 million from $237.9 million at December 31, 2021 to $939.7 million at December 31, 2022. The Company began its repurchase program in 2021 and continued to expand through 2022.

Other liabilities decreased by $48.2 million from December 31, 2021 to December 31, 2022 driven primarily by $50.2 million recorded as a contribution payable to Lancaster Re at December 31, 2021 compared to $33.3 million at December 31, 2022 as well as $25.9 million decrease in payable for securities due to timing of settlement.

Interest maintenance reserve decreased by $31.3 million from $141.2 million at December 31, 2021 to $109.9 million at December 31, 2022 primarily related to $22.4 million in deferred realized losses partially offset by taxes of $4.7 million and current year amortization of $13.6 million.

Asset valuation reserve decreased by $16.9 million from $85.1 million at December 31, 2021 to $68.2 million at December 31, 2022. The change in balance year-over-year was driven by unrealized losses on preferred stocks due to increasing interest rates.

Funds held under coinsurance increased by $15.9 million from $4,327.2 million at December 31, 2021 to $4,343.1 million at December 31, 2022. This item represents funds withheld in conjunction with the Company’s AXXX coinsurance funds withheld treaty with Lancaster Re as well as the COUNTRY Coinsurance agreement/Kuvare Bermuda Coinsurance Agreement described above. The AXXX treaty with Lancaster Re covers universal life secondary guarantee and term business. Approximately $16.2 million of the increase was related to Lancaster Re. The growth is related to an increase of the statutory reserve related to these products. These balances are expected to continue to increase. Approximately $(0.3) million is related to the Kuvare Bermuda Coinsurance Agreement described above.

REINSURANCE
In April 2014, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business that are reinsured to Lancaster Re. The financing arrangement with Hannover Re was terminated effective April 2020 and a new financing arrangement for the same business was placed with RGA. The second Hannover Re transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis. In October of 2019, the modified coinsurance agreement was recaptured from Hannover Re (the “Hannover Re Recapture”).
Effective October 1, 2020, the Company entered into a coinsurance with funds withheld agreement with Kuvare Bermuda Re Ltd. (the “Kuvare Bermuda Coinsurance Agreement”), resulting in the transfer of certain fixed annuity contracts. The Company ceded statutory reserves of $1,224.0 million for which amounts are collateralized with a funds withheld account. The Company amended the agreement effective July 1, 2021 to increase the quota share from 35% to 50% on certain annuities ceding an additional $200.4 million of reserves.
Effective December 1, 2020, Lincoln Benefit entered into a coinsurance agreement with COUNTRY Life Insurance Company (the “COUNTRY Coinsurance Agreement”) resulting in the assumption of certain annuity contracts. The Company assumed assets of $1,538.8 million and established statutory reserves of $1,455.0 million.
GENERAL ACCOUNT INVESTMENT PORTFOLIO
The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private debt securities, commercial mortgages and contract loans and other invested assets. The General Account portfolios and investment results primarily support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

($ in millions)	December 31, 2022	December 31, 2021

Bonds	$8,340.4	$8,068.3
Preferred stocks	238.1	305.9
Common stocks	61.7	60.9
Mortgage loans	711.0	840.7
Contract loans	31.9	34.5
Other investments	335.4	282.1
Receivables for securities	16.4	2.6
Cash and short-term investments	576.0	372.9
Total Cash and Invested Assets	$10,310.9	$9,967.9
Assets listed in Other investments principally consist of surplus notes, limited partnerships and derivatives.

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the years ended December 31, 2022, 2021 and 2020:

($ in millions)	2022		2021		2020
	Amount	Yield	Amount	Yield	Amount	Yield
Debt securities	$355.0	4.24%	$321.5	4.00%	$284.5	3.92%
Mortgage loans	38.1	4.78%	37.0	4.41%	28.4	3.93%
Cash, cash equivalents and short-term investments	14.1	2.95%	2.5	0.70%	2.5	0.61%
Equity securities	16.6		12.8		2.9
Other invested assets	25.1	(a)	15.3	(a)	10.5	(a)
Gross investment income	$448.9		$389.1		$328.8
Investment expenses	71.6		50.6		36.8
Net investment income before IMR amortization	$377.3		$338.5		$292.0

(a) Primarily FHLB note interest and contract loans

Debt Securities
The bond portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. More detail around the composition of debt securities as of December 31, 2022 and 2021 for GAIA is as shown below.
Debt Securities by Industry
The General Account debt securities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these debt securities by industry category as of December 31, 2022 and 2021 along with their associated gross unrealized gains and losses:

December 31, 2022
($ in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. governments	$124.0	$—	$(48.6)	$75.4
All other governments	20.8	—	(6.0)	14.8
U.S. states, territories and possessions	—	—	—	—
U.S. political subdivisions	56.4	—	(10.7)	45.7
Special revenue	1,039.5	—	(286.4)	753.1

Industrial and miscellaneous
Basic materials	113.7	—	(26.0)	87.7
Communications	456.9	—	(90.9)	366.0
Consumer Discretionary	3.4	—	(0.1)	3.3
Consumer, cyclical	157.3	—	(28.0)	129.3
Consumer, non-cyclical	467.7	—	(110.7)	357.0
Diversified	7.0	—	(3.2)	3.8
Energy	332.3	—	(55.4)	276.9
Financial	1,684.9	0.2	(258.3)	1,426.8
Health Care	21.8	—	(3.1)	18.7
Industrial	427.9	0.1	(77.9)	350.1
Project Finance/Infrastructure	14.0	—	(3.2)	10.8
Real Estate	11.5	—	(0.1)	11.4
Technology	228.2	—	(53.5)	174.7
Utilities	571.1	—	(113.3)	457.8
Hybrids	127.8	—	(24.4)	103.4
ABS	1,462.1	1.0	(142.4)	1,320.7
CMBS	548.1	—	(102.5)	445.6
RMBS	464.0	0.3	(53.9)	410.4
Total debt securities	$8,340.4	$1.6	$(1,498.6)	$6,843.4

December 31, 2021
($ in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. governments	$129.6	$0.3	$(5.9)	$124.0
All other governments	20.2	0.3	(0.4)	20.1
U.S. states, territories and possessions	4.7	0.4	—	5.1
U.S. political subdivisions	58.7	3.1	(0.1)	61.7
Special revenue	1,029.9	49.4	(12.5)	1,066.8

Industrial and miscellaneous
Basic materials	153.8	18.5	(1.4)	170.9
Communications	500.5	45.4	(6.7)	539.2
Consumer Discretionary	3.2	—	(0.2)	3.0
Consumer, cyclical	160.3	13.2	(2.3)	171.2
Consumer, non-cyclical	471.0	31.5	(6.3)	496.2
Diversified	7.1	0.1	(0.1)	7.1
Energy	378.8	43.6	(1.1)	421.3
Financial	1,676.5	109.1	(8.4)	1,777.2
Government	—	—	—	—
Health Care	8.0	0.3	—	8.3
Industrial	454.4	44.4	(3.8)	495.0
Project Finance/Infrastructure	14.0	—	(0.4)	13.6
Technology	232.6	29.6	(2.6)	259.6
Utilities	605.3	63.6	(3.7)	665.2
Hybrids	111.3	5.6	(1.0)	115.9
ABS	1,323.2	14.9	(5.8)	1,332.3
CMBS	402.2	11.0	(4.9)	408.3
RMBS	312.3	7.0	(0.9)	318.4
Total debt securities	$8,068.3	$491.3	$(68.6)	$8,491.0

Gross unrealized gains decreased by $489.7 million from $491.3 million at December 31, 2021 to $1.6 million at December 31, 2022. Gross unrealized losses increased $1,430.0 million from December 31, 2021 to December 31, 2022. The decrease in unrealized gains and increase in unrealized losses is driven by an increase in interest rates, for example the 10-year treasury yield curve rates at December 31, 2022 and 2021 of 3.88% and 1.51%, respectively.

Debt Securities by Credit Quality
The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) has established credit ratings related to investments of insurers for regulatory reporting purposes and assigns debt securities to one of six categories (“NAIC Designations”) based on the equivalent ratings of an approved rating agency. NAIC designations of “1” or “2” relate to debt securities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the bond portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ debt securities by NAIC rating at the dates indicated:

December 31, 2022
($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross UnrealizedLosses	Fair Value

NAIC Rating
1	Aaa, Aa, A	$3,102.8	$0.1	$(697.5)	$2,405.4
2	Baa	2,616.2	0.2	(482.0)	2,134.4
	Investment grade	$5,719.0	$0.3	$(1,179.5)	$4,539.8
3	Ba	130.6	—	(15.1)	115.5
4	B	7.0	—	(2.3)	4.7
5	C and lower	9.7	—	(3.0)	6.7
6	In or near default	—	—	—	—
	Below investment grade	$147.3	$—	$(20.4)	$126.9
	Total before asset and mortgage-backed securities	$5,866.3	$0.3	$(1,199.9)	$4,666.7
	Asset and mortgage-backed securities	2,474.1	1.3	(298.7)	2,176.7
	Total fixed maturities	$8,340.4	$1.6	$(1,498.6)	$6,843.4

			Gross	Gross
December 31, 2021		Amortized	Unrealized	Unrealized
($ in millions)		Cost	Gains	Losses	Fair Value

NAIC Rating
1	Aaa, Aa, A	$4,480.7	$257.8	$(37.9)	$4,700.6
2	Baa	3,271.8	225.1	(26.3)	3,470.6
	Investment grade	$7,752.5	$482.9	$(64.2)	$8,171.2
3	Ba	257.4	7.5	(2.6)	262.3
4	B	47.2	0.8	(1.5)	46.5
5	C and lower	11.2	0.1	(0.3)	11.0
6	In or near default	—	—	—	—
	Below investment grade	$315.8	$8.4	$(4.4)	$319.8
	Total before asset and mortgage-backed securities	$8,068.3	$491.3	$(68.6)	$8,491.0
	Asset and mortgage-backed securities	—	—	—	—
	Total fixed maturities	$8,068.3	$491.3	$(68.6)	$8,491.0

Below investment grade debt securities represented 1.9% and 3.9% of the gross unrealized losses at December 31, 2022 and 2021, respectively.

Equity Securities

Common stock of $61.7 million and $60.9 million as of December 31, 2022 and 2021, respectively. In 2022, the $61.7 million is made up primarily of FHLB stock ($35.7 million) as well as the Company's investment in Nuveen Churchill Direct Lending ($26.1 million). In 2021, the $60.9 million is made up primarily of FHLB stock ($36.1 million) as well as the Company's investment in Nuveen Churchill Direct Lending which grew over $14 million from 2020 to 2021 due to increased capital raises and growth in valuation. GAIA holds redeemable preferred stock of $33.2 million and $56.0 million as of December 31, 2022 and 2021. GAIA holds non-redeemable preferred stock of $204.9 million at December 31, 2022 while holding $249.9 million of non-redeemable preferred stock at December 31, 2021. GAIA also includes investments in limited partnerships on an equity method basis as of December 31, 2022 for $185.3 million and $132.1 million as of December 31, 2021. Surplus notes of $110.7 million and $109.3 million as of December 31, 2022 and 2021, respectively.

Mortgage Loans
At December 31, 2022 and 2021, approximately 7% and 8% of GAIA are in mortgage loans, respectively. At December 31, 2022 and 2021, the carrying value of mortgage loans is $711.0 million and $840.7 million, respectively. At December 31, 2022, approximately 74% of the portfolio was invested in commercial mortgages as compared to 80% at December 31, 2021. The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2022 and 2021:

($'s in millions)	December 31, 2022	December 31, 2021

Arizona	33.3	34.3
California	66.6	78.0
Colorado	10.0	51.0
Florida	22.7	23.2
Georgia	106.9	106.4
Hawaii	—	0.2
Illinois	39.5	54.1
Iowa	—	—
Massachusetts	14.1	14.6
Minnesota	37.3	37.6
Nevada	7.3	13.9
New Jersey	54.1	52.7
New York	73.9	89.8
North Carolina	187.5	178.9
Ohio	—	—
Pennsylvania	20.7	71.1
South Carolina	22.9	23.3
Texas	14.3	11.7
General Allowance	—	—
Total mortgage loans	$711.0	$840.7

Commercial Mortgage Loan by Credit Quality
The values used in these ratio calculations are part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2022 and 2021.

	Recorded Investment

	Debt Service Coverage Ratios
December 31, 2022
($ in millions)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total

Loan-to-value ratios:
Less than 65%	$428.0	$9.3	$86.1	$523.4	100.0%	$476.2	100.0%
65% to 75%	—	—	—	—	—%	—	—%
76% to 80%	—	—	—	—	—%	—	—%
Greater than 80%	—	—	—	—	—%	—	—%
Total	$428.0	$9.3	$86.1	$523.4	100.0%	$476.2	100.0%

	Recorded Investment

	Debt Service Coverage Ratios
December 31, 2021
($ in millions)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total

Loan-to-value ratios:
Less than 65%	$589.3	$15.1	$27.8	$632.2	93.6%	$640.6	93.7%
65% to 75%	25.1	11.8	6.5	43.4	6.4%	42.9	6.3%
76% to 80%	—	—	—	—	—%	—	—%
Greater than 80%	—	—	—	—	—%	—	—%
Total	$614.4	$26.9	$34.3	$675.6	100.0%	$683.5	100.0%
All of our mortgage loans are performing under the original contractual loan terms at December 31, 2022. There are five mortgage loans that have a debt service coverage ratio of less than 1.0% at December 31, 2022 while there were two mortgage loans at December 31, 2021 that had a debt service coverage ratio of less than 1.0%.
Results of Operations
The following table outlines amounts reported in Net Income (Loss):

($ in millions)	2022	2021	2020

Gain from operations before taxes	$51.4	$27.6	$22.7
Income tax expense (benefit)	(12.9)	(15.2)	$(24.8)
Net gain from operations	$64.3	$42.8	$47.5
Net realized capital gains (losses)	(2.6)	13.7	$(2.3)
Net Income	$61.7	$56.5	$45.2

Results of Operations
For the Year Ended December 31, 2022
Net income of $61.7 million is comprised of Gain from Operations before taxes of $51.4 million in addition to $2.6 million of net realized capital losses. The Company had $12.9 million of income tax benefit as a result of lower taxable income as well as higher tax credits from Lancaster Re's net operating losses.

For the Year Ended December 31, 2021
Net income of $56.5 million is comprised of Gain from Operations before taxes of $27.6 million in addition to $13.7 million of net realized capital gains. The Company had $15.2 million of income tax benefit as a result of lower taxable income as well as higher tax credits from Lancaster Re's net operating losses.

For the Year Ended December 31, 2020
Net income of $45.2 million is the comprised of Gain from Operations before taxes of $22.7 million partially offset by $2.3 million of net realized capital losses. The Company had $24.8 million of income tax benefit of which $21.5 million was related to the CARES Act which allowed for NOL carryback for 2018 and 2019.

The significant components of income are summarized below:

($ in millions)	2022	2021	2020

Revenue
Premiums	$29.3	$(156.4)	$277.7
Net investment income	390.9	377.5	$425.5
Reserve adjustments on reinsurance ceded	(31.5)	(87.2)	$(77.3)
Other income	66.1	58.9	$81.7
Total revenue	$454.8	$192.8	$707.6

Benefits and expenses
Benefit payments to policyholders and beneficiaries	$372.9	$378.8	$428.0
Net change to policy benefit reserves	(217.4)	(401.2)	$(5.1)
Net transfers from separate accounts	(16.7)	(75.3)	$(45.2)
Commissions and operating expenses	264.6	262.8	$307.2
Total benefits and expenses	$403.4	$165.1	$684.9
Gain from operations before taxes	$51.4	$27.7	$22.7
Premiums are $29.3 million, $(156.4) million and $277.7 million for the years ended December 31, 2022, 2021 and 2020, respectively. Premium revenue is net of reinsurance premiums paid on the ceded business. The increase in premiums from 2021 to 2022 reflects that 2021 included the impact of sending $200.4 million of premiums to Kuvare Bermuda Re discussed below while 2022 did not have any similar events. The decrease in premiums in 2021 was driven by the Kuvare Bermuda Coinsurance agreement and the amendment to the quota share agreement described above which sent $200.4 million of premiums to Kuvare Bermuda Re. The increase in premiums in 2020 is related to the COUNTRY Coinsurance Agreement partially offset by reinsurance premiums paid and the Kuvare Bermuda Coinsurance Agreement.
Net investment income is $390.9 million, $377.5 million and $425.5 million for the years ended December 31, 2022, 2021 and 2020, respectively. Net investment income is attributable to the following asset types:

($'s in millions)	2022	2021	2020

Debt securities	$355.0	$321.5	$284.5
Equity securities	16.6	12.8	2.9
Mortgage loans	38.1	37.0	28.4
Contract loans	1.6	1.7	1.7
Cash, cash equivalents and short-term investments	14.1	2.5	2.5
Other invested assets	23.6	13.6	8.8
Gross investment income	449.0	389.1	328.8
Interest expenses	41.0	20.0	5.9
Investment expenses	30.6	30.9	30.4
Other investment expenses	0.1	(0.3)	0.5
Net investment income before IMR amortization	377.3	338.5	292.1
IMR amortization	13.6	39.0	133.5
Total net investment income	$390.9	$377.5	$425.5
Overall, gross investment income in 2022 is higher compared to 2021 and 2020 as the Company implements the Kuvare Investment Strategy which is focused on improving yields within risk tolerances and duration targets established by the Company. Net investment income before IMR amortization in 2022 reflects increased income on debt securities due to increasing interest rates partially by increased interest expense on FHLB funding agreements as a result of increasing interest rates.

Reserve adjustments on reinsurance ceded are $(31.5) million, $(87.2) million and $(77.3) million for the years ended December 31, 2022, 2021 and 2020. Reserve adjustments on reinsurance ceded include reserve changes related to the Company’s modified coinsurance agreements on its life and annuity business. The decrease in reserve adjustments on reinsurance ceded in 2022 compared to 2021 and 2021 compared to 2020 was driven by ceded reserves on the Company's Separate Account business, partially offset by additional recapture of the Hannover business. The significant change in the reserve adjustments on reinsurance ceded in 2020 compared to 2019 is due to the 2019 adjustments related to the Hannover Recapture.
Other income is $66.1 million, $58.9 million and $81.7 million for the years ended December 31, 2022, 2021 and 2020, respectively. This line item represents commissions and expense allowances on reinsurance ceded, income from fees and contract guarantees from Separate Accounts and miscellaneous income. The increase from 2021 to 2022 was driven by an increase in fees from the separate accounts as a result of lower separate account transfer fees ($8.8 million). The decrease from 2020 to 2021 was driven primarily by lower commission and expense allowance related to the Country Coinsurance Agreement which was a 2020 event and a similar event did not occur in 2021.

Benefit payments to policyholders and beneficiaries are $372.9 million, $378.8 million and $428.0 million for the years ended December 31, 2022, 2021 and 2020, respectively. This line item represents benefit payments on life insurance and annuity products. The decrease of $5.9 million in 2022 is driven by a $27.5 million decrease in annuity benefits partially offset by a $5.0 million increase in death benefits, $9.7 million increase in surrenders and $6.1 million increase in interest on deposit type contracts. The decrease in 2021 is primarily related to lower surrender benefits ($30.4 million) related to individual annuities and supplementary contracts as well as lower death benefits ($8.8 million). The increase in 2020 is primarily related to favorable mortality compared to 2019 offset by a reduction in benefits ceded to Hannover due to recapture in 2020.
Net changes to policy benefit reserves are $(217.4) million, $(401.2) million and $(5.1) million for the years ended December 31, 2022, 2021 and 2020, respectively. The decrease in changes to reserves in 2022 were driven by the one-time reinsurance event discussed below related to KBR. This event was not replicated for 2022. The decrease in 2021 compared to 2020 is primarily the result of the reinsurance transaction in Q3 2021 between the Company and KBR. In 2020, approximately $236 million was driven by the Country Coinsurance Agreement and the initial Kuvare Bermuda Coinsurance Agreement. In the third quarter of 2021, the Kuvare Bermuda Coinsurance Agreement was amended to increase the quota share to 50% for certain deferred annuities resulting in an additional $200.4 million of reserves ceded to KBR.

Net transfers from separate accounts are $(16.7) million, $(75.3) million and $(45.2) million for the years ended December 31, 2022, 2021 and 2020, respectively. The change in transfers from 2022 compared to 2021 was primarily driven by increased surrenders and death benefits, partially offset by lower annuity benefits. The change in transfers from 2021 compared to 2020 was driven primarily by increased surrenders as well as increased death and annuity benefits compared to prior years.
Commissions and operating expenses are $264.6 million, $262.8 million and $307.2 million for the years ended December 31, 2022, 2021 and 2020, respectively. These expenses are comprised of general operating expenses, premium taxes, investment income ceded on reinsurance and IMR ceded. The increase in 2022 compared to 2021 was driven by $9.0 million increase in general insurance expenses reflecting increased compensation expenses as headcount has increased. Offsetting the aforementioned increases was $5.0 million related to IMR ceded in 2021, an expense that was not replicated in 2022. The decrease in 2021 compared to 2020 is driven primarily by increased interest on funds withheld as a result of the Kuvare Bermuda Coinsurance Agreement (roughly $50.7 million) offset by the one time 2020 expense of $101.7 million of IMR ceded. The increase in 2020 compared to 2019 is related to $101.7 million of IMR ceded as part of the Kuvare Bermuda Coinsurance Agreement.
Realized investment gains (losses) are $(2.6) million, $13.7 million and $(2.3) million for the years ended December 31, 2022, 2021 and 2020, respectively. The net realized losses in 2022 were the result of realized losses taken on bonds as well as losses on derivatives offset by amounts transferred to IMR. The net realized gains generated in 2021 are the result of the Company continuing to align the investment portfolio with Kuvare's investment strategy. The net realized losses in 2020 are the result of realized gains on bonds as the Company has been working to align the portfolio with Kuvare’s investment strategy, offset by an increase in capital gains tax as well as an increase in transfer of these gains to IMR.

Changes in or Disagreements with Accountants
None.
Quantitative and Qualitative Disclosures About Market Risk
Information is incorporated by reference to the material under the caption “Risk Factors Associated with Lincoln Benefit Life and its Industry” herein.

Directors and Executive Officers
The biographies of each of the directors and executive officers as of March 31, 2023 are included below.

Dhiren Jhaveri, 48, has been Executive Chairman of the board of directors of the Company since December 31, 2019. Dhiren is the founder and has been Chief Executive Officer of Kuvare US Holdings, Inc. (“Kuvare”), the direct parent of GILICO, since 2014, and is the Executive Chairman of the boards of directors of GILICO and United Life Insurance Company (“United Life”), an Iowa-domiciled insurance company and wholly owned subsidiary of Kuvare. In addition, he serves as the President and Chief Executive Officer of Kuvare Insurance Services LP, a Delaware limited partnership (“KIS”). Before founding Kuvare, Dhiren was a member of the executive committee of Sammons Financial Group, where he led corporate development and investment risk. Previously, he worked at McKinsey & Co. and Barclays. Dhiren is actively involved on various committees for the American Council of Life Insurers and is a designee of the LIMRA Life Insurance Fellows.

Bradley Rosenblatt, 48, has been a director of the Company since December 31, 2019, and Chief Revenue Officer of Kuvare since 2017, where he leads revenue and growth strategy. In addition, Brad is President and a director of United Life, and a director of GILICO. Brad has over 20 years of experience in sales, marketing and strategy. Prior to joining Kuvare, Brad served as Chief Distribution Officer for Sammons Financial Group leading the company’s growth strategy in new life insurance markets. While at Sammons Financial Group, Brad also led the company’s strategy and corporate development function and held various sales and marketing leadership roles. Previously, he worked at McKinsey & Co. in the insurance practice, serving life, property/ casualty and health insurance carriers. Brad holds an MBA from Michigan Ross School of Business and a Bachelor of Arts in Economics from Northwestern University.

Joseph Wieser, 57, has been a director of the Company since December 31, 2019, and President and a director of GILICO since 2018. Joe has more than 28 years of leadership, strategy, operational and sales/marketing experience in the annuity, life and health insurance industry. He most recently served as Business Development Director for Anthem Blue Cross Blue Shield in Denver, Colorado and, prior to that, served five years as President of Dearborn National Life Insurance Company. During his career, he has held leadership roles overseeing all insurance company functions. Previously, his executive experience includes working at MassMutual, Colorado Bankers, Starmount Life and Anthem Blue Cross Blue Shield. Joe is a graduate of Metropolitan State University in Denver and holds his CLU, ChFC and FLMI financial/insurance professional designations.

Burke Harr, 51, has been a director of the Company since December 31, 2019. Burke served as a Nebraska state senator from 2011 to 2019, and has been an of counsel attorney at Houghton Bradford Whitted PC, LLO since 2011. Burke is a graduate of the University of St. Thomas and the Notre Dame Law School.
Carlos Sierra, 55, has been President and a director of the Company since December 31, 2019, and the Chief Operating Officer of Kuvare since 2016, where he leads overall operational strategy. He is a director of GILICO and of United Life. With over 30 years of operations experience, Carlos previously worked as a consultant for insurance companies and served as COO for the Americas at Aon Risk and Global COO for Combined Insurance where he led global operations, including Front Office (sales model; multichannel sales), Back Office (contact centers; order entry; claims; field operations) and Technology (Application Development and Infrastructure). Previously, Carlos worked at McKinsey & Co, where he served clients in the Financial Institutions Group and at FMC where he led Manufacturing Planning and Latin American Operations. Carlos earned engineering and masters degrees with honors from ITESM, Ohio State and Stanford.

David Goldberg, 54, has been Secretary of the Company since December 31, 2019, and General Counsel and Secretary of Kuvare since 2017, where he directs the legal, regulatory and corporate governance functions for the Kuvare businesses. He provides more than 20 years of broad commercial law and senior executive experience, having started his legal career in 1993 at the Sidley & Austin firm in Chicago. David has served in numerous corporate General Counsel roles, including insurance sector roles at Coregis Insurance, a specialty property and casualty company, as well as life and health companies Combined Insurance (and its worldwide affiliates) and Sterling Life Insurance Company. Most recently he served as an Illinois Assistant Attorney General and

General Counsel to the Illinois State Toll Highway Authority. David is a graduate of the University of Michigan and Washington University School of Law.

Erik Braun, 39, was appointed Chief Financial Officer and Treasurer of the Company in March 2020. He has served as Treasurer and Controller of Kuvare US Holdings, Inc. since 2017. From 2013 to 2017, Erik was with Fidelity Life Association as the manager of accounting and finance and the assistant corporate controller. Previously, he worked in public accounting within the assurance practice, where he served insurance industry clients across most commercial and personal lines. Erik is a Certified Public Accountant (inactive).
Executive Compensation
We do not have any employees, but rather are provided personnel, including our named executive officers, by our parent company, LBL HoldCo II, Inc. (“HoldCo”), pursuant to the Services Agreement between HoldCo and Lincoln Benefit effective April 1, 2014. Executive officers of Lincoln Benefit also serve as officers of our indirect parent, HoldCo Parent and other subsidiaries of HoldCo Parent. These executive officers received no compensation directly from Lincoln Benefit. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by HoldCo for our operations. HoldCo determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by HoldCo. HoldCo also determines whether and to what extent our named executive officers and additional personnel from HoldCo may participate in any employee benefit plans. We do not have any employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personnel benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Transactions with Related Parties” for more information about the Services Agreement between HoldCo and us.

Director compensation
Burke Harr, an outside independent director, receives an annual cash retainer fee for his services on the board of directors of Lincoln Benefit.

No director who is also an employee of Kuvare receives any additional compensation for serving as a director of the Company.

Compensation Related to Services prior to December 31, 2019
Our independent directors received an annual cash retainer fee for their services on the boards of directors of HoldCo Parent and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. A non-employee director also had the option to elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in RL LP and RL (Parallel) Partnership (together, the Partnerships"). The elected percentage of the board retainer for a calendar year of service was converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year was available. The notional interest was unvested until December 31st of the relevant year of service, and, as a general rule, if the director's board service ended before December 31st, the unvested portion of the director's unvested portion of the notional interest would vest. If a director was terminated, this would be considered a qualifying termination and such director's notional interest would vest. Vested portions of notional interests were settled in cash on termination of the director's board service.

Compensation Committee Interlocks and Insider Participation
In February 2015, the Board of Directors of HoldCo Parent established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of HoldCo Parent’s and its subsidiaries’ executive officers and other employees. In February 2017, the HoldCo Parent compensation committee was re-established at HoldCo, the entity with which the majority of the employees are employed. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit. In January 2020, all functions of this compensation committee were assumed by the compensation committee of the Kuvare Board of Directors.

Security Ownership of Certain Beneficial Owners and Management Security Ownership of Certain Beneficial Owners
The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc.	25,000	100%
5600 N. River Road, Suite 300
Rosemont, IL 60018

N/A .......................	LBL HoldCo, Inc.	Indirect voting and investment	N/A
	5600 N. River Road, Suite 300	power of shares owned by
	Rosemont, IL 60018	LBL HoldCo II, Inc.

N/A .......................	Kuvare US Holdings, Inc.	Indirect voting and investment	N/A
	5600 N. River Road, Suite 300	power of shares owned by
	Rosemont, IL 60018	LBL HoldCo II, Inc.

N/A .......................	Kuvare UK Holdings Limited	Indirect voting and investment	N/A
	8th Floor	power of shares owned by
	20 Farringdon Street	LBL HoldCo II, Inc.
London, EC4A AB,
United Kingdom

N/A .......................	Kuvare Holdings LP	Indirect voting and investment	N/A
	P.O. Box 309	power of shares owned by
	Ugland House	LBL HoldCo II, Inc.
George Town
Grand Cayman KY1-1104,
Cayman Islands

N/A .......................	Kuvare GP Holdings LP	Indirect voting and investment	N/A
	P.O. Box 309	power of shares owned by
	Ugland House	LBL HoldCo II, Inc.
George Town
Grand Cayman KY1-1104,
Cayman Islands

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
N/A .......................	Kuvare GP Holdings Ltd.	Indirect voting and investment	N/A
	P.O. Box 309 Ugland House George Town	power of shares owned by
	Grand Cayman KY1-1104, Cayman Islands	LBL HoldCo II, Inc.

N/A .......................	Access Holdings GP LP	Indirect voting and investment	N/A
	c/o Access Holdings	power of shares owned by
	2 East Read Street, Suite 300	LBL HoldCo II, Inc.
Baltimore, MD 21202

N/A .......................	Access Holdings GP Company	Indirect voting and investment	N/A
	c/o Access Holdings	power of shares owned by
	2 East Read Street, Suite 300	LBL HoldCo II, Inc.
Baltimore, MD 21202

N/A .......................	ACP LI Holdings, LP	Indirect voting and investment	N/A
	c/o Altamont Capital Partners	power of shares owned by
	400 Hamilton Ave, Suite 230	LBL HoldCo II, Inc.
Palo Alto, CA 94301

N/A .......................	ACP LI Holdings GP Ltd.	Indirect voting and investment	N/A
	c/o Altamont Capital Partners	power of shares owned by
	400 Hamilton Ave, Suite 230	LBL HoldCo II, Inc.
Palo Alto, CA 94301

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following share amounts are as of December 31, 2022. The address of each such director or officer is c/o Kuvare US Holdings, Inc., 5600 N River Road, Suite 300, Rosemont, Illinois 60018.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, HoldCo, HoldCo Parent, Kuvare, Kuvare UK Holdings Limited, Kuvare Holdings LP, Kuvare GP Holdings LP, Kuvare GP Holdings Ltd.	n/a	n/a
Lincoln Benefit is a direct wholly owned subsidiary of Kuvare Holdings LP, which is controlled by its general partner, Kuvare GP Holdings LP. Kuvare GP Holdings LP is controlled by its general partner, Kuvare GP Holdings Ltd. Dhiren Jhaveri is the Chief Executive Officer and a director of Kuvare GP Holdings Ltd., and no officers or directors of the Company beneficially own any equity interests in Kuvare GP Holdings Ltd.

Kuvare Holdings LP(1)	n/a	n/a	GBIS Holdings, LLC owns less than 1% of the equity interests of Kuvare Holdings LP.(2) Dhiren Jhaveri is the member of GBIS Holdings, LLC.

Kuvare GP Holdings LP	n/a	n/a	GBIS Holdings, LLC owns 1% of the equity interests of Kuvare GP Holdings LP.(2) Dhiren Jhaveri is the member of GBIS Holdings, LLC.
(1) Certain directors and officers of the Company may from time to time directly or indirectly own limited partner interests in Kuvare Holdings LP. Such directors and officers do not have the power to vote or dispose of any shares of the Company that may be held from time to time directly or indirectly by Kuvare Holdings LP and therefore are not deemed to beneficially own such shares.
(2) Calculated on an aggregate basis including all outstanding classes of limited partner interests.

Changes in Control
On December 31, 2019, GILICO, completed the indirect acquisition of Lincoln Benefit. The Company is a wholly owned subsidiary of HoldCo, which is a wholly owned subsidiary of HoldCo Parent, and HoldCo Parent is a wholly owned subsidiary of GILICO.

On December 31, 2022, GILICO transferred its ownership of HoldCo Parent and its subsidiaries (including the Company) to Kuvare US Holdings Inc., the ultimate parent of both. This has been recorded as a return of capital by GILICO as approved by the Iowa Department of Insurance.

Transactions with Related Persons, Promoters and Certain Control Persons Transactions with Related Persons
Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:
•HoldCo, the direct parent of Lincoln Benefit.
•HoldCo Parent, an indirect parent of Lincoln Benefit.
•Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit
•Lanis LLC, an affiliate of Lincoln Benefit
•Kuvare, the direct parent of HoldCo Parent
•KIS, an affiliate of Lincoln Benefit
•Kuvare Bermuda Re LTD (“KBR”), an affiliate of Lincoln Benefit
•Kuvare Life Re LTD (“KLR”), an affiliate of Lincoln Benefit

In April 2014, Lincoln Benefit entered into a Services Agreement with HoldCo whereby HoldCo has agreed to provide certain management and administrative services. These include legal counsel, data processing, office management and supply services, marketing, public relations, actuarial services, auditing and managerial services. Lincoln Benefit reimburses HoldCo at cost for services and facilities provided by HoldCo pursuant to this agreement.

Effective April 1, 2014, amended and restated on April 1, 2020, the Company entered into an indemnity reinsurance agreement on a combination coinsurance and coinsurance funds withheld basis with Lancaster Re, resulting in the transfer of risks associated with certain term and universal life policies.

On December 31, 2019, the Company entered into a coinsurance agreement with GILICO, resulting in the transfer of certain life and annuity contracts.

On December 31, 2019, amended and restated on October 1, 2020, Lincoln Benefit entered into a Cost Sharing and Services Agreement with Kuvare and KIS whereby Kuvare and KIS have agreed to provide certain management and administrative services to Lincoln Benefit, including management, reinsurance, legal, audit, administration, financial planning and other services. Lincoln Benefit reimburses Kuvare and KIS at cost for services provided by Kuvare and KIS pursuant to this agreement.

On December 31, 2019, amended and restated on October 1, 2020, Lincoln Benefit entered into an Investment Management Agreement with KIS, whereby KIS has agreed to provide certain investment advisory and management services to Lincoln Benefit. Pursuant to this agreement, KIS will receive a gross fee of approximately 0.30% per annum on all investment assets of Lincoln Benefit managed under this agreement. Mr. Jhaveri, the chair of our board of directors, is the President and Chief Executive Officer and an indirect owner of KIS. In addition, affiliates of each of Access Holdings GP Company and ACP LI Holdings GP Ltd., each an indirect beneficial owner of greater than 5% of Lincoln Benefit’s voting securities, are indirect owners of KIS.

Effective April 1, 2020, the Company entered into a stop loss agreement with KLR, to cover excess losses associated with life policies reinsured with Lancaster Re.

Effective October 1, 2020 and amended on July 1, 2021, the Company entered into a coinsurance agreement with KBR, resulting in the transfer of certain fixed annuity contracts.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
	Year	$		HoldCo Parent	HoldCo	Lanis LLC
Services Agreement between LBL Holdco II, Inc. and Lincoln Benefit effective April 1, 2014.......................	2020	(8,963,378)	1	N/A	8,963,378	N/A
	2021	(9,700,127)	1	N/A	9,700,127	N/A
	2022	(11,904,515)	1	N/A	11,904,515	N/A

Cost Sharing and Services Agreement among Kuvare, KIS and Lincoln Benefit effective December 31,	2020	(28,764,690)		N/A	N/A	N/A
	2021	(30,896,458)		N/A	N/A	N/A
	2022	(33,820,568)		N/A	N/A	N/A

Costs associated with reinsurance among Lancaster Re and Lincoln Benefit effective April 1, 2014, amended and restated April 1, 2020........................	2020	128,782,183		N/A	N/A	N/A
	2021	151,753,872		N/A	N/A	N/A
	2022	123,954,548		N/A	N/A	N/A

Costs associated with reinsurance among GILICO and Lincoln Benefit effective December 31,	2020	38,897,972		N/A	N/A	N/A
	2021	36,228,912		N/A	N/A	N/A
	2022	32,082,932		N/A	N/A	N/A

Cost associated with reinsurance among KBR, KLR and Lincoln Benefit effective December 31,
	2020	(465,568)		N/A	N/A	N/A
	2021	9,703,233		N/A	N/A	N/A
	2022	15,980,529		N/A	N/A	N/A

1 Total expense amount reimbursed/(paid) under the transaction

The agreements listed in the table immediately below relate to a transaction that LBL HoldCo II, Inc., LBL HoldCo, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit. Effective April 1, 2020, the agreement with Hannover Life Reassurance Company of America was replaced and a new financing agreement was entered into with RGA Worldwide Reinsurance Company, Ltd (“RGA”) whereby RGA will provide required financing in an event such as excess mortality requiring the redemption of the Vehicle Note. Additionally, the Surplus Note was amended and restated and approved by the NE DOI on July 24, 2020. A new Credit-Linked Note was issued to replace the original Vehicle Note.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
	Year	$		HoldCo Parent	HoldCo	Lanis LLC
Surplus Note Purchase Agreement between Lancaster Re and Lanis LLC effective April 1, 2014, amended and restated July 24, 2020................................	2020	(31,735,000)	2	N/A	N/A	31,735,000	2
	2021	(33,732,000)	2	N/A	N/A	33,732,000	2
	2022	(35,250,000)	2	N/A	N/A	35,250,000	2

Vehicle Note Purchase Agreement between Lancaster Re and Lanis LLC effective April 1, 2014, amended and restated July 24, 2020 as Credit-Linked Note...........................................................	2020	31,735,000	2	N/A	N/A	(31,735,000)	2
	2021	33,732,000	2	N/A	N/A	(33,732,000)	2
	2022	35,250,000	2	N/A	N/A	(35,250,000)	2

Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014.......................................................	2020	(3,856,076)	3	N/A	N/A	N/A	3
	2021	(2,650,889)	3	N/A	N/A	N/A	3
	2022	(2,756,598)	3	N/A	N/A	N/A	3

2 Surplus/Vehicle Note/Credit-Linked Note Interest received (paid)
3 Payment of risk spread fee
Review and Approval of Related Person Transactions
As a regulated insurance company, material transactions with related persons are subject to review and approval by Lincoln Benefit’s applicable insurance regulatory authority to confirm, among other things, that the terms of such transactions are fair and reasonable, that charges or fees for services performed are reasonable, and that expenses incurred and payment received is allocated to Lincoln Benefit in conformity with customary insurance accounting practices consistently applied. All agreements with related persons are also reviewed by Kuvare’s Office of the General Counsel to determine whether an actual conflict of interest exists with respect to such agreements. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to LBL HoldCo, Inc.’s Code of Conduct and its Conflict of Interest Guideline. LBL HoldCo’s Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of LBL HoldCo, Inc., the indirect parent company of Lincoln Benefit, and applies to all subsidiaries, including Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or LBL HoldCo, Inc., or in a business that has a relationship with either entity, is required to be disclosed to the Office of Kuvare’s General Counsel. The Law Department works, as may be necessary, with Compliance and the Audit Committee to determine whether an actual conflict of interest existed, and whether any remedial action is warranted. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$2,000
Legal fees	$7,500
Accounting fees	$45,000
Mailing fees	$2,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.
LBL HoldCo II, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of LBL HoldCo II, Inc. and its subsidiaries may, in such capacities, incur.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES
Not Applicable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
16(a)

Exh. No.	Description

1
Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)
Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

3(a)
Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371).

3(b)
Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)
Form of Variable Annuity Contract (Consultant Solutions, Classic, Plus, Elite). Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-109688, 811-07924) filed October 14, 2003.

4(b)
Form of Variable Annuity Contract (LBL Advantage). Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-61146, 811-07924) filed May 17, 2001.

4(c)
Form of Application for Consultant Solutions, Classic, Plus, Elite. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-109688, 811-07924) filed October 14, 2003.

4(d)
Form of Application for LBL Advantage. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-61146, 811-07924) filed May 17, 2001.

5	Opinion and Consent of Counsel regarding legality. Filed herewith.

8	None

9	None

10	Material Contracts.

10(a)
Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765).

10(b)
Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765).

10(c)
Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765).

10(d)
Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10(e)
Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10(f)
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10(g)
Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10(h)
Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10(i)
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10(j)
Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10(k)
Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180375)

10(l)
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10(m)
Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10(n)
Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post- Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203371).

10(o)
Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10(p)
Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10(q)
Recapture and Termination Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective December 8, 2017. Incorporated herein by reference to Exhibit 10.17 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2019 (SEC File No. 333-224099).

15	Not applicable.

16	Letter re: change in certifying accountant. N/A.

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371).

23	Consents of Independent Registered Public Accounting Firms. Filed Herewith.

24	Powers of Attorney for Dhiren Jhaveri, Bradley Rosenblatt, Joseph Wieser and Burke Harr. Filed herewith.

25	None.

26	None.

99	Experts. Filed Herewith.

(107)
Filing Fee. Incorporated herein by reference to Exhibit 107 of Lincoln Benefit Life Company's Form S-1/A Pre-Effective Amendment No. 1 to Registration Statement filed on March 31, 2022 (SEC File No. 333-261580).

ITEM 17.	UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on this 17th day of April, 2023.

LINCOLN BENEFIT LIFE COMPANY (REGISTRANT)

By:	/s/Carlos Sierra
Carlos Sierra
Director and President
Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on this 17th day of April, 2023.

SIGNATURE	TITLE
*Dhiren Jhaveri	Director
Dhiren Jhaveri

*Bradley Rosenblatt	Director
Bradley Rosenblatt

*Joseph Wieser	Director
Joseph Wieser

*Burke Harr	Director
Burke Harr

/s/Carlos Sierra	Director and President (Principal Executive Officer)
Carlos Sierra

/s/Erik Braun	Chief Financial Officer, Treasurer and Executive Vice President (Principal
Erik Braun	Financial Officer and Principal Accounting Officer)

*By: /s/Erik Braun Erik Braun, pursuant to Power of Attorney.

Exhibit No.	Description
5	Opinion and Consent of Counsel regarding legality.
23	Consent of Independent Registered Public Accounting Firm.
24	Powers of Attorney for Dhiren Jhaveri, Bradley Rosenblatt, Joseph Wieser and Burke Harr.
99	Experts.